                         INDEX TO FINANCIAL STATEMENTS



                                                                                            PAGE
                                                                                            ----
PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES
Report of Independent Public Accountants ................................................   F-4
Report of Independent Auditors ..........................................................   F-5
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December 31, 1997
 (unaudited) ............................................................................   F-6
Consolidated Statements of Operations for the years ended September 30, 1995, 1996 and
 1997 and the three months ended December 31, 1996 and 1997 (unaudited) .................   F-7
Consolidated Statements of Shareholders' Equity for the years ended September 30, 1995,
 1996 and 1997 and the three months ended December 31, 1997 (unaudited) .................   F-8
Consolidated Statements of Cash Flows for the years ended September 30, 1995, 1996 and
 1997 and the three months ended December 31, 1996 and 1997 (unaudited) .................   F-9
Notes to Consolidated Financial Statements ..............................................   F-10
PAVILION PARTNERS
Report of Independent Public Accountants ................................................   F-24
Report of Independent Accountants .......................................................   F-25
Consolidated Balance Sheets as of September 30, 1996 and 1997 and December 31, 1997
 (unaudited) ............................................................................   F-26
Consolidated Statements of Income for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three months ended
 December 31, 1996 and 1997 (unaudited) .................................................   F-27
Consolidated Statements of Partners' Capital for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three
 months ended December 31, 1997 (unaudited) .............................................   F-28
Consolidated Statements of Cash Flows for the year ended October 31, 1995, eleven months ended September 30, 1996, the year ended September 30, 1997 and the three months ended
 December 31, 1996 and 1997 (unaudited) .................................................   F-29
Notes to Consolidated Financial Statements ..............................................   F-30
CONTEMPORARY GROUP
Report of Independent Auditors ..........................................................   F-39
Combined Balance Sheets as of December 31, 1996 and 1997 ................................   F-40
Combined Statements of Operations for the years ended December 31, 1995, 1996 and 1997 ..   F-41
Combined Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 ..   F-42
Combined Statements of Stockholders' Equity for the years ended December 31, 1995, 1996
 and 1997 ...............................................................................   F-43
Notes to Combined Financial Statements ..................................................   F-44
THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES
Report of Independent Auditors ..........................................................   F-48
Combined Balance Sheets as of September 30, 1996 and 1997 ...............................   F-49
Combined Balance Sheets as of December 31, 1997 (unaudited) .............................   F-50
Combined Statements of Operations and Stockholders' Deficit for the years ended September
 30, 1996 and 1997 ......................................................................   F-51
Combined Statements of Operations and Stockholders' Deficit for the three months ended
 December 31, 1997 (unaudited) ..........................................................   F-52
Combined Statements of Cash Flows for the years ended September 30, 1996 and 1997 .......   F-53
Combined Statements of Cash Flows for the three months ended December 31, 1997
 (unaudited) ............................................................................   F-54
Notes to Combined Financial Statements ..................................................   F-55

BG PRESENTS, INC. AND SUBSIDIARIES
Report of Independent Auditors ...........................................................   F-60
Consolidated Balance Sheets as of January 31, 1997 and 1998 ..............................   F-61
Consolidated Income Statements for the years ended January 31, 1996, 1997 and 1998 .......   F-62
Consolidated Statements of Cash Flows for the years ended January 31, 1996, 1997 and 1998    F-63
Consolidated Statements of Stockholders' Equity for the years ended January 31, 1996, 1997
 and 1998 ................................................................................   F-64
Notes to Consolidated Financial Statements  ..............................................   F-65
CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES
Report of Independent Auditors ...........................................................   F-71
Combined Balance Sheet as of December 31, 1997 ...........................................   F-72
Combined Statement of Operations for the year ended December 31, 1997 ....................   F-73
Combined Statement of Cash Flows for the year ended December 31, 1997 ....................   F-74
Combined Statements of Stockholders' Equity for the year ended December 31, 1997 .........   F-75
Notes to Combined Financial Statements ...................................................   F-76
FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.
Report of Independent Auditors ...........................................................   F-79
Combined Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998 (unaudited) .    F-80
Combined Statements of Operations and Stockholders' Equity (Deficit) for the years ended
 December 31, 1996 and 1997 and the three months ended March 31, 1997 and 1998
 (unaudited) .............................................................................   F-81
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 and
 the three months ended March 31, 1997 and 1998 (unaudited) ..............................   F-82
Notes to Combined Financial Statements ...................................................   F-83
BLACKSTONE ENTERTAINMENT LLC
Report of Independent Auditors ...........................................................   F-88
Combined Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998 (unaudited) ...   F-89
Combined Statements of Income for the years ended December 31, 1996 and 1997 and the six
 months ended June 30, 1997 and 1998 (unaudited) .........................................   F-90
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 and
 the six months ended June 30, 1997 and 1998 (unaudited) .................................   F-91
Combined Statement of Members' Equity for the years ended December 31, 1996 and 1997
 and the six months ended June 30, 1998 (unaudited) ......................................   F-92
Notes to Combined Financial Statements ...................................................   F-93
THE MARQUEE GROUP, INC.
Report of Independent Auditors ...........................................................   F-100
Consolidated Balance Sheets at December 31, 1997 and September 30, 1998 (unaudited) ......   F-101
Consolidated Statements of Operations for the years ended December 31, 1997 and 1996 and
 nine months ended September 30, 1998 and 1997 (unaudited) ...............................   F-102
Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996 .....   F-103
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30,
 1998 and 1997 (unaudited) ...............................................................   F-104
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996
 and 1997, and nine months ended September 30, 1998 (unaudited) ..........................   F-105
Notes to Consolidated Financial Statements ...............................................   F-106

ALPHABET CITY SPORTS RECORDS, INC. AND ALPHABET CITY
 INDUSTRIES, INC.
Report of Independent Auditors ...........................................................   F-119
Combined Balance Sheet as of December 31, 1997 and June 30, 1998 (unaudited) .............   F-120
Combined Statements of Income for the period from April 11, 1996 (inception) to
 December 31, 1996 and for the year ended December 31, 1997 and for the six months
 ended June 30, 1997 and 1998 (unaudited) ................................................   F-121
Combined Statements of Cash Flows for the period from April 11, 1996 (inception) to
 December 31, 1996 and for the year ended December 31, 1997 and for the six months
 ended June 30, 1997 and 1998 (unaudited) ................................................   F-122
Notes to Combined Financial Statements ...................................................   F-123
CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARY
Report of Independent Auditors ...........................................................   F-127
Consolidated Balance Sheet as of December 31, 1997 and June 30, 1998 (unaudited) .........   F-128
Consolidated Statement of Operations for the year ended December 31, 1997 and for the six
 months ended June 30, 1997 and 1998 (unaudited) .........................................   F-129
Consolidated Statement of Cash Flows for the year ended December 31, 1997 and for the six
 months ended June 30, 1997 and 1998 (unaudited) .........................................   F-130
Notes to Consolidated Financial Statements ...............................................   F-131
TOLLIN-ROBBINS ENTERTAINMENT
Report of Independent Auditors ...........................................................   F-133
Combined Balance Sheets as of December 31, 1997 and 1996 and June 30, 1998 (unaudited) ...   F-134
Combined statements of operations for the years ended December 31, 1997 and 1996 and for
 the six months ended June 30, 1997 and 1998 (unaudited) .................................   F-135
Combined Statements of Stockholders' Equity and for the years ended December 31, 1996
 and 1997 and for the six months ended June 30, 1998 (unaudited) .........................   F-136
Combined Statements of Cash Flows for the years ended December 31, 1996 and 1997 and for
 the six months ended June 30, 1997 and 1998 (unaudited) .................................   F-137
                                                                                             F-138
Notes to Combined Financial Statements ...................................................

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To PACE Entertainment Corporation:

We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation (a Texas Corporation) and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PACE Entertainment Corporation and subsidiaries as of September 30, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP






Houston, Texas
December 15, 1997 (except with respect
to the matters discussed in
Note 12, as to which the date
is December 22, 1997)

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
PACE Entertainment Corporation and Subsidiaries

     We have audited the accompanying consolidated balance sheet of PACE Entertainment Corporation and subsidiaries as of September 30, 1996, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the two years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PACE Entertainment Corporation and subsidiaries at September 30, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP


Houston, Texas
December 13, 1996

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                   SEPTEMBER 30       DECEMBER 31
                                                               --------------------- ------------
                                                                  1996       1997        1997
                                                               ---------- ---------- ------------
                                                                                      (UNAUDITED)
      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...................................  $23,165    $23,784     $27,702
 Trade receivables, net ......................................    4,097      4,562       6,741
 Accounts receivable, related parties ........................    1,010      1,007       1,096
 Notes receivable ............................................    3,040        386          81
 Prepaid expenses ............................................    6,106      9,967      10,586
 Investments in theatrical productions .......................    2,489      4,402       3,958
 Deferred tax asset ..........................................    1,872        979         943
                                                                -------    -------     -------
   Total current assets ......................................   41,779     45,087      51,107
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS ...................    8,816     13,899      15,613
NOTES RECEIVABLE, related parties ............................    6,958      8,024       7,766
INTANGIBLE ASSETS, net .......................................   17,244     17,894      17,633
OTHER ASSETS, net ............................................    4,484      4,933       6,047
                                                                -------    -------     -------
   Total assets ..............................................  $79,281    $89,837     $98,166
                                                                =======    =======     =======
              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities ....................  $10,285    $11,078       9,277
 Deferred revenue ............................................   26,909     32,093      33,208
 Current maturities of long-term debt ........................    2,576      2,394       2,688
                                                                -------    -------     -------
   Total current liabilities .................................   39,770     45,565      45,173
LONG-TERM DEBT ...............................................   21,863     23,129      31,543
OTHER NONCURRENT LIABILITIES .................................    2,496      1,607       2,080
REDEEMABLE COMMON STOCK ......................................    3,264      2,456       2,983
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock, $1 par value; 500,000 shares authorized,
   2,579 shares issued as of September 30, 1996 and 1997 .....        3          3           3
 Additional paid-in capital ..................................    1,910      1,942       2,097
 Retained earnings ...........................................   10,115     15,275      14,427
 Treasury stock, at cost, 544 shares .........................     (140)      (140)       (140)
                                                                -------    -------     -------
   Total shareholders' equity ................................   11,888     17,080      16,387
                                                                -------    -------     -------
   Total liabilities and shareholders' equity ................  $79,281    $89,837     $98,166
                                                                =======    =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)




                                                                                              THREE MONTHS ENDED
                                                     YEARS ENDED SEPTEMBER 30                    DECEMBER 31
                                            -------------------------------------------  ----------------------------
                                                 1995           1996           1997           1996           1997
                                            -------------  -------------  -------------  --------------  ------------
                                                                                                 (UNAUDITED)
GROSS REVENUES ...........................   $  150,385     $  156,325     $  176,046      $ 38,430       $  38,552
COST OF SALES ............................     (131,364)      (135,925)      (148,503)      (34,221)        (33,687)
EQUITY IN EARNINGS (LOSS) OF
 UNCONSOLIDATED PARTNERSHIPS
 AND THEATRICAL PRODUCTIONS ..............        2,183          3,048          6,838          (111)          1,185
                                             ----------     ----------     ----------      --------       ---------
  Gross profit ...........................       21,204         23,448         34,381         4,098           6,050
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES .................      (13,351)       (15,951)       (21,260)       (4,072)         (5,018)
STOCK COMPENSATION .......................          (25)        (3,675)          (456)           (6)           (683)
LITIGATION SETTLEMENT ....................           --         (3,657)            --            --              --
DEPRECIATION AND AMORTIZATION ............       (1,223)        (1,737)        (1,896)         (434)           (523)
                                             ----------     ----------     ----------      ----------     ---------
  Operating profit (loss) ................        6,605         (1,572)        10,769          (414)           (174)
INTEREST INCOME, related parties .........          305            329            403            75             178
INTEREST INCOME, other ...................          147            176             60            35               6
INTEREST EXPENSE .........................         (655)        (1,206)        (1,997)         (480)           (867)
                                             ----------     ----------     ----------      ----------     ---------
INCOME (LOSS) BEFORE INCOME TAXES
 AND MINORITY INTEREST ...................        6,402         (2,273)         9,235          (784)           (857)
INCOME TAX (PROVISION) BENEFIT ...........       (2,575)           714         (3,529)          222             182
MINORITY INTEREST ........................         (485)          (446)          (546)         (130)           (173)
                                             ----------     ----------     ----------      ----------     ---------
NET INCOME (LOSS) ........................   $    3,342     $   (2,005)    $    5,160      $   (692)      $    (848)
                                             ==========     ==========     ==========      ==========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                (IN THOUSANDS)




                                                             ADDITIONAL                                   TOTAL
                                                  COMMON       PAID-IN      RETAINED     TREASURY     SHAREHOLDERS'
                                                   STOCK       CAPITAL      EARNINGS       STOCK         EQUITY
                                                 --------   ------------   ----------   ----------   --------------
BALANCE AT SEPTEMBER 30, 1994 ................      $ 3        $1,465       $  8,778      $ (140)       $ 10,106
 Amortization of deferred stock compensation         --            25             --          --              25
 Net income ..................................       --            --          3,342          --           3,342
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1995 ................        3         1,490         12,120        (140)         13,473
 Issuance of restricted stock and amortization
   of deferred stock compensation ............       --           420             --          --             420
 Net loss ....................................       --            --         (2,005)         --          (2,005)
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1996 ................        3         1,910         10,115        (140)         11,888
 Issuance of restricted stock and amortization
   of deferred stock compensation ............       --            32             --          --              32
 Net income ..................................       --            --          5,160          --           5,160
                                                    ---        ------       --------      ------        --------
BALANCE AT SEPTEMBER 30, 1997 ................        3         1,942         15,275        (140)         17,080
 Issuance of restricted stock and amortization
   of deferred stock compensation
   (unaudited) ...............................       --           155             --          --             155
 Net loss (unaudited) ........................       --            --           (848)         --            (848)
                                                    ---        ------       --------      ------        --------
BALANCE AT DECEMBER 31, 1997
 (unaudited) .................................      $ 3        $2,097       $ 14,427      $ (140)       $ 16,387
                                                    ===        ======       ========      ======        ========

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)




                                                                                                    THREE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30             DECEMBER 31
                                                            -------------------------------------- ---------------------
                                                                 1995         1996         1997       1996       1997
                                                            ------------- ------------ ----------- ---------- ----------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) ........................................   $ 3,342      $  (2,005)   $   5,160   $   (692)  $   (848)
 Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities-
   Depreciation and amortization ..........................     1,223          1,737        1,896        434        522
   Equity in (earnings) loss of unconsolidated
    partnerships ..........................................    (1,624)          (486)      (4,912)       607     (1,150)
   Distributions from unconsolidated partnerships .........     1,297          1,090        2,354      1,073        411
   Restricted stock compensation ..........................        25          3,675          456          6        683
   Deferred income tax expense (benefit) ..................       848         (4,541)       2,037         36       (574)
   Changes in operating assets and liabilities- ...........
    Trade receivables .....................................       447           (826)        (465)       383     (2,179)
    Notes receivable ......................................    (1,813)        (1,227)       2,654      1,140        305
    Prepaid expenses ......................................      (221)         1,466       (3,861)    (2,099)      (619)
    Investments in theatrical productions .................       305           (335)      (1,913)    (1,658)       444
    Other assets ..........................................       (37)        (1,130)        (421)       (39)      (469)
    Accounts payable and accrued liabilities ..............       947         (1,142)        (920)      (264)    (2,626)
    Deferred revenue ......................................    (1,082)        (1,008)       5,184     (7,004)     1,115
    Other liabilities .....................................       171          1,601          (34)       130      3,083
                                                              -------      ---------    ---------   --------   --------
      Net cash provided by (used in) operating
       activities .........................................     3,828         (3,131)       7,215     (7,947)    (1,902)
                                                              -------      ---------    ---------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired .......................        --        (13,233)      (2,215)        --       (178)
 Capital expenditures .....................................      (728)          (827)      (1,008)      (407)      (900)
 Loans and advances to related parties ....................    (2,301)          (535)      (2,295)         2        169
 Contributions to unconsolidated partnerships .............    (1,212)        (1,806)      (2,162)      (618)    (1,980)
                                                              -------      ---------    ---------   --------   --------
      Net cash used in investing activities ...............    (4,241)       (16,401)      (7,680)    (1,023)    (2,889)
                                                              -------      ---------    ---------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from debt additions .............................     8,927         24,043       24,287        557     14,593
 Payments on debt .........................................    (8,928)        (6,512)     (23,203)      (873)    (5,884)
                                                              -------      ---------    ---------   --------   --------
      Net cash provided by (used in) financing
       activities .........................................        (1)        17,531        1,084       (316)     8,709
                                                              -------      ---------    ---------   --------   --------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS .........................................      (414)        (2,001)         619     (9,286)     3,918
CASH AND CASH EQUIVALENTS AT
BEGINNING OF YEAR .........................................    25,580         25,166       23,165     23,165     23,784
                                                              -------      ---------    ---------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF
 YEAR .....................................................   $25,166      $  23,165    $  23,784   $ 13,879   $ 27,702
                                                              =======      =========    =========   ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
 Interest paid ............................................   $   620      $   1,117    $   1,900   $    180   $    644
 Income taxes paid ........................................     2,276          2,804        2,103        565         93

The accompanying notes are an integral part of these consolidated financial statements.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION:

 Description of Business

     PACE Entertainment Corporation (referred to herein as PACE or the Company), a Texas corporation, is a diversified live entertainment company operating principally in the United States. The Company presents and produces theatrical shows, musical concerts and specialized motor sports events. Through certain unconsolidated partnerships, the Company also owns interests in and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists.

 Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of PACE and its majority-owned subsidiaries. The Company accounts for its investments in 50 percent or less owned entities, including theatrical production partnerships, using the equity method. Intercompany balances are eliminated.

     The Company has various agreements related to the presentation of events with other live entertainment organizations whereby the Company retains 50 percent to 80 percent of the profits from such events. The Company consolidates the revenues and related costs from these events and records the amounts paid to the other parties in cost of sales.

 Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 1997, the Company had restricted cash and cash equivalents of $2,950,000, which secured letters of credit totaling $3,750,000.

 Trade Receivables

     Trade receivables are shown net of allowance for doubtful accounts of $120,000 and $134,000 at September 30, 1996 and 1997, respectively.

 Prepaid Expenses

     Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.

     As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $1,337,000 and $1,498,000, respectively. The Company recognized event advertising expenses of $13,818,000, $14,861,000 and $13,802,000 in cost of sales for the years ended September 30, 1995, 1996 and 1997, respectively.

 Investments in Theatrical Productions

     Theatrical production partnerships are typically formed to invest in a single theatrical production and, therefore, have limited lives which are generally less than one year. Accordingly, the Company's investments in such partnerships are generally shown as current assets. The partnerships amortize production costs over the estimated life of each production based on the percentage of revenues earned in relation to projected total revenues.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Intangible Assets

     Intangible assets consisted of the following (in thousands):


                                                                    SEPTEMBER 30
                                                               -----------------------
                                                                  1996         1997
                                                               ----------   ----------
       Goodwill ............................................    $ 16,599     $ 17,851
       Noncompete agreements and other intangibles .........       3,940        3,857
                                                                --------     --------
                                                                  20,539       21,708
       Accumulated amortization ............................      (3,295)      (3,814)
                                                                --------     --------
                                                                $ 17,244     $ 17,894
                                                                ========     ========

     Goodwill, which represents the excess of costs of business acquisitions over the fair value of net assets acquired, is being amortized on a straight-line basis over periods not exceeding 40 years. The noncompete agreements and other intangibles are being amortized on a straight-line basis over periods generally not exceeding five years. The Company evaluates on an ongoing basis whether events and circumstances indicate that the amortization periods of intangibles warrant revision. Additionally, the Company periodically assesses whether the carrying amounts of intangibles exceed their expected future benefits and value, in which case an impairment loss would be recognized. Such assessments are based on various analyses, including cash flow and profitability projections.

 Accounts Payable and Accrued Liabilities

     Accounts payable and accrued liabilities consisted of the following (in thousands):


                                                 SEPTEMBER 30
                                             ---------------------
                                                1996        1997
                                             ---------   ---------
       Accounts payable ..................    $ 1,192     $ 1,866
       Accrued payroll ...................      2,384       2,936
       Other accrued liabilities .........      6,709       6,276
                                              -------     -------
                                              $10,285     $11,078
                                              =======     =======

 Revenue Recognition

     Revenues from the presentation and production of an event, including interest on advance ticket sales, are recognized upon completion of the event. Deferred revenue relates primarily to advance ticket sales.

     The Company barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Company's financial position or results of operations.

  Stock-Based Compensation

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," during the year ended September 30, 1997, and implemented its disclosure provisions. While SFAS No. 123 encourages companies to recognize expense for stock options at estimated fair value based on an option-pricing model, the Company has elected to continue to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock options.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Financial Instruments

     The carrying amounts of cash equivalents approximate fair value because of the short maturities of these investments. The carrying amount of long-term debt approximates fair value as borrowings bear interest at current market rates.

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

     Certain 1995 and 1996 amounts have been reclassified to conform with the 1997 presentation.

 Interim Financial Information

     The interim financial data as of December 31, 1997 and for the three-month periods ended December 31, 1996 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

2. ACQUISITIONS:

     On March 13, 1996, the Company acquired substantially all the assets of SRO Motorsports (SRO), a division of Madison Square Garden, L.P., under an asset purchase agreement for an aggregate initial purchase price of approximately $13,300,000 in cash and $3,800,000 in assumed liabilities. The agreement also provides for a contingent deferred purchase price not to exceed $1,000,000, payable if annual earnings before interest, taxes, depreciation and amortization of the Company's motor sports operations, as defined, exceed $8,000,000 for any fiscal year through September 30, 2001. No deferred purchase price costs had been incurred through September 30, 1997.

     The acquisition of SRO was accounted for under the purchase method and the assets acquired and liabilities assumed were recorded at fair value, resulting in the recognition of $14,250,000 of goodwill and $400,000 of other intangibles. The results of operations of SRO since March 13, 1996, have been included in the accompanying consolidated financial statements.

     The following unaudited pro forma information assumes that the Company had acquired SRO as of October 1, 1994. The pro forma information includes adjustments for interest expense that would have been incurred to finance the acquisition, amortization of goodwill and other intangibles, the income tax effects of the operations of SRO, and the elimination of certain intercompany balances. The unaudited pro forma information, which is not necessarily indicative of what actual results would have been, is as follows (in thousands):


                                            YEAR ENDED
                                           SEPTEMBER 30
                                     -------------------------
                                         1995          1996
                                     -----------   -----------
                                            (UNAUDITED)
       Gross revenues ............    $167,422      $172,952
       Net income (loss) .........       3,742          (257)

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

3. INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS AND THEATRICAL
   PRODUCTIONS:

     Investments in unconsolidated partnerships and theatrical productions consisted of the following (in thousands):


                                                                  SEPTEMBER 30
                                                              ---------------------
                                                                 1996        1997
                                                              ---------   ---------
       Investment in--
        Pavilion Partners .................................    $ 3,131     $ 4,810
        Universal/PACE Amphitheaters Group, L.P. ..........      3,380       3,991
        Other .............................................      2,305       5,098
                                                               -------     -------
       Investments in unconsolidated partnerships .........      8,816      13,899
       Investments in theatrical productions ..............      2,489       4,402
                                                               -------     -------
                                                               $11,305     $18,301
                                                               =======     =======

     The Company's share of earnings and the distributions received from these investments were as follows (in thousands):

                                                   YEAR ENDED SEPTEMBER 30
                                              ---------------------------------
                                                 1995        1996        1997
                                              ---------   ---------   ---------
       Equity in earnings (losses) of--
        Pavilion Partners .................    $1,872      $  103      $2,803
        Universal/PACE Amphitheaters
          Group, L.P. .....................       551         871         645
        Other .............................      (799)       (488)      1,464
                                               ------      ------      ------
       Equity in earnings of unconsolidated
        partnerships ......................     1,624         486       4,912
       Equity in earnings of theatrical
        productions .......................       559       2,562       1,926
                                               ------      ------      ------
                                               $2,183      $3,048      $6,838
                                               ======      ======      ======
       Distributions received from--
        Pavilion Partners .................    $  992      $1,002      $1,124
        Universal/PACE Amphitheaters
          Group, L.P. .....................       166          78          34
        Other .............................       139          10       1,196
                                               ------      ------      ------
       Distributions from unconsolidated
        partnerships ......................     1,297       1,090       2,354
       Distributions from theatrical
        productions .......................     4,240       5,836       6,803
                                               ------      ------      ------
                                               $5,537      $6,926      $9,157
                                               ======      ======      ======

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Pavilion Partners

     Pavilion Partners is a Delaware general partnership between the Company and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between Sony Music Entertainment Inc. (Sony) and Blockbuster Entertainment Corporation (Blockbuster). Pavilion Partners owns and operates amphitheaters, which are used primarily for the presentation of live performances by musical artists. Pavilion Partners had interests in 10 and 11 amphitheaters at September 30, 1996 and 1997, respectively. The Company owns a 33-1/3 percent interest in, and is the managing partner of, Pavilion Partners.

     In general, all of Pavilion Partners' income is allocated to the partners in proportion to their respective ownership interests. The partnership agreement generally restricts cash distributions to 35 percent of cash flow after scheduled debt service. Additionally, PACE has been entitled to certain priority allocations of net income based, in part, on the cash flow from one of the amphitheaters it contributed to Pavilion Partners. During the periods ended September 30, 1995, 1996 and 1997, the priority allocations of net income included in the Company's equity in earnings of Pavilion Partners were $771,000, $725,000 and $119,000, respectively. The cumulative amount of the priority allocations of net income was limited; PACE is not entitled to any future priority allocations. AEP is entitled to receive priority allocations of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. The cumulative priority allocations of net income to AEP is limited to $7,000,000. The loan is scheduled to mature in 2004 and no such allocation has yet been made.

     PACE also received booking fees of $323,000, $235,000 and $395,000 from Pavilion Partners for the years ended September 30, 1995, 1996 and 1997, respectively. In addition, the Company is reimbursed for certain costs of providing management services to Pavilion Partners. These reimbursements totaled $1,629,000, $1,824,000 and $1,968,000 during the periods ended September 30, 1995, 1996 and 1997, respectively, and offset general and administrative expenses.

     Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Pavilion Partners follows (in thousands):

                                                            1995         1996         1997
                                                         ----------   ----------   ----------
       Current assets ................................    $15,787      $20,700      $ 30,178
       Noncurrent assets .............................     64,619       72,793        72,598
                                                          -------      -------      --------
        Total assets .................................    $80,406      $93,493      $102,776
                                                          =======      =======      ========
       Current liabilities ...........................    $ 9,467      $17,194      $ 19,748
       Noncurrent liabilities ........................     51,578       58,695        59,166
       Partners' capital .............................     19,361       17,604        23,862
                                                          -------      -------      --------
        Total liabilities and partners' capital ......    $80,406      $93,493      $102,776
                                                          =======      =======      ========
       Gross revenues ................................    $69,372      $89,223      $100,209
                                                          =======      =======      ========
       Gross profit ..................................    $19,440      $27,993      $ 36,157
                                                          =======      =======      ========
       Net income (loss) .............................    $ 3,104      $  (839)     $  6,986
                                                          =======      =======      ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Universal/PACE

     The Company owns a 32.5 percent interest in Universal/PACE Amphitheaters Group, L.P. (Universal/PACE), a limited partnership between the Company and Universal Concerts, Inc., which controls two amphitheaters. PACE earned management fees of $167,000, $79,000 and $34,000 from Universal/PACE for the years ended September 30, 1995, 1996 and 1997, respectively. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for Universal/PACE follows (in thousands):

                                                            1995        1996        1997
                                                         ---------   ---------   ---------
       Current assets ................................    $ 4,085     $ 3,420     $ 6,659
       Noncurrent assets .............................     14,654      14,185      14,156
                                                          -------     -------     -------
        Total assets .................................    $18,739     $17,605     $20,815
                                                          =======     =======     =======
       Current liabilities ...........................    $ 6,599     $ 3,876     $10,221
       Noncurrent liabilities ........................      6,467       5,618         602
       Partners' capital .............................      5,673       8,111       9,992
                                                          -------     -------     -------
        Total liabilities and partners' capital ......    $18,739     $17,605     $20,815
                                                          =======     =======     =======
       Gross revenues ................................    $24,070     $20,336     $25,299
                                                          =======     =======     =======
       Gross profit ..................................    $ 5,968     $ 6,361     $ 5,817
                                                          =======     =======     =======
       Net income ....................................    $ 1,183     $ 2,438     $ 1,880
                                                          =======     =======     =======

  Other

     The Company also has investments in numerous theatrical production and other unconsolidated partnerships. Summarized financial information as of and for the years ended September 30, 1995, 1996 and 1997, for these partnerships, excluding Pavilion Partners and Universal/PACE, follows (in thousands):

                                                             1995          1996         1997
                                                         ------------   ----------   ----------
       Current assets ................................     $ 10,410      $ 12,433     $ 35,743
       Noncurrent assets .............................        5,668         7,267       14,050
                                                           --------      --------     --------
        Total assets .................................     $ 16,078      $ 19,700     $ 49,793
                                                           ========      ========     ========
       Current liabilities ...........................     $  7,539      $  6,566     $ 19,134
       Noncurrent liabilities ........................        2,315         2,250        2,957
       Partners' capital .............................        6,224        10,884       27,702
                                                           --------      --------     --------
        Total liabilities and partners' capital ......     $ 16,078      $ 19,700     $ 49,793
                                                           ========      ========     ========
       Gross revenues ................................     $113,854      $111,715     $249,707
                                                           ========      ========     ========
       Gross profit ..................................     $    221      $ 10,440     $ 34,454
                                                           ========      ========     ========
       Net income (loss) .............................     $ (1,863)     $  9,823     $ 32,164
                                                           ========      ========     ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

4. LONG-TERM DEBT:

     Long-term debt consisted of the following (in thousands):

                                                 SEPTEMBER 30
                                            -----------------------
                                               1996         1997
                                            ----------   ----------
       Term loan ........................    $ 14,464     $ 12,322
       Revolving line of credit .........       9,250       12,950
       Other notes payable ..............         725          251
                                             --------     --------
                                               24,439       25,523
       Less- Current portion ............      (2,576)      (2,394)
                                             --------     --------
                                             $ 21,863     $ 23,129
                                             ========     ========

     In March 1996, the Company entered into a new credit agreement with certain financial institutions. The credit agreement provides for a term loan and a revolving line of credit, both of which bear interest at either LIBOR plus 2 percent or prime, at the option of the Company. At September 30, 1997, the weighted average interest rate was 7.8 percent. The term loan is scheduled to mature in March 2001 and is payable in quarterly installments of $536,000 plus interest, with a balloon payment at maturity. The Company may borrow $27,000,000 under the revolving line of credit until February 1998; subsequently, borrowings are limited to $13,000,000 until March 2001, when the revolving line of credit expires. The Company must pay a quarterly commitment fee equal to 0.375 percent per annum on the average daily unused portion of the revolving line of credit. The term loan and the revolving line of credit are secured by substantially all of the Company's assets, including pledges of the capital stock of its subsidiaries. The credit agreement contains various restrictions and requirements relating to, among other things, mergers, sales of assets, investments and maintenance of certain financial ratios.

     At September 30, 1997, scheduled maturities of long-term debt were as follows (in thousands):

       For the year ending September 30--
        1998 ............................    $ 2,394
        1999 ............................      2,143
        2000 ............................      2,143
        2001 ............................     18,843
                                             -------
                                             $25,523
                                             =======

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

5. INCOME TAXES:

     Deferred taxes reflect the tax effects of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Significant components of the Company's deferred tax assets and liabilities were as follows (in thousands):

                                                                 SEPTEMBER 30
                                                             ---------------------
                                                               1996        1997
                                                             --------   ----------
       Deferred tax assets--
        Investments in unconsolidated partnerships and
          theatrical productions .........................    $  286      $  237
        Accounts payable and accrued liabilities .........     1,014       1,480
        Restricted stock compensation ....................     1,387         409
        Other noncurrent liabilities .....................     1,717          --
        Other ............................................       107         281
                                                              ------      ------
          Total deferred tax assets ......................     4,511       2,407
                                                              ------      ------
       Deferred tax liabilities--
        Investments in unconsolidated partnerships and
          theatrical productions .........................     1,522       1,099
        Prepaid expenses .................................       907       1,237
        Intangibles ......................................       646         672
                                                              ------      ------
          Total deferred tax liabilities .................     3,075       3,008
                                                              ------      ------
                                                              $1,436      $ (601)
                                                              ======      ======

     Deferred taxes are included in the consolidated balance sheets as follows (in thousands):

                                                     SEPTEMBER 30
                                                -----------------------
                                                   1996         1997
                                                ---------   -----------
       Current deferred tax assets ..........    $1,872      $    979
       Other noncurrent liabilities .........      (436)       (1,580)
                                                 ------      --------
                                                 $1,436      $   (601)
                                                 ======      ========

     The income tax (provision) benefit consisted of the following (in thousands):

                                                          YEAR ENDED SEPTEMBER 30
                                                 ------------------------------------------
                                                     1995           1996           1997
                                                 ------------   ------------   ------------
       Current--
        Federal ..............................     $ (1,251)      $ (2,817)      $ (1,319)
        State ................................         (476)        (1,010)          (173)
       Deferred--
        Federal ..............................         (692)         3,705         (1,777)
        State ................................         (156)           836           (260)
                                                   --------       --------       --------
       Total tax (provision) benefit .........     $ (2,575)      $    714       $ (3,529)
                                                   ========       ========       ========
       Effective tax rate ....................           44%            26%            41%
                                                   ========       ========       ========

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

     The reconciliation of income tax computed at the U.S. federal statutory rates to the income tax (provision) benefit is as follows (in thousands):

                                                             YEAR ENDED SEPTEMBER 30
                                                     ---------------------------------------
                                                         1995          1996         1997
                                                     ------------   ---------   ------------
       Tax at the federal statutory rate .........     $ (2,012)     $  924       $ (2,954)
       Increases resulting from--
        State income taxes, net of federal tax
          effect .................................         (417)       (112)          (286)
        Nondeductible expenses ...................          (60)        (98)          (185)
        Other ....................................          (86)         --           (104)
                                                       --------      ------       --------
        Total income tax (provision) benefit .....     $ (2,575)     $  714       $ (3,529)
                                                       ========      ======       ========

6. REDEEMABLE COMMON STOCK:

     At September 30, 1997, the Company had outstanding 155 shares of common stock that are redeemable under conditions that are not solely within the control of the Company. The Company granted this redeemable stock to certain executives during the years ended September 30, 1996 and 1997. To the extent that the grants related to prior service, the Company recognized compensation costs on the grant date. Additionally, the Company recognizes compensation costs for the change in value of certain shares that, as discussed below, the Company may be required to purchase from the executives at fair market value. Restricted stock compensation related to these grants totaled $3,260,000 and $425,000 during the years ended September 30, 1996 and 1997, respectively. The Company has the right of first refusal to purchase the redeemable common stock at fair market value.

     Agreements with one executive who received 140 shares of redeemable stock provide that the Company will have call options to purchase these shares from the executive for a total of $3,420,000. These agreements also provide that the executive will have put options to sell such shares to the Company for $3,420,000. The put and call options are only exercisable if the executive's employment is terminated before an initial public offering of the Company's common stock.

     Of the redeemable stock granted to this executive, 123 shares were granted during the year ended September 30, 1996, and vested during the year ended September 30, 1997. Since the grant related to prior service, the Company recognized compensation costs on the grant date. During the year ended September 30, 1997, the Company executed a promissory note in the amount of $1,232,000 with this executive. This note bears interest at 5.45 percent, is secured by 140 shares of the Company's common stock, and is scheduled to mature in October 2001. The proceeds of the note were used to pay the executive's tax liability related to the 123 shares that vested during the year ended September 30, 1997. Accordingly, the value of redeemable stock outstanding has been reduced by this note receivable.

     The remaining 17 shares of redeemable stock received by this executive were granted during the year ended September 30, 1997, and vest ratably during the years ending September 30, 1999 and 2000. To fund the executive's tax liability related to these 17 shares, the Company may be required to purchase up to 41 percent of the shares at fair market value when the shares vest. The Company has similar agreements with the other executives who received the remaining 15 shares of redeemable stock, which were granted during the year ended September 30, 1996. In order to fund the executives' tax liabilities related to these grants and related restricted common stock grants, these 15 shares of redeemable stock must be purchased at fair market value when the shares vest during the years ended September 30, 1998 and 1999. Although all 32 shares that the Company may be required to purchase in order to satisfy executives' tax liabilities have future vesting requirements, the Company recognized

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition and recognition over the vesting periods is not material to the Company's results of operations and financial position.

7. SHAREHOLDER'S EQUITY:

     The Company granted 23 shares of restricted common stock to certain executives during the year ended September 30, 1996. These shares vest ratably during the years ended September 30, 1998 and 1999. Although the shares have future vesting requirements, the Company recognized compensation costs on the grant dates to the extent the grants related to prior service. The difference between such expense recognition, which totaled $390,000 and $6,000 during the years ended September 30, 1996 and 1997, respectively, and recognition over the vesting periods is not material to the Company's results of operations and financial position. The Company has the right of first refusal to purchase at fair market value all of the shares granted during the year ended September 30, 1996. Additionally, if the executives' employment is terminated before an initial public offering of the Company's common stock, the Company has a call option to purchase the vested shares at fair market value.

     Effective October 15, 1993, the Company and one of its officers entered into an employment agreement which provided for the granting of 45 shares of the Company's common stock. The shares vested over a five-year period and the Company recorded related compensation expense of $25,000 for each of the years ended September 30, 1995, 1996 and 1997.

8. STOCK OPTIONS:

     The Company adopted the 1996 Stock Incentive Compensation Plan during the year ended September 30, 1996. Under the plan, the Company may grant awards based on its common stock to employees and directors. Such awards may include, but are not limited to, restricted stock, stock options, stock appreciation rights and convertible debentures. Up to 325 shares of common stock may be issued under the plan. During the year ended September 30, 1996, the Company granted options to purchase 117 shares of common stock at a weighted average exercise price of $18,989 per share, which approximated fair value on the date of grant. Such options vest and are generally exercisable ratably over a four-year period. The options expire in 10 years.

     An option to purchase 22 shares of common stock at $10,000 per share was granted to an executive during the year ended September 30, 1994. This option was canceled subsequent to September 30, 1997.

     Because the exercise prices of the Company's employee stock options equaled the fair market value of the underlying stock on the date of grant, no compensation expense was recognized in accordance with APB Opinion No. 25. Had compensation cost for the options been determined based on the fair value at the grant date pursuant to SFAS No. 123, the Company's net income would have decreased by $49,000 and $148,000 for the years ended September 30, 1996 and 1997, respectively. For this purpose, the fair value of the options was estimated using the minimum value method assuming that the risk-free interest rate was 6.7 percent and that no dividends will be paid.

9. RELATED-PARTY TRANSACTIONS:

     The Company contracts with certain theatrical partnerships of which it is a minority partner to obtain the rights to present theatrical productions in the Company's markets. Approximately $20,000,000, $33,400,000 and $31,200,000
of expenses were incurred for such rights and included in cost of sales during the years ended September 30, 1995, 1996 and 1997, respectively.

     The Company contracts with certain unconsolidated partnerships to sell the rights to present musical concerts. Approximately $2,446,000 of revenues was earned from the sale of such rights during the year ended September 30, 1997. No such rights were sold during the years ended September 30, 1995 and 1996.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

     As of September 30, 1997, notes receivable, related parties included $6,453,000 due from executives and $1,571,000 due from other related parties. Two of the notes receivable from executives are promissory notes from the Company's principal shareholder. As of September 30, 1997, these two notes totaled $5,961,000, including accrued interest of $550,000. One note, in the original principal amount of $2,911,000, bears interest at 5.83 percent, is secured by 254 shares of PACE common stock and matures on March 28, 1999. The other note is for $2,500,000, bears interest at 6.34 percent, is secured by 246 shares of PACE common stock and was scheduled to mature on November 3, 1997. This note has been extended to mature on November 4, 2000. Interest income on these two notes was approximately $300,000 for each of the years ended September 30, 1995, 1996 and 1997. At September 30, 1997, the Company also had a $583,000 receivable from its principal shareholder. The principal shareholder has represented his intention to pay the outstanding loans and receivable balance from personal assets or if necessary, the liquidation of certain ownership interests in the Company.

     At September 30, 1997, notes receivable from other related parties included $945,000 due from a joint venture partner. The terms of the related joint venture agreement provide for the Company to loan to the joint venture partner any required capital contributions, to be repaid on a priority basis from the profits allocated to the joint venture partner. The advances accrue interest at the prime rate plus 4 percent (12.5 percent at September 30, 1997) and are secured by the joint venture partner's 50 percent interest in the joint venture.

10. LITIGATION SETTLEMENT:

     The Company was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several other defendants named in the litigation, including Pavilion Partners, with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiffs' claims was that certain of the defendants agreed to enter into a partnership with plaintiffs for the development and operation of an amphitheater.

     On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. The defendants did not acknowledge or admit any liability. The settlement called for payments from defendants totaling $4,500,000. The Company was obligated to pay $1,500,000 immediately after the settlement and is obligated to pay an additional $2,000,000 on or before May 1, 1998. To guarantee payment of this $2,000,000 obligation, the Company had a standby letter of credit outstanding at September 30, 1997. The remaining $1,000,000 of the settlement was paid by Pavilion Partners during the year ended September 30, 1997. This expense and related legal expenses were charged to operations for the year ended September 30, 1996.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES:

 Leases

     The Company leases office facilities under noncancelable operating leases with future minimum rent payments as follows (in thousands):

       For the year ending September 30--
        1998 ............................    $1,006
        1999 ............................       417
        2000 ............................       215
        2001 ............................       193
        2002 ............................       195
       Thereafter .......................        33
                                             ------
        Total ...........................    $2,059
                                             ======

     Rent expense was $676,000, $765,000 and $1,084,000 for the years ended September 30, 1995, 1996 and 1997, respectively.

 Change in Control Provisions

     The Company and its unconsolidated partnerships, including Pavilion Partners, have entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Company.

 Employment Agreements

     The Company has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):



       For the year ending September 30--
        1998 ............................    $4,463
        1999 ............................     3,825
        2000 ............................     2,789
        2001 ............................     1,430
        2002 ............................       743

     The Company is currently negotiating certain other employment agreements that may result in additional future commitments.

 Insurance

     The Company carries a broad range of insurance coverage, including general liability, workers' compensation, stop-loss coverage for its employee health plan and umbrella policies. The Company carries deductibles of up to $10,000 per occurrence for general liability claims and is self-insured for annual healthcare costs of up to $25,000 per covered employee and family. The Company has accrued for estimated potential claim costs in satisfying the deductible and self-insurance provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

 Legal Proceedings

     Various legal actions and claims are pending against the Company, most of which are covered by insurance. In the opinion of management, the ultimate liability, if any, which may result from these actions and claims will not materially affect the financial position or results of operations of the Company.

 Guarantees

     The Company has guaranteed a $2,438,000 debt of a partnership in which Pavilion Partners holds a 50 percent interest. PACE has agreements with its partners whereby they would assume approximately 50 percent of any liability arising from this guarantee. The debt matures June 1, 2003. Management does not believe that the guarantee will result in a material liability to the Company.

 Income Taxes

     The Internal Revenue Service is examining several years of returns of a majority-owned subsidiary. Management is currently discussing a possible settlement of approximately $600,000, which has been accrued in the Company's financial statements.

  Subscription Agreement

     During April 1995, the Company acquired an interest in a company incorporated in the United Kingdom. Pursuant to a subscription agreement, the Company made payments totaling $1,355,000 prior to September 30, 1997. The Company has agreed to pay an additional (pounds sterling)239,000 in April 1998.

 Construction Commitments

     An unconsolidated partnership has committed to certain renovation work at its amphitheater. The Company may be obligated to fund up to approximately $7.3 million of these renovations. Through its investment in another unconsolidated partnership, the Company has an interest in a performance hall being constructed for musical and theatrical presentations. The Company had funded $0.4 million of the performance hall construction costs through September 30, 1997; the Company's estimated additional funding commitments are approximately $2.0 million. In addition, the Company and several third parties are currently negotiating definitive agreements to develop a theatrical venue. The Company may be obligated to fund approximately $3.0 million of the costs of this development over an undetermined period of time.

 Put Option Agreement

     The Company has entered into put option agreements with two banks whereby the Company may be required to repurchase a total of 1,000 shares of the Company's common stock held by an affiliate that collateralizes the personal loans of the Company's principal shareholder at a per share price of $1,500. The put options are effective only in the event of a loan default of the shareholder prior to July 31, 1999. At September 30, 1997, the loans were not in default.

12. SUBSEQUENT EVENTS:

     Subsequent to September 30, 1997, the Company entered into certain agreements with an executive who previously had been granted an option to purchase 22 shares of common stock at $10,000 per share. Pursuant to the new agreements, the option was canceled and the executive was granted 22 shares of restricted common stock.

     In December 1997, the Company and its shareholders entered into an agreement with SFX Entertainment, Inc. (SFX), whereby the shareholders would sell their interests in the Company to SFX (SFX Transaction). The purchase price of $109 million in cash and 1,500,000 shares of SFX

                PACE ENTERTAINMENT CORPORATION AND SUBSIDIARIES

Class A Common Stock is subject to adjustment prior to closing. Closing is subject to certain conditions, including approval of certain third parties. Concurrent with closing, the agreement requires, among other things, the repayment of all outstanding loans and receivables due from the Company's principal shareholder (see Note 9) and the repayment of the promissory note received from an executive in connection with a stock grant (see Note 6). Additionally, the agreement provides for the settlement of all restricted and redeemable stock, as well as all outstanding stock options. This settlement is expected to result in a one-time charge by the Company of approximately $4.7 million, net of related tax effects. The agreement also requires SFX to provide the Company with a $25 million line of credit (Acquisition Facility) to be used for certain acquisitions being contemplated by the Company. If the acquisition of the Company is not consummated, this line of credit will be converted to a term loan in the amount of advances then outstanding or, under certain circumstances, will become immediately due and payable. This bridge financing is secured by the assets acquired and an option to purchase the Company's interest in Pavilion Partners.

     In December 1997, the Company entered into agreements to effectively purchase substantially all of the assets of United Sports of America (USA Transaction), a producer and presenter of demolition derbies, thrill shows, air shows, monster truck shows, tractor pull events, motorcycle racing and bull riding in the United States and Canada. Pursuant to the agreements, the total purchase price is $6,000,000 in cash of which an option amount of $500,000 was paid upon the execution of the agreement and closing is subject to the satisfactory completion of due diligence by the Company. Management does not expect this transaction to close until May 1998. In the event the transaction does not close, the option amount will be forfeited if certain conditions are not met.

     In December 1997, the Company entered into an agreement to purchase Blockbuster's 33-1/3 percent interest in Pavilion Partners (Blockbuster Transaction) for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Pavilion Partners Partnership Agreement. In addition, the Company has agreed to purchase a note with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony. (Note 3)

     On December 22, 1997, the Company entered into an agreement to purchase Sony's 33-1/3 percent interest in Pavilion Partners (Sony Transaction) for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations. (see Note 3)

13. EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     Effective February 25, 1998, the SFX Transaction, Blockbuster Transaction and Sony Transaction closed. In conjunction with the closing, SFX retired the Company's outstanding term loan and revolving line of credit and purchased or retired a substantial portion of the indebtedness of Pavilion Partners, including debt which was previously guaranteed by PACE. No borrowings had been made under the Acquisition Facility, which expired with the closing of the SFX Transaction. Additionally, all put option agreements related to the Company's common stock were terminated.

     During February 1998, the Company granted 40 shares of restricted common stock to an executive. This grant combined with the settlement of all restricted and redeemable stock, all outstanding stock options and certain bonuses paid in conjunction with the SFX Transaction resulted in a one-time charge during February 1998 of approximately $6.4 million, net of related tax effects.

     The USA Transaction closed on March 25, 1998. To effect the USA Transaction, PACE contributed $4,000,000 to a newly formed partnership and that partnership acquired a 67% interest in certain assets and liabilities of United Sports of America from third parties. The remaining 33% interest in those assets and liabilities was contributed to the partnership by a subsidiary of SFX.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Pavilion Partners:

We have audited the accompanying consolidated balance sheet of Pavilion Partners, a Delaware general partnership, as of September 30, 1997, and the related consolidated statements of income, partners' capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pavilion Partners as of September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP




Houston, Texas
December 15, 1997 (except with
respect to the matters discussed
in Note 11, as to which the date
is December 22, 1997)

                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Partners of Pavilion Partners

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Pavilion Partners and its subsidiaries (the Partnership) at September 30, 1996 and the results of their operations and their cash flows for the year ended October 31, 1995 and the eleven months ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP




Houston, Texas
December 12, 1996

                               PAVILION PARTNERS

                          CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)

                                                                 SEPTEMBER 30
                                                            ----------------------    DECEMBER 31
                                                               1996        1997          1997
                                                            ---------   ----------    -----------
                                                                                      (UNAUDITED)
                           ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..............................    $ 8,554     $ 17,898       $15,464
 Accounts receivable ....................................      7,842        6,167         2,067
 Accounts receivable, related parties ...................      1,878        3,878         1,687
 Notes receivable, related parties ......................      1,218        1,218         1,218
 Prepaid expenses and other current assets ..............      1,208        1,017           622
                                                             -------     --------       -------
      Total current assets ..............................     20,700       30,178        21,058
 Prepaid rent ...........................................      7,075        6,938         6,898
 Property and equipment, net ............................     61,292       59,938        59,291
 Other assets ...........................................      4,426        5,722         5,777
                                                             -------     --------       -------
      Total assets ......................................    $93,493     $102,776       $93,024
                                                             =======     ========       =======
               LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
 Accounts payable .......................................    $ 1,404     $  1,193       $   260
 Accounts payable, related parties ......................      1,866        3,948         2,193
 Accrued liabilities ....................................      8,112        7,032         5,614
 Deferred revenue .......................................      3,602        5,081         3,067
 Current portion of notes payable and capital lease
   obligation ...........................................      1,573        1,614         1,639
 Current portion of note payable, related party .........        637          880           945
                                                             -------     --------       -------
      Total current liabilities .........................     17,194       19,748        13,718
 Notes payable ..........................................     43,680       42,192        41,879
 Note payable, related party ............................      7,268        7,025         6,961
 Capital lease obligation ...............................      6,130        5,989         5,952
 Other liabilities and minority interests in consolidated
   subsidiaries .........................................      1,617        3,960         2,911
                                                             -------     --------       -------
      Total liabilities .................................     75,889       78,914        71,421
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL .......................................     17,604       23,862        21,603
                                                             -------     --------       -------
      Total liabilities and partners' capital ...........    $93,493     $102,776       $93,024
                                                             =======     ========       =======

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                       CONSOLIDATED STATEMENTS OF INCOME
                                (IN THOUSANDS)

                                                        ELEVEN MONTHS                        THREE MONTHS ENDED
                                         YEAR ENDED         ENDED          YEAR ENDED           DECEMBER 31,
                                        OCTOBER 31,     SEPTEMBER 30,     SEPTEMBER 30,   -------------------------
                                            1995             1996             1997            1996          1997
                                       -------------   ---------------   --------------   -----------   -----------
                                                                                                 (UNAUDITED)
TICKET REVENUES ....................      $43,266          $50,151          $ 58,479       $  4,186      $  4,554
OTHER OPERATING REVENUES                   28,109           33,942            41,730          3,254         3,141
                                          -------          -------          --------       --------      --------
   Total revenues ..................       71,375           84,093           100,209          7,440         7,695
COST OF SALES ......................       49,226           57,723            64,052          4,862         5,229
                                          -------          -------          --------       --------      --------
   Gross profit ....................       22,149           26,370            36,157          2,578         2,466
SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                    8,329            9,774            10,858          2,299         1,987
DEPRECIATION AND
 AMORTIZATION ......................        2,461            3,346             3,975            961         1,031
OTHER OPERATING COSTS ..............        5,345            7,390             8,531            961           723
LITIGATION EXPENSES AND
 SETTLEMENT ........................           --            2,380                --             --            --
                                          -------          -------          --------       --------      --------
   Operating profit (loss) .........        6,014            3,480            12,793         (1,643)       (1,275)
INTEREST INCOME ....................          504              391               532             74           167
INTEREST EXPENSE ...................        2,793            3,855             4,413          1,127         1,102
                                          -------          -------          --------       --------      --------
INCOME (LOSS) BEFORE
 MINORITY INTEREST .................        3,725               16             8,912         (2,696)       (2,210)
MINORITY INTEREST ..................          276              308             1,926            (63)          (59)
                                          -------          -------          --------       --------      --------
NET INCOME (LOSS) ..................      $ 3,449          $  (292)         $  6,986       $ (2,633)     $ (2,151)
                                          =======          =======          ========       ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                (IN THOUSANDS)

                                                    AMPHITHEATER
                                                    ENTERTAINMENT
                                                     PARTNERSHIP     SM/PACE, INC.       TOTAL
                                                   --------------   ---------------   ----------
BALANCE, October 31, 1994 ......................      $ 13,108          $2,805         $ 15,913
 Net income ....................................         1,788           1,661            3,449
 Distributions .................................            --            (699)            (699)
                                                      --------          ------         --------
BALANCE, October 31, 1995 ......................        14,896           3,767           18,663
 Net income (loss) .............................          (330)             38             (292)
 Distributions .................................            --            (767)            (767)
                                                      --------          ------         --------
BALANCE, September 30, 1996 ....................        14,566           3,038           17,604
 Net income ....................................         4,578           2,408            6,986
 Distributions .................................            --            (728)            (728)
                                                      --------          ------         --------
BALANCE, September 30, 1997 ....................      $ 19,144          $4,718         $ 23,862
 Net loss (unaudited) ..........................        (1,435)           (716)          (2,151)
 Distributions (unaudited) .....................            --            (108)            (108)
                                                      --------          ------         --------
BALANCE, December 31, 1997 (unaudited) .........      $ 17,709          $3,894         $ 21,603
                                                      ========          ======         ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                 FOR THE
                                                FOR THE       ELEVEN MONTHS        FOR THE          THREE MONTHS ENDED
                                               YEAR ENDED         ENDED          YEAR ENDED            DECEMBER 31,
                                              OCTOBER 31,     SEPTEMBER 30,     SEPTEMBER 30,   ---------------------------
                                                  1995             1996             1997            1996           1997
                                             -------------   ---------------   --------------   ------------   ------------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss) .......................     $   3,449        $   (292)         $  6,986        $ (2,633)      $ (2,151)
 Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities--
   Depreciation and amortization .........         2,461           3,346             3,975             961          1,031
   Minority interest .....................           276             308             1,926             (63)           (59)
   Changes in assets and
    liabilities--
    Accounts receivable ..................        (1,455)         (3,647)            1,669           5,124          4,100
    Accounts receivable and
      payable, related parties ...........            32            (756)               82            (299)           436
    Prepaid expenses and other
      current assets .....................           191            (296)              266             774            435
    Accounts payable and accrued
      liabilities ........................          (512)          1,695            (2,184)         (1,925)        (2,350)
    Deferred revenue and other
      liabilities ........................         1,304           2,110             2,284          (2,082)        (2,092)
    Other, net ...........................          (785)         (1,259)           (1,548)           (141)        (1,210)
                                               ---------        --------          --------        --------       --------
      Net cash provided by (used
       in) operating activities ..........         4,961           1,209            13,456            (284)        (1,860)
                                               ---------        --------          --------        --------       --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Payments of preoperating costs ..........        (1,318)         (1,114)              (59)           (271)            --
 Capital expenditures ....................       (25,856)         (7,483)           (1,879)            (15)          (178)
                                               ---------        --------          --------        --------       --------
      Net cash used in investing
       activities ........................       (27,174)         (8,597)           (1,938)           (286)          (178)
                                               ---------        --------          --------        --------       --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Funding of capital commitments by
   partners ..............................         4,046              --                --              --             --
 Distributions to partner ................          (699)           (767)             (728)           (728)          (108)
 Proceeds from borrowings ................        24,322           8,323                --              --             --
 Repayments of borrowings ................          (639)         (1,072)           (1,446)           (375)          (288)
                                               ---------        --------          --------        --------       --------
      Net cash provided by (used
       in) financing activities ..........        27,030           6,484            (2,174)         (1,103)          (396)
                                               ---------        --------          --------        --------       --------
NET INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS .............................         4,817            (904)            9,344          (1,673)        (2,434)
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD .....................         4,641           9,458             8,554           8,554         17,898
                                               ---------        --------          --------        --------       --------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD ..................................     $   9,458        $  8,554          $ 17,898        $  6,881       $ 15,464
                                               =========        ========          ========        ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

                               PAVILION PARTNERS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

     Pavilion Partners (the Partnership) is a Delaware general partnership between SM/PACE, Inc. (PACE), which is a wholly owned subsidiary of PACE Entertainment Corporation, and Amphitheater Entertainment Partnership (AEP). AEP is a partnership between a wholly owned subsidiary of Sony Music Entertainment Inc. (Sony) and two wholly owned subsidiaries of Blockbuster Entertainment Corporation (Blockbuster). PACE is the managing partner of the Partnership. AEP owns a 66-2/3 percent interest in the Partnership, and PACE owns a 33-1/3 percent interest in the Partnership.

     In April 1990, Sony and PACE formed YM/PACE Partnership which changed its name to the Sony Music/PACE Partnership. Effective April 1, 1994, the partners entered into an agreement whereby Blockbuster obtained an indirect 33-1/3 percent interest in Sony Music/PACE Partnership, which was renamed Pavilion Partners. In accordance with the agreement, Sony contributed an interest-bearing note in the amount of $4,250,000 and its existing interest in Sony Music/PACE Partnership to AEP. Concurrently, Blockbuster contributed an interest-bearing note in the amount of $4,250,000 and its interest in three existing amphitheaters to AEP. AEP in turn contributed these assets to the Partnership. At the same time, PACE Entertainment Corporation contributed its interest in two existing amphitheaters to the Partnership. Upon completion of these contributions to the Partnership, AEP owned a 66-2/3 percent interest in the Partnership and PACE owned a 33-1/3 percent interest in the Partnership.

     The Partnership owns and operates amphitheaters, which are primarily used for the presentation of live performances by musical artists. As of September 30, 1997, the Partnership owned interests in or leased 10 amphitheaters and had a long-term management contract to operate an additional amphitheater. All of the amphitheaters owned or operated by the Partnership are located in the United States.

     In April 1997, the Partnership entered into a new partnership agreement with a third party to be known as Western Amphitheater Partners (WAP). The Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre, and the other partner contributed or licensed the assets and liabilities of the Irvine Meadows Amphitheatre. Each partner has a 50 percent interest in WAP. Under the terms of the Partnership agreement, the partners are required to make an additional capital contribution of approximately $850,000 each in WAP which was accrued by the Partnership at September 30, 1997. The fiscal year-end for the WAP partnership will be December 31.

     During 1996, the Partnership changed its fiscal year-end from October 31 to September 30.


2. SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

     The consolidated financial statements of the Partnership include all of its wholly owned subsidiaries and other partnerships in which Pavilion Partners holds a controlling interest. All partnerships in which Pavilion Partners holds less than a controlling interest are reported on the equity method of accounting. All significant intercompany transactions have been eliminated in consolidation.

 Basis of Contributed Assets

     All assets contributed to the Partnership by the partners were recorded at the carrying values of the contributing entities.

 Revenue Recognition

     The Partnership records revenues from the presentation of events at the completion of the related event. Advance ticket sales are classified as deferred revenue until the event has occurred. Sponsorship and other revenues that are not related to any single event are classified as deferred revenue and amortized over each of the amphitheaters' various shows during the operating season.

                               PAVILION PARTNERS

     The Partnership barters event tickets and sponsorship rights for products and services, including event advertising. These barter transactions are not recognized in the accompanying consolidated financial statements and are not material to the Partnership's financial position or results of operations.

 Income Taxes

     No provision for federal or state income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is not subject to federal or state income taxes and the tax effect of its activities accrues to the partners.

 Prepaid Expenses

     Prepaid expenses include show advances and deposits, event advertising costs and other costs directly related to future events. Such costs are charged to operations upon completion of the related events.

     As of September 30, 1996 and 1997, prepaid expenses included event advertising costs of $160,000 and $137,000, respectively. The Partnership recognized event advertising expenses of $5,815,000, $6,439,000 and $6,569,000 in cost of sales for the year ended October 31, 1995, the eleven months ended September 30, 1996, and the year ended September 30, 1997, respectively.

 Other Assets

     The Partnership incurs certain costs in identifying and selecting potential sites for amphitheater development. All costs incurred by the Partnership during the initial site selection phase are expensed as incurred. Certain incremental start-up costs that are incurred after a decision has been made to develop a site are capitalized as preoperating costs. After an amphitheater is fully developed, these preoperating costs are amortized on a straight-line basis over a five-year period.

     Contract acquisition costs include fees associated with securing a contract with a booking agent for one of the Partnership's amphitheaters. These costs are amortized on a straight-line basis over the life of the contract which is 10 years.

 Property and Equipment

     Property and equipment is stated at cost. Repair and maintenance costs are expensed as incurred. Interest incurred in connection with the construction of an amphitheater is capitalized as part of the cost of the amphitheater. During 1995 and 1996, the Partnership capitalized interest in connection with the construction of amphitheaters of $645,000 and $161,000, respectively. No interest was capitalized in 1997.

     Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the lease. Other property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets. A summary of the principal ranges of useful lives used in computing the annual provision for depreciation and amortization is as follows:

                                        RANGE OF YEARS
                                       ---------------
   Buildings .......................    27-31.5
   Leasehold improvements ..........     5-31.5
   Equipment .......................      3-7
   Furniture and fixtures ..........     5-10

     The Partnership evaluates on an ongoing basis whether events and circumstances indicate that the estimated useful lives of property and equipment warrant revision. The Partnership adopted Statement

                               PAVILION PARTNERS
of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1997. The adoption of SFAS No. 121 did not have a material effect on the Partnership's financial position or results of operations.

 Fair Value of Financial Instruments

     The carrying amounts of the Partnership's financial instruments approximate their fair value at September 30, 1996 and 1997.

 Statement of Cash Flows

     The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Interest paid was $2,319,000, $3,652,000 and $3,917,000 for 1995, 1996 and 1997, respectively.
During the year ended October 31, 1995, the Partnership issued a note payable with a fair value of $1,300,000 to a vendor in exchange for certain equipment with a fair value which approximated the amount of the note. During 1997, the Partnership contributed or licensed the assets and liabilities of the Glen Helen Amphitheatre into the new WAP Partnership in which it holds a 50 percent interest. The net book value of the investment made in the WAP Partnership was $54,000.

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Partnership to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

     Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 presentation.

 Interim Financial Information

     The interim financial data as of December 31, 1997 and for the three-month periods ended December 31, 1996 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


3. PARTNERSHIP AGREEMENT:

     The Partnership agreement provides, among other things, for the following:


 Contributions and Project Loans

     In addition to the initial contributions as discussed in Note 1, the partners are obligated to contribute, in proportion to their respective Partnership interests, any deficiency in the funding for the construction of each approved amphitheater development or any operational shortfall, as defined in the Partnership agreement. No such funding was required in 1995, 1996 or 1997.

     In addition, AEP is responsible for providing project financing, as defined, for each approved amphitheater development. To the extent AEP does not fulfill this responsibility, AEP must indemnify, defend and hold harmless the Partnership from all claims, demands, liabilities or other losses (including the loss of any earnest money deposits and any reasonable attorneys' fees) which might result from AEP's failure to provide such project loan.

                               PAVILION PARTNERS

 Income Allocation


     In general, all of the Partnership's income is allocated to the partners in proportion to their respective Partnership interests. However, PACE receives a priority allocation of net income, as defined in the Partnership agreement, until the cumulative amount of such allocations is equal to $2,000,000 increased by 7 percent of the unpaid allocation on the last day of each fiscal year. Any such allocation of net income to PACE is distributed in the following year. The priority allocation of net income to PACE for 1995, 1996 and 1997 was approximately $767,000, $716,000 and $119,000, respectively. This allocation obligation was fully satisfied with the distribution of the fiscal 1997 income allocation amount during October 1997.

     AEP is entitled to receive a priority allocation of net income once a loan related to an amphitheater contributed by Blockbuster is repaid. At September 30, 1997, the loan balance is $7,905,000 and is payable in quarterly installments with a balloon payment due at its maturity on April 1, 2004. The priority allocation of net income is equal to 65 percent of the cash flow attributable to the amphitheater, as defined in the Partnership agreement. The cumulative priority allocation of net income to AEP is limited to $7,000,000. No such allocation was made in 1995, 1996 or 1997.

     On November 1 of each calendar year, the executive committee of the Partnership determines if any excess cash exists in the Partnership's accounts above what is necessary to fund future operations and obligations. Any such excess cash may be distributed to the partners in proportion to their respective interests in the Partnership. No distributions of excess cash flow have been made.


4. PROPERTY AND EQUIPMENT:

     The components of the Partnership's property and equipment are as follows (in thousands):

                                                                SEPTEMBER 30
                                                             -------------------
                                                                1996      1997
                                                             --------- ---------
   Property ................................................  $   695   $   695
   Buildings ...............................................   10,817    10,817
   Leasehold improvements ..................................   53,148    53,826
   Equipment ...............................................    5,007     4,488
   Furniture and fixtures ..................................      705       722
   Construction in progress ................................       --       786
                                                              -------   -------
                                                               70,372    71,334
   Less--Accumulated depreciation and amortization .........    9,080    11,396
                                                              -------   -------
                                                              $61,292   $59,938
                                                              =======   =======

     Depreciation and amortization expense associated with property and equipment for 1995, 1996 and 1997 was $1,905,000, $2,693,000 and $3,179,000,
respectively.

     Assets under capital lease included above are as follows (in thousands):

                                                 SEPTEMBER 30
                                             --------------------
                                                1996       1997
                                             ---------  ---------
   Building ...............................   $5,333     $5,333
   Furniture and equipment ................      841        841
                                              ------     ------
                                               6,174      6,174
   Less--Accumulated depreciation .........    2,068      2,237
                                              ------     ------
                                              $4,106     $3,937
                                              ======     ======

                               PAVILION PARTNERS

     Amortization expense associated with assets under capital lease for 1995, 1996 and 1997 was $169,000, $156,000 and $169,000, respectively.

5. OTHER ASSETS:

     Other assets consist of the following (in thousands):

                                                                                     SEPTEMBER 30
                                                                                 --------------------
                                                                                    1996       1997
                                                                                 ---------  ---------
   Preoperating costs, net of accumulated amortization of $2,092,000 and
     $1,094,000, respectively..................................................   $2,153     $1,709
   Investment in unconsolidated partnerships ..................................    1,302      2,797
   Contract acquisition costs, net of accumulated amortization of $45,000 and
     $129,000, respectively ...................................................      624        815
   Other ......................................................................      347        402
                                                                                  ------     ------
                                                                                  $4,426     $5,723
                                                                                  ======     ======

     During 1995, 1996 and 1997, the Partnership recognized equity in earnings of unconsolidated partnerships of $263,000, $129,000 and $1,592,000, respectively, which is included in other operating revenues.

6. ACCRUED LIABILITIES:

     Accrued liabilities consist of the following (in thousands):

                                                      SEPTEMBER 30
                                                  --------------------
                                                    1996        1997
                                                  --------   ---------
   Interest ...................................    $  544     $  522
   Rent .......................................       638        580
   Taxes ......................................       748        613
   Litigation expenses and settlement .........     1,873         --
   Insurance ..................................     1,216      1,656
   Other ......................................     3,093      3,660
                                                   ------     ------
                                                   $8,112     $7,031
                                                   ======     ======

     Accrued liabilities do not include accrued interest on the notes payable to Blockbuster (see Note 7). Such accrued interest, which is included in accounts payable, related parties, was $1,082,000 and $1,601,000 as of September 30, 1996 and 1997, respectively.

                               PAVILION PARTNERS

7. NOTES PAYABLE:

     Notes payable to third parties consist of the following (in thousands):

                                                                           SEPTEMBER 30
                                                                      -----------------------
                                                                         1996         1997
                                                                      ----------   ----------
   Note payable to a bank, interest at LIBOR plus 0.18% (6% at
     September 30, 1996 and 1997), payments due semiannually
     with a balloon payment due on maturity in July 2005,
     guaranteed by Sony ...........................................    $13,122      $12,573
   Note payable to a bank, interest at 8.35% through July 2002 and
     LIBOR plus 0.18% thereafter, due in July 2005, guaranteed by
     Sony .........................................................     10,000       10,000
   Note payable to a bank, interest at LIBOR plus 0.85% (6.78% at
     September 30, 1996 and 1997), payments due annually with a balloon payment due on maturity in December 2005,
     guaranteed by Blockbuster and Sony ...........................      7,732        7,575
   Note payable to a bank, interest at prime minus 105 basis points
     (7.2% and 7.45% at September 30, 1996 and 1997,
     respectively), payments due quarterly with a balloon payment
     due on maturity in April 2000, guaranteed by Sony ............      6,449        6,356
   Note payable to a bank, interest at 9.46%, payments due
     quarterly with a balloon payment due on maturity in
     December 1999, guaranteed by Sony ............................      3,958        3,914
   Note payable to a vendor, interest imputed at 8.98%, payments
     due weekly through May 2005 ..................................      1,826        1,671
   Other notes payable to vendors, interest at fixed rates ranging from 8.2% to 10.72%, due in equal installments with final
     maturities ranging from December 1996 through
     February 2006 ................................................      2,040        1,591
                                                                       -------      -------
     Total ........................................................     45,127       43,680
   Less--Current maturities .......................................      1,447        1,488
                                                                       -------      -------
     Noncurrent portion ...........................................    $43,680      $42,192
                                                                       =======      =======
   Note payable to a related party consist of the following (in thousands):
                                                                           SEPTEMBER 30
                                                                      ---------------------
                                                                        1996         1997
                                                                      --------     --------
   Note payable to Blockbuster, interest at 7%, payments due
     quarterly with a balloon payment due on maturity in
     April 2004, secured by property and equipment with a net
     book value of $6,212 .........................................    $ 7,905      $ 7,905
   Less--Current maturities .......................................        637          880
                                                                      --------     --------
     Noncurrent portion ...........................................    $ 7,268      $ 7,025
                                                                      ========     ========

     The terms of contracts with concessionaires such as food and beverage vendors generally require the vendors to make a significant initial payment to the Partnership at the time of the construction of an amphitheater. These advances are repayable in periodic installments from amounts otherwise due to the Partnership under the concession contracts. As of September 30, 1997, the notes payable to

                               PAVILION PARTNERS
vendors under such arrangements had a weighted-average effective interest rate of 9.15 percent. The Partnership's weighted-average interest rate on notes payable to banks was 7.3 percent on September 30, 1997.

     Interest expense on the note payable to a related party was $547,000, $489,000 and $519,000 for 1995, 1996 and 1997, respectively. Principal and interest on the note payable to a related party have not been paid as accounts receivable, related parties from Blockbuster remain outstanding.

     As of September 30, 1997, scheduled maturities of notes payable were as follows:

   1998 ...............    $ 2,368
   1999 ...............      1,841
   2000 ...............     11,560
   2001 ...............      1,751
   2002 ...............      1,811
   Thereafter .........     32,254
                           -------
                           $51,585
                           =======

8. LEASE COMMITMENTS:

     The Partnership leases various amphitheaters under operating and capital leases. Initial lease terms are 25 to 60 years with varying renewal periods at the Partnership's option on most leases. A number of the amphitheater leases provide for escalating rent over the lease term. Rental expense on operating leases is recognized on a straight-line basis over the life of such leases. The majority of the amphitheater leases provide for contingent rentals, generally based upon a percentage of gross revenues, as defined in the respective lease agreements. Minimum rental expense associated with operating leases for 1995, 1996 and 1997 was $648,000, $2,353,000 and $2,612,000, respectively. Contingent rental expense associated with operating leases for 1995, 1996 and 1997 was $2,407,000, $2,515,000 and $2,571,000, respectively. Contingent rental expense associated with capital leases for 1995, 1996 and 1997 was $144,000, $155,000 and $149,000, respectively.

     Minimum rental commitments on long-term capital and operating leases at September 30, 1997, were as follows (in thousands):

                                                         CAPITAL     OPERATING
                                                          LEASES      LEASES
                                                        ---------   ----------
   Year ending September 30--
    1998 ............................................    $   757     $ 2,902
    1999 ............................................        757       3,056
    2000 ............................................        756       3,148
    2001 ............................................        757       3,248
    2002 ............................................        757       3,297
    Thereafter ......................................      9,714      54,693
                                                         -------     -------
                                                          13,498     $70,344
                                                                     =======
   Less--Amount representing interest ...............      7,383
                                                         -------
   Present value of minimum rental payments .........      6,115
   Less--Current portion ............................        126
                                                         -------
   Noncurrent portion ...............................    $ 5,989
                                                         =======

9. RELATED PARTIES:

     The responsibility for the day-to-day business and affairs of the Partnership has been delegated by the partners to a managing director and support staff employed by PACE Entertainment

                               PAVILION PARTNERS

Corporation and its subsidiaries. PACE Entertainment Corporation and its subsidiaries provide the Partnership with management and consulting services in connection with the development, construction, maintenance and operation of amphitheaters owned or leased by the Partnership. The Partnership paid $1,650,000, $1,687,000 and $1,968,000 during 1995, 1996 and 1997, respectively, to PACE Entertainment Corporation as reimbursement for the costs of these services.

     The Partnership paid PACE Music Group (PMG), a subsidiary of PACE Entertainment Corporation, $289,000, $225,000 and $395,000 during 1995, 1996 and 1997, respectively, for services provided by PMG as a local presenter at one of the Partnership's amphitheaters.

     Accounts receivable from and accounts payable to related parties at September 30, 1997, of $3,878,000 and $3,948,000, respectively, relate to amounts owed to and due from the partners arising from the formation of the Partnership and general and administrative expenses paid by or on behalf of the Partnership.

     Notes receivable, related parties consist of two notes due from AEP which bear interest at 5.62 percent per annum and matured April 1, 1997. Principal payments on the notes are due upon request by the Partnership in order to fund the construction of proposed amphitheaters. Interest on the partners' notes amounted to $192,000, $63,000 and $68,000 for 1995, 1996 and 1997,
respectively.


10. COMMITMENTS AND CONTINGENCIES:

 Commitments

     The Partnership guarantees 50 percent of a $2,305,000 promissory note issued by its 50 percent equity partner in the Starwood Amphitheater. The note matures on June 1, 2003.

     The Partnership has committed to fund certain renovation work at one of its amphitheaters in proportion to its 66-2/3 percent partnership interest in that amphitheater. The renovations are to include increasing seating capacity and upgrading the amphitheater's concession plazas and parking facilities. The total budget for these renovations is approximately $11.0 million of which $5.0 million will be funded by the minority partner and a note payable to vendor, therefore the Partnership's funding commitment is approximately $6.0 million.

     The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. Management performs periodic evaluations of the relative credit standards of the financial institutions with which it deals. Additionally, the Partnership's cash management and investment policies restrict investments to low-risk, highly liquid securities. Accordingly, management does not believe that the Partnership is currently exposed to any significant credit risk on cash and cash equivalents.

     The Partnership is subject to other claims and litigation arising in the normal course of its business. The Partnership does not believe that any of these proceedings will have a material adverse effect on its financial position or results of operations.

     The Partnership was previously named as a defendant in a case filed in Wake County, North Carolina (Promotion Litigation). There were several defendants named in the litigation with various causes of action asserted against one or more of each of the defendants, including (a) breach of alleged contract, partnership, joint venture and fiduciary duties between certain of the defendants and Pro Motion Concerts, (b) constructive fraud, (c) interference with prospective advantage, (d) unfair trade practices, (e) constructive trust and (f) unjust enrichment. The essence of the plaintiff's claims was that certain of the defendants agreed to enter into a partnership with the plaintiffs for the development and operation of an amphitheater. On May 1, 1997, the Promotion Litigation was settled. All defendants were fully and finally released with prejudice from any and all claims and causes of action. Although the defendants believe that they would have prevailed at a trial of the Promotion

                               PAVILION PARTNERS

Litigation, the defendants chose to settle rather than risk the uncertainties of a trial. The defendants did not acknowledge or admit any liability. The settlement called for payments to plaintiffs totaling $4.5 million, of which $1.0 million was paid by the Partnership. The Partnership recorded litigation settlement expense of $1.0 million at September 30, 1996. The settlement was paid during May 1997.

 Change in Control Provisions

     The Partnership has entered into numerous leases and other contracts in the ordinary course of business. Certain of these agreements either contain restrictions on their assignability or would require third-party approval of a change in control of the Partnership.

 Employment Agreements

     The Partnership has employment agreements with certain key employees. Such agreements generally provide for minimum salary levels, guaranteed bonuses and incentive bonuses which are payable if specified financial goals are attained. As of September 30, 1997, the Company's minimum commitment under these agreements were as follows (in thousands):

   For the year ending September 30--
   1998 .............................    $335
   1999 .............................     177

 Insurance

     The Partnership carries a broad range of insurance coverage, including general liability, workers' compensation, employee health coverage and umbrella policies. The Partnership carries deductibles of up to $10,000 per occurrence for general liability claims. The Partnership has accrued for estimated potential claim costs in satisfying the deductible provisions of the insurance policies for claims occurring through September 30, 1997. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

11. SUBSEQUENT EVENTS:

     In December 1997, the managing partner and its shareholders entered into an agreement whereby the shareholders would sell their interests in PACE Entertainment Corporation to SFX Entertainment, Inc. (SFX Transaction). Closing is subject to certain conditions, including the approval of third parties.

     On December 19, 1997, the PACE Entertainment Corporation entered into an agreement to purchase Blockbuster's 33-1/3 percent interest in the Partnership (Blockbuster Transaction) for $4,171,000 in cash, $2,940,000 in assumed liabilities and the assumption of certain indemnification obligations of Blockbuster under the Partnership agreement. In addition, PACE Entertainment Corporation has agreed to purchase the note payable to Blockbuster with a balance of $9,507,000, including accrued interest of $1,601,000, at September 30, 1997. The transaction is contingent on, among other things, obtaining acceptable financing including the release of Blockbuster from certain debt obligations and the approval of Sony.

     On December 22, 1997, PACE Entertainment Corporation entered into an agreement to purchase Sony's 33-1/3 percent interest in the Partnership (Sony Transaction) for $27,500,000 in cash. The transaction is contingent on, among other things, government approval and obtaining acceptable financing including the release of Sony from certain debt obligations (see Note 7).

12. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     Effective February 25, 1998, the SFX Transaction, Blockbuster Transaction and Sony Transaction closed. In conjunction with the closing, SFX purchased or retired approximately $38 million of the Partnership's outstanding notes payable.

                        REPORT OF INDEPENDENT AUDITORS

The Boards of Directors
Contemporary Group

     We have audited the accompanying combined balance sheets of Contemporary Group as of December 31, 1997 and 1996 and the related combined statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Contemporary Group at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                      Ernst & Young LLP



New York, New York
May 22, 1998

                              CONTEMPORARY GROUP

                            COMBINED BALANCE SHEETS


                                                                                 DECEMBER 31
                                                                       --------------------------------
                                                                             1996             1997
                                                                       ---------------   --------------
ASSETS
Current assets:
 Cash ..............................................................    $  2,972,409      $10,427,805
 Accounts receivable ...............................................       4,067,444        7,672,187
 Notes receivable - related party ..................................              --        1,000,000
 Prepaid expenses and other current assets .........................         272,105          210,640
                                                                        ------------      -----------
Total current assets ...............................................       7,311,958       19,310,632
Property and equipment, at cost, less accumulated depreciation and
 amortization of $2,723,986 in 1996 and $3,264,972 in 1997 .........       2,438,210        2,813,902
Reimbursable event costs ...........................................         474,469          152,617
Deferred event expenses ............................................         250,973          402,460
Investment in Riverport ............................................       4,934,513        5,436,717
Other assets .......................................................         120,256          199,518
                                                                        ------------      -----------
Total assets .......................................................    $ 15,530,379      $28,315,846
                                                                        ============      ===========
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accrued compensation and bonuses ..................................    $  2,906,153      $ 6,721,459
 Accrued expenses and other current liabilities ....................       1,994,036        6,169,861
 Accounts payable ..................................................       1,733,676        1,347,539
 Current portion of note payable ...................................         667,138        1,075,000
                                                                        ------------      -----------
Total current liabilities ..........................................       7,301,003       15,313,859
Deferred revenue and other liabilities .............................       2,586,880        5,570,295
Note payable, less current portion .................................       1,659,723          739,424
Combined stockholders' equity ......................................       3,982,773        6,692,268
                                                                        ------------      -----------
Total liabilities and combined stockholders' equity ................    $ 15,530,379      $28,315,846
                                                                        ============      ===========

                            See accompanying notes.

                              CONTEMPORARY GROUP

                       COMBINED STATEMENTS OF OPERATIONS


                                                               YEAR ENDED DECEMBER 31
                                                 --------------------------------------------------
                                                      1995             1996              1997
                                                 --------------   --------------   ----------------
Operating revenues:
 Event promotion revenue .....................    $39,159,137      $38,023,454       $ 48,057,060
 Marketing revenue ...........................      7,670,138       12,969,621         30,195,359
 Other event revenue .........................      8,813,999        8,859,218         10,800,118
                                                  -----------      -----------       ------------
                                                   55,643,274       59,852,293         89,052,537
Cost of revenue ..............................     44,240,953       46,410,935         66,940,088
                                                  -----------      -----------       ------------
                                                   11,402,321       13,441,358         22,112,449
Operating expenses:
 Salary and bonus expense ....................      5,944,644        8,010,991         18,992,476
 Depreciation and amortization ...............        559,980          566,573            540,986
 General and administrative expenses .........      3,468,742        3,767,111          4,887,615
                                                  -----------      -----------       ------------
                                                    9,973,366       12,344,675         24,421,077
Income (loss) from operations ................      1,428,955        1,096,683         (2,308,628)
Other income (expense):
 Interest income .............................        226,024          158,512            201,310
 Interest expense ............................       (140,773)        (213,658)          (192,130)
 Loss on asset disposal ......................             --               --            (84,261)
 Equity in income of Riverport ...............      1,332,898          822,716          1,002,204
                                                  -----------      -----------       ------------
                                                    1,418,149          767,570            927,123
                                                  -----------      -----------       ------------
Income before income taxes ...................      2,847,104        1,864,253         (1,381,505)
Federal and state taxes ......................         20,677           35,367                 --
                                                  -----------      -----------       ------------
Net income (loss) ............................    $ 2,826,427      $ 1,828,886       $ (1,381,505)
                                                  ===========      ===========       ============

                            See accompanying notes.

                              CONTEMPORARY GROUP

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                               YEAR ENDED DECEMBER 31
                                                                ----------------------------------------------------
                                                                      1995              1996              1997
                                                                ---------------   ---------------   ----------------
OPERATING ACTIVITIES
Net income ..................................................    $  2,826,427      $  1,828,886       $ (1,381,505)
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization ..............................         559,980           566,573            540,986
 Loss on asset disposal .....................................              --                --             84,261
 Non cash interest expense ..................................         142,068           148,113            154,701
 Equity in income of Riverport, net of distributions
   received .................................................         (82,897)         (222,716)          (502,204)
 Changes in operating assets and liabilities:
   Accounts receivable ......................................      (1,451,090)         (659,486)        (3,604,743)
   Prepaid expenses and other current assets ................        (331,184)          225,754             61,465
   Reimbursable event costs .................................         (75,913)         (361,599)           321,852
   Deferred event expenses ..................................         (15,608)          (45,150)          (151,487)
   Other assets .............................................          (1,575)          (29,923)           (79,262)
   Accounts payable .........................................         398,369           970,553           (386,137)
   Accrued compensation and bonuses .........................         665,488           954,175          3,815,306
   Accrued expenses and other current liabilities ...........         907,053           301,652          4,175,825
   Deferred revenue .........................................      (1,569,486)          245,216          3,227,827
   Other liabilities ........................................              --           162,860           (244,412)
                                                                 ------------      ------------       ------------
Net cash provided by operating activities ...................       1,971,632         4,084,908          6,032,473
INVESTING ACTIVITIES
Loan to related party .......................................              --                --         (1,000,000)
Purchase of property and equipment ..........................        (281,306)       (1,159,382)        (1,063,848)
Proceeds from sale of property and equipment ................              --                --             62,909
                                                                 ------------      ------------       ------------
Net cash used in investing activities .......................        (281,306)       (1,159,382)        (2,000,939)
FINANCING ACTIVITIES
Borrowings ..................................................         226,970           626,970                 --
Payments of notes payable ...................................         (75,000)         (336,802)          (667,138)
Proceeds received from capital contributions ................              --                --          5,000,000
Distributions paid ..........................................      (2,578,000)       (2,993,000)          (909,000)
                                                                 ------------      ------------       ------------
Net cash provided by (used in) financing activities .........      (2,426,030)       (2,702,832)         3,423,862
                                                                 ------------      ------------       ------------
Net increase in cash ........................................        (735,704)          222,694          7,455,396
Cash at beginning of period .................................       3,485,419         2,749,715          2,972,409
                                                                 ------------      ------------       ------------
Cash at end of period .......................................    $  2,749,715      $  2,972,409       $ 10,427,805
                                                                 ============      ============       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest ......................................    $     24,000      $    143,271       $     37,421
                                                                 ============      ============       ============
Cash paid for income taxes ..................................    $     45,805      $     34,550       $     27,077
                                                                 ============      ============       ============

                            See accompanying notes.

                              CONTEMPORARY GROUP

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

Balance, January 1, 1995 .................................    $  4,898,460
 Distributions to stockholders ...........................      (2,578,000)
 Net income for the year ended December 31, 1995 .........       2,826,427
                                                              ------------
Balance, December 31, 1995 ...............................       5,146,887
 Distributions to stockholders ...........................      (2,993,000)
 Net income for the year ended December 31, 1996 .........       1,828,886
                                                              ------------
Balance, December 31, 1996 ...............................       3,982,773
 Distributions to stockholders ...........................        (909,000)
 Capital contributions ...................................       5,000,000
 Net loss for the year ended December 31, 1997 ...........      (1,381,505)
                                                              ------------
Balance, December 31, 1997 ...............................    $  6,692,268
                                                              ============

                            See accompanying notes.

                              CONTEMPORARY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

     The accompanying combined financial statements include the accounts of Contemporary International Productions Corporation, Contemporary Productions Incorporated, Contemporary Marketing, Inc. ("CMI"), Contemporary Sports Incorporated, Innovative Training and Education Concepts Corporation, n/k/a Contemporary Group, Inc., Contemporary Investments Corporation ("CIC"), Contemporary Investments of Kansas, Inc., Continental Entertainment Associates, Inc., Dialtix, Inc., and Capital Tickets L.P. (collectively, the "Contemporary Group" or the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are subject to common ownership and to the transaction described in Note 8.

     The Contemporary Group is a live entertainment and special events producer, venue operator and consumer marketer. Income from operations originates from the operation of the concert division which earns promotion income in two ways: either a fixed fee for organizing and promoting an event or an arrangement that entitles it to a profit percentage based on a predetermined formula. The Companies recognize revenue from the promotion of events when earned, which is generally upon exhibition. The Companies record commissions on booking acts as well as sponsorship and concession income as other event revenues.

     CIC is a 50% partner in Riverport Performing Arts Centre Joint Venture ("Riverport"), a Missouri general partnership which operates a 20,000 seat outdoor amphitheater located in St. Louis, Missouri. The investment in Riverport is recorded under the equity method of accounting.


 Income Taxes

     As of December 31, 1997, all of the entities combined are either "S Corporations" or partnerships and therefore no tax provision has been provided. In 1996 and 1995, certain of the entities were "C Corporations" for which a tax provision has been provided.

     For the year ended December 31, 1996 and 1995, with respect to the "C Corporations," the total provision for income taxes is $35,367 and $20,677 respectively.

     Certain of the "C Corporations" filed elections to be treated as "S Corporations" beginning January 1, 1997. Therefore, with respect to such corporations, no provision for income taxes has been provided for the year ended December 31, 1997. These Companies have subsequently revoked the election to be taxed as "S Corporations", effective January 1, 1998.


 Accounts Receivable

     Accounts receivable consist of amounts due from ticket vendors, venue box offices and customers of marketing services. Management considers these accounts receivable as of December 31, 1997, 1996 and 1995 to be collectible; accordingly, no allowance for doubtful accounts is recorded.


 Revenue Recognition

     Deferred revenue relates primarily to an advance on future concession revenues which is evidenced by a noninterest bearing note payable and advances on marketing services. Payments collected in advance are recognized as income as events occur or services are provided. Reimbursable event costs represent amounts paid by the Companies on behalf of co-promoters and other parties with interests in the events which will be reimbursed by such parties.

     Sales under long-term contracts for the Company's marketing division are recorded under the percentage-of-completion method, wherein revenues and estimated costs are recorded as the work is performed.

                              CONTEMPORARY GROUP

 Significant Customer

     CMI's most significant customer is AT&T, which provided approximately 23% and 12% of the Companies' combined revenues for the years ended December 31, 1997 and 1996, respectively. In March 1998, AT&T has indicated that it will no longer be using the services of CMI.

 Advertising Costs

     Advertising costs are expensed as incurred. For the year ended December 31, 1997, 1996 and 1995, advertising costs were $115,634 and $71,879 and
$44,226, respectively.

 Property and Equipment

     Property and equipment is recorded at cost. Depreciation is computed on either the straight-line method or accelerated methods over the estimated useful lives of the assets or the term of the related lease as follows:

          Furniture, fixtures and equipment ......... 5-7 years
          Land improvements ......................... 15 years
          Leasehold improvements .................... 10 years

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassification

     Certain prior year amounts in the financial statements have been reclassified to conform with the current year's presentation.

2. INVESTMENTS

     The following is a summary of the financial position and results of operations of Riverport as of and for the year ended December 31, 1995, 1996 and 1997:

                                                                  YEAR ENDED DECEMBER 31
                                                       ---------------------------------------------
                                                            1995            1996            1997
                                                       -------------   -------------   -------------
   Current assets ..................................   $   350,532     $   473,275     $   284,424
   Property and equipment ..........................    12,388,989      11,815,552      11,188,826
   Other assets ....................................        27,573          16,553              --
                                                       -----------     -----------     -----------
   Total assets ....................................   $12,767,094     $12,305,380     $11,473,250
                                                       ===========     ===========     ===========
   Current liabilities .............................   $ 1,524,364     $ 1,993,981     $   318,028
   Other liabilities ...............................     1,819,136         442,374         281,789
   Partners' capital ...............................     9,423,594       9,869,025      10,873,433
                                                       -----------     -----------     -----------
   Total liabilities and partners' capital .........   $12,767,094     $12,305,380     $11,473,250
                                                       ===========     ===========     ===========
   Revenue .........................................   $15,256,314     $11,693,138     $14,247,109
   Net operating income ............................   $ 3,200,738     $ 1,970,887     $ 2,616,839
   Net income ......................................   $ 2,665,796     $ 1,645,431     $ 2,004,408

                              CONTEMPORARY GROUP

     During the years ended December 31, 1997, 1996 and 1995, CIC received a cash distribution of $500,000, $600,000 and $1,250,000, respectively, from Riverport.

3. NOTES PAYABLE

     In November 1995, the Company obtained a $750,000 unsecured line of credit with a bank which matured in May 1996. The note bore a rate of interest based on the prime lending rate (8.75% in 1995). At December 31, 1995, $226,970 was outstanding under this line of credit.

     At December 31, 1997, 1996 and 1995, CIC held a $2,322,500 non interest-bearing note payable to its partner in Riverport. The carrying value of the note was $1,814,424, $1,734,723 and $1,661,610 at December 31, 1997,
1996 and 1995, respectively, which includes imputed interest at a rate of approximately 9%. The note, which was payable in installments through December 1, 2000 and was secured by CIC's investment in Riverport, was repaid in 1998 in connection with the transaction described in Note 8.

     At December 31, 1996, the Companies had a $592,138 bank note payable which bore interest based on the prime lending rate (8.25% in 1996, 8.5% in 1997) and was repaid in full during 1997.

4. COMMON STOCK

     The Companies' stock and tax status for 1997 are as follows:

                                                          TAX           SHARES        SHARES       PAR
                                                         STATUS       AUTHORIZED      ISSUED      VALUE
                                                     -------------   ------------   ----------   ------
   Contemporary International Productions
     Corporation .................................   S-Corp.            30,000            10      $  1
   Contemporary Productions Incorporated .........   S-Corp.            30,000           100      $  1
   Contemporary Marketing, Inc. ..................   S-Corp.            30,000           100      $  1
   Contemporary Sports, Incorporated .............   S-Corp.            30,000           100      $  1
   Innovative Training and Education
     Concepts Corporation n/k/a
     Contemporary Group, Inc. ....................   S-Corp.            30,000           100      $  1
   Contemporary Investments Corporation ..........   S-Corp.            30,000           200      $  1
   Contemporary Investments of Kansas, Inc.          S-Corp.            30,000        30,000      $  1
   Continental Entertainment Associates, Inc.        C-Corp.               300             6      $100
   Dialtix, Inc. .................................   S-Corp.               300             6      $100
   Capital Tickets L.P. ..........................   Partnership          N/A           N/A        N/A

5. COMMITMENTS AND CONTINGENCIES

 Leases

     The Companies lease office facilities and concert venues under noncancellable leases which expire at various dates through 2004. Such leases contain various operating escalations and renewal options.

     Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $705,489, $818,123 and $734,785, respectively.

                              CONTEMPORARY GROUP

     Future minimum lease payments under noncancellable operating leases as of December 31, 1997 are as follows:

  1998 .........................    $  858,757
  1999 .........................       863,757
  2000 .........................       440,050
  2001 .........................       264,000
  Thereafter ...................       317,000
                                    ----------
                                    $2,743,564
                                    ==========

 Compensation

     During 1996, CMI entered into an employment agreement with one of its employees which provided her rights to future cash payments based on the fair value of CMI, as defined. These rights would vest on January 1, 2002 or upon the occurrence of certain transactions, including a change of control. On December 31, 1997, in connection with an amendment to her employment agreement, the rights became fully vested and CMI paid this employee $1,329,284. In addition, she is entitled to receive as a bonus $2,854,899 under the amendment, which will be paid in 1998 and is accrued at December 31, 1997.

 Litigation

     The Companies are party to various legal proceedings generally incidental to their businesses. Although the ultimate disposition of these proceedings is not presently determinable, management, after discussions with counsel, does not expect the outcome of these proceedings to have a material adverse effect on the financial condition of the Companies.

6. EMPLOYEE RETIREMENT PLAN

     In January 1992, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402(g) of the Internal Revenue Code. The Companies contribute to participant employees' accounts at the rate of 25% of the first 5% of the participating employees' contributions. During the years ended December 31, 1997, 1996 and 1995, the Companies contributions totaled approximately $37,769, $25,600 and $18,887, respectively.


7. RELATED PARTY TRANSACTIONS

     During 1997, the Company loaned $1,000,000 to its co-presidents. The loans which bore a rate of interest of approximately 5.8% were repaid in full in early 1998.


8. SUBSEQUENT EVENTS

     In February 1998, the owners of the Companies sold 100% of the capital stock of Contemporary International Productions Corporation and the assets of the remaining companies comprising the Contemporary Group, excluding cash and 1997 receivables, to SFX Entertainment, Inc. for an aggregate consideration of $62,300,000 in cash and the issuance of preferred stock which was converted into 1,402,850 shares of SFX Entertainment Class A Common Stock. In connection with this transaction, SFX Entertainment and its affiliates also acquired the 50% interest of Riverport not owned by CIC for $12,585,000.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Album Network, Inc.

     We have audited the accompanying combined balance sheets of The Album Network, Inc. and Affiliated Companies as of September 30, 1997 and 1996, and the related combined statements of operations and stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Album Network, Inc. and Affiliated Companies at September 30, 1997 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP



November 20, 1997
New York, New York

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET

                                                                                 SEPTEMBER 30,
                                                                        --------------------------------
                                                                             1996              1997
                                                                        --------------   ---------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $    160,453     $    272,423
 Accounts receivable, less allowance for doubtful
  accounts of $153,728 in 1997and $95,450 in 1996 ...................       2,148,159        2,229,237
 Officers' loans receivable .........................................         423,447          390,794
 Prepaid expenses and other current assets ..........................         125,558          234,914
                                                                         ------------     ------------
Total current assets ................................................       2,857,617        3,127,368
Property, plant and equipment, at cost, less accumulated depreciation
 of $1,056,689 in 1997 and $ 914,513 in 1996 ........................         278,898          303,614
Deferred software costs, less accumulated amortization of $106,639 in
 1997 and $45,768 in 1996 ...........................................         172,302          262,061
Other noncurrent assets .............................................          39,477           37,033
                                                                         ------------     ------------
Total assets ........................................................    $  3,348,294     $  3,730,076
                                                                         ============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accrued officers' bonuses ..........................................    $  1,200,000     $  1,251,000
 Accounts payable and other accrued expenses ........................       1,081,469        1,208,424
 Officers' loans payable ............................................         650,000          489,085
 Unearned subscription income .......................................         530,255          406,529
 Taxes payable and other current liabilities ........................         339,551          224,011
 Current portion of long-term debt ..................................         636,723          506,228
                                                                         ------------     ------------
Total current liabilities ...........................................       4,437,998        4,085,277
Long-term debt ......................................................       1,294,133        1,051,881
Deferred income taxes ...............................................         279,434          114,178
Combined stockholders' deficit ......................................      (2,663,271)      (1,521,260)
                                                                         ------------     ------------
Total liabilities and stockholders' deficit .........................    $  3,348,294     $  3,730,076
                                                                         ============     ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                  (UNAUDITED)


ASSETS
Current assets:
 Cash and cash equivalents ...............................................    $    169,498
 Accounts receivable, less allowance for doubtful
  accounts of $157,682 ...................................................       2,268,205
 Officers' loans receivable ..............................................         406,421
 Prepaid expenses and other current assets ...............................         133,293
                                                                              ------------
Total current assets .....................................................       2,977,417
Property, plant and equipment, at cost, less accumulated depreciation
 of $1,098,747 ...........................................................         307,096
Deferred software costs, less accumulated amortization of $127,116 .......         282,453
Other noncurrent assets ..................................................           9,525
                                                                              ------------
Total assets .............................................................    $  3,576,491
                                                                              ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable and other accrued expenses .............................    $  1,346,095
 Officers' loans payable .................................................         717,336
 Unearned subscription income ............................................         558,358
 Taxes payable and other current liabilities .............................         749,108
 Current portion of long-term debt .......................................         635,464
                                                                              ------------
Total current liabilities ................................................       4,006,361
Long-term debt ...........................................................         939,200
Deferred income taxes ....................................................          53,575
Combined stockholders' deficit ...........................................      (1,422,645)
                                                                              ------------
Total liabilities and stockholders' deficit ..............................    $  3,576,491
                                                                              ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     COMBINED STATEMENTS OF OPERATIONS AND
                             STOCKHOLDERS' DEFICIT


                                                                     YEAR ENDED SEPTEMBER 30,
                                                                -----------------------------------
                                                                      1996               1997
                                                                ----------------   ----------------
OPERATING REVENUES
Advertising revenue .........................................     $  7,040,465       $  7,619,751
Research services revenue ...................................        2,453,026          2,441,703
Direct mail & subscription revenue ..........................        1,791,887          1,837,248
Broadcast revenue ...........................................        2,085,714          2,235,788
Consulting revenue ..........................................          720,000            470,000
Other revenue ...............................................          675,790          1,152,448
                                                                  ------------       ------------
                                                                    14,766,882         15,756,938
Direct costs of revenue .....................................        4,408,997          4,107,328
                                                                  ------------       ------------
                                                                    10,357,885         11,649,610
OPERATING EXPENSES
Officers' salary expense ....................................        3,384,870          3,662,427
Other salary expense ........................................        3,956,910          3,949,715
Depreciation and amortization ...............................          183,976            203,047
General and administrative expenses .........................        2,524,704          2,483,197
                                                                  ------------       ------------
                                                                    10,050,460         10,298,386
                                                                  ------------       ------------
Income from operations ......................................          307,425          1,351,224
OTHER INCOME (EXPENSE)
Interest income--officers' loans ............................           35,000             41,600
Interest income--third party ................................            6,961              1,295
Interest expense--officers' loans ...........................          (35,000)           (55,940)
Interest expense--third party ...............................         (256,164)          (175,490)
                                                                  ------------       ------------
Income before income taxes ..................................           58,222          1,162,689
INCOME TAXES
Provision for income taxes ..................................          211,832             20,678
                                                                  ------------       ------------
Net income (loss) ...........................................         (153,610)         1,142,011
Combined stockholders' deficit at beginning of year .........       (2,509,661)        (2,663,271)
                                                                  ------------       ------------
Combined stockholders' deficit at end of year ...............     $ (2,663,271)      $ (1,521,260)
                                                                  ============       ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     COMBINED STATEMENT OF OPERATIONS AND
                             STOCKHOLDERS' DEFICIT
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


OPERATING REVENUES
Advertising revenue ...........................................    $  1,605,422
Research services revenue .....................................         604,961
Direct mail & subscription revenue ............................         521,851
Broadcast revenue .............................................         825,686
Other revenue .................................................          97,437
                                                                   ------------
                                                                      3,655,357
Direct costs of revenue .......................................       1,056,785
                                                                   ------------
                                                                      2,598,572
OPERATING EXPENSES
Officers' salary expense ......................................         209,424
Other salary expense ..........................................       1,090,662
Depreciation and amortization .................................          62,535
General and administrative expenses ...........................       1,034,159
                                                                   ------------
                                                                      2,396,780
                                                                   ------------
Income from operations ........................................         201,792
OTHER INCOME (EXPENSE)
Interest income--officers' loans ..............................           4,171
Interest income--third party ..................................             169
Interest expense--officers' loans .............................         (15,596)
Interest expense--third party .................................         (26,921)
                                                                   ------------
Income before income taxes ....................................         163,615
INCOME TAXES
Provision for income taxes ....................................          65,000
                                                                   ------------
Net income (loss) .............................................          98,615
Combined stockholders' deficit at beginning of period .........      (1,521,260)
                                                                   ------------
Combined stockholders' deficit at end of period ...............    $ (1,422,645)
                                                                   ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                          YEAR ENDED SEPTEMBER 30,
                                                                       ------------------------------
                                                                            1996             1997
                                                                       --------------   -------------
OPERATING ACTIVITIES
Net income .........................................................     $ (153,610)     $1,142,011
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................        183,976         203,047
  Provision for doubtful accounts ..................................         13,584          58,278
  Changes in operating assets and liabilities:
   Accounts receivable .............................................       (246,873)       (139,356)
   Prepaid expenses and other current assets .......................        154,120        (109,356)
   Other non current assets ........................................         (3,378)          2,444
   Accounts payable and accrued expenses ...........................         69,816         126,955
   Unearned subscription income ....................................        101,623        (123,726)
   Accrued officers' bonus .........................................        639,000          51,000
   Deferred income taxes ...........................................         39,268        (165,256)
   Taxes payable and other current liabilities .....................        143,423        (115,540)
                                                                         ----------      ----------
Net cash provided by operating activities ..........................        940,949         930,501
                                                                         ----------      ----------
INVESTING ACTIVITIES
Purchase of property and equipment .................................        (65,731)       (166,892)
Deferred software costs ............................................        (97,463)       (150,630)
                                                                         ----------      ----------
Net cash used in investing activities ..............................       (163,194)       (317,522)
                                                                         ----------      ----------
FINANCING ACTIVITIES
Payments on long term debt .........................................       (860,236)       (527,747)
Proceeds from additional debt borrowings ...........................         52,500         155,000
Proceeds from (repayments of) officers' loans, net .................         61,355        (128,262)
                                                                         ----------      ----------
Net cash used in financing activities ..............................       (746,381)       (501,009)
                                                                         ----------      ----------
Net increase in cash and cash equivalents ..........................         31,374         111,970
Cash and cash equivalents at beginning of year .....................        129,079         160,453
                                                                         ----------      ----------
Cash and cash equivalents at end of year ...........................     $  160,453      $  272,423
                                                                         ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .............................................     $  304,726      $  190,168
                                                                         ==========      ==========
Cash paid for income taxes .........................................     $   21,375      $   26,316
                                                                         ==========      ==========

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


OPERATING ACTIVITIES
Net income .........................................................    $     98,615
Adjustment to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation and amortization ....................................          62,535
  Provision for doubtful accounts ..................................           3,954
  Changes in operating assets and liabilities:
   Accounts receivable .............................................         (42,922)
   Prepaid expenses and other current assets .......................         101,621
   Other non current assets ........................................          27,508
   Accounts payable and accrued expenses ...........................         137,671
   Unearned subscription income ....................................         151,829
   Accrued officers' bonus .........................................      (1,251,000)
   Deferred income taxes ...........................................         (60,603)
   Taxes payable and other current liabilities .....................         525,097
                                                                        ------------
Net cash used in operating activities ..............................        (245,695)
INVESTING ACTIVITIES
Purchase of property and equipment .................................         (45,540)
Deferred software costs ............................................         (40,869)
                                                                        ------------
Net cash used in investing activities ..............................         (86,409)
FINANCING ACTIVITIES
Payments on long term debt .........................................        (112,681)
Proceeds from additional debt borrowings ...........................         129,236
Proceeds from officers' loans, net .................................         212,624
                                                                        ------------
Net cash provided by financing activities ..........................         229,179
                                                                        ------------
Net decrease in cash and cash equivalents ..........................        (102,925)
Cash and cash equivalents at beginning of year .....................         272,423
                                                                        ------------
Cash and cash equivalents at end of year ...........................    $    169,498
                                                                        ============

                            See accompanying notes.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

     The accompanying combined financial statements include the accounts of The Album Network, Inc., The Network 40, Inc., The Urban Network, Inc. and In-the-Studio (collectively, the "Companies"). Intercompany transactions and balances among the Companies have been eliminated in combination.

     On August 27, 1997, the board of directors and shareholders of the Companies approved a plan of agreement and merger which provided that The Urban Network, Inc. merge into The Album Network, Inc. (the "Company") effective September 24, 1997. The Companies accounted for the transaction as a merger of companies under common control.

     The Companies publish six music trade magazines, produce rock, urban and top 40 programming specials and manufacture compact disc samplers. They also serve as product marketing advisors to contemporary music talent and their managers in providing creative content and innovative marketing campaigns. In addition, the Companies provide research services for radio station program directors and record label executives. The Companies publishes five print periodicals for rock and top 40 music broadcasters, retailers and music industry executives. The weekly publications are the "Album Network" and the "Network 40". The monthly publications are the "Virtually Alternative" and "Totally Adult" and the quarterly publication is titled "AggroActive." Additionally, "The Urban Network" trade magazine is published each week.

 Revenue Recognition

     The Companies' magazines generate revenue from advertising sales, complemented by subscription sales and incremental direct mail revenue.

     Unearned subscription income represents revenues on subscriptions for which publications have not been delivered to customers as of the balance sheet date. Unearned subscription income at September 30, 1996 also includes unearned income on certain advertising and direct mail packages.

     Revenue from research services is recognized straight-line over the license term or upon the sale of computer software developed for licensees and other customers. Advertising and broadcast revenues are recognized when advertisements are run or aired.

 Furniture and Equipment

     Furniture and equipment are valued at cost less accumulated depreciation. Depreciation is provided on the straight-line and declining balance methods over the estimated useful lives of the assets, as follows:


  Computer hardware ...............   5 years
  Software ........................   5 years
  Furniture and equipment .........   5-7 years
  Leasehold improvements ..........   5 years

 Deferred Software Costs

     Costs incurred to produce software masters and subsequent enhancements to such software are capitalized and amortized over the remaining economic life of the master (generally, five years). Costs of maintenance and customer support are charged to expense when incurred.

 Cash and Cash Equivalents

     The Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

 Income Taxes

     Each of the affiliated Companies file a separate tax return. The Album Network, Inc. and the Urban Network, Inc. are "C Corporations." The Network 40, Inc. has elected to be taxed as an "S Corporation". The "S Corporation" election is effective for both federal and state tax purposes. Accordingly all items of income, loss, deduction or credit are reported by the shareholders on their respective personal income tax returns. The corporate tax rate for S Corporations in California is one and one-half percent (1.5%).

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Concentration of Credit Risk

     The Company maintains bank balances with City National Bank in excess of the federally insured limit of $100,000.

 Reclassification

     Certain amounts in the financial statements have been reclassified to conform with the current presentations.

 Interim Financial Information

     Financial information as of December 31, 1997 and for the three months ended December 31, 1997 is unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the results for such period have been included, all adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

2. RELATED PARTY TRANSACTIONS

 Officers' Loans

     The Companies have several loan agreements outstanding with its officers in order to satisfy the cash flow needs of operations. The interest rates on the loans to and from the officers range from approximately 10% to 12%.

     At October 1, 1995, the officers owed the Companies $471,918 and the Companies owed the officers $637,116. During the year ended September 30, 1996, the officers repaid $48,471 and loaned the Companies an additional $12,884.

     At October 1, 1996, the officers owed the Companies $423,447 and the Companies owed the officers $650,000. During the year ended September 30, 1997, the officers repaid $32,653 to the Companies and the Companies repaid $160,915 to the officers.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

3. LONG-TERM DEBT

     A summary of long-term debt as of September 30, 1997 and 1996 is as follows:

                                                                               SEPTEMBER 30
                                                                       -----------------------------
                                                                            1996            1997
                                                                       -------------   -------------
Note payable to City National Bank, collateralized by certain equipment and personally guaranteed by the stockholders; payable in monthly installments of $2,917 plus interest at 10.5%; due
 May 1999 ..........................................................    $   96,994      $   62,740
Note payable to City National Bank, personally guaranteed by the stockholders; payable in monthly installments of $41,233 plus interest at 8.75% through January 22, 1997 and at 8.25% thereafter;
 due December 2000.(A) .............................................     1,821,862       1,415,369
Other ..............................................................        12,000          80,000
                                                                        ----------      ----------
                                                                         1,930,856       1,558,109
Less current portion ...............................................       636,723         506,228
                                                                        ----------      ----------
Long-term debt .....................................................    $1,294,133      $1,051,881
                                                                        ==========      ==========

----------
(A) In September 1995 The Album Network, Inc., The Network 40, Inc. and The Urban Network, Inc. entered into a loan agreement with City National Bank for $2,330,000 in connection with a redemption of common stock. Interest was set at 8.75% per year and principal and interest were payable in monthly installments of $57,846 through September 1999. In January 1997, the loan agreement was revised. Interest was reset at 8.25% and monthly payments of $41,233 were extended through December 2000. The principal balance at the date of revision was $1,687,560.


4. COMMON STOCK

     The Companies' stock and tax status at September 30, 1997 are as follows:

                                                                           SHARES
                                                                           ISSUED
                                              TAX           SHARES           AND
                                             STATUS       AUTHORIZED     OUTSTANDING
                                         -------------   ------------   ------------
     The Album Network, Inc. .........      C-Corp.       1,000,000         220
     The Network 40, Inc. ............      S-Corp.         100,000         825
     The Urban Network, Inc. .........      C-Corp.         100,000         825
     In-the-Studio ...................    Partnership         n/a           n/a

5. COMMITMENTS AND CONTINGENCIES

 Leases

     The Companies lease an office facility under noncancellable leases which expire in February 1998.

     Total rent expense for the years ended September 30, 1997 and 1996 under operating leases was $262,812 and $256,026, respectively.

     Future minimum lease payments under noncancellable operating leases as of September 30, 1997 total $121,155, all of which is payable in 1998.

 Other Matters

     As of September 30, 1997, approximately $80,000 was drawn on lines of credit with City National Bank. There were no amounts drawn as of September 30, 1996.

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

6. INCOME TAXES


     The Album Network has received a Statutory Notice of Deficiency from the Internal Revenue Service ("IRS") for the years ended September 30, 1994, 1995 and 1996 asserting tax deficiencies resulting primarily from an IRS position that compensation paid to officers was unreasonable and excessive. In total, approximately $3.5 million of adjustments increasing taxable income have been proposed. The total additional tax, penalties and interest through September 30, 1997 related to these adjustments would be approximately $1.8 million. The company has analyzed these matters with tax counsel and believes it has meritorious defenses to the deficiencies asserted by the IRS. The company has filed a petition with the United States Tax Court contesting the asserted liability. While the company believes that a successful defense of this case may be made, in light of the economic burdens of the defense, the company may entertain a settlement for up to $291,000. Accordingly, the company has recorded reserves in such amount, including $23,000, $115,000 and $153,000 for the years ended September 30, 1997, 1996 and prior periods, respectively.

     For the years ended September 30, 1996 and 1997 the provision for income taxes is as follows:

                                  1996           1997
                              -----------   -------------
  Current:
   Federal ................    $129,911      $  143,056
   State ..................      17,710          42,878
                               --------      ----------
    Total .................     147,621         185,934
                               --------      ----------
  Deferred:
   Federal ................      49,764        (150,383)
   State ..................      14,447         (14,873)
                               --------      ----------
    Total .................      64,211        (165,256)
                               --------      ----------
  Total ...................    $211,832      $   20,678
                               ========      ==========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Companies' deferred tax assets and liabilities as of September 30, 1996 and 1997 are as follows:

                                                         1996         1997
                                                     -----------   ----------
         Deferred tax assets:
          Contributions carryforward .............    $  8,194      $ 10,078
         Deferred tax liabilities:
          Fixed assets ...........................      12,280        11,830
          Intangible assets ......................     275,346       112,424
                                                      --------      --------
          Total deferred tax liabilities .........     287,628       124,254
                                                      --------      --------
         Net deferred tax liabilities ............    $279,434      $114,176
                                                      ========      ========

               THE ALBUM NETWORK, INC. AND AFFILIATED COMPANIES

7. EMPLOYEE RETIREMENT PLAN

     In January 1997, the Companies began a retirement plan for their employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate once they obtain the minimum age requirement of 21 years, and have satisfied the service requirement of one year with the Companies. Participant contributions are subject to the limitations of Section 402 (g) of the Internal Revenue Code. The Companies contribute monthly to participating employees accounts at the rate of 10% of the participating employees contributions. During the year ended September 30, 1997, the Companies contributions totaled approximately $14,000.

8. SUBSEQUENT EVENTS (UNAUDITED)

     On February 27, 1998, the Company was acquired by SFX Entertainment Inc.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
BG Presents, Inc.

     We have audited the accompanying consolidated balance sheets of BG Presents, Inc. and Subsidiaries as of January 31, 1997 and 1998, and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended January 31, 1998. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BG Presents, Inc. and subsidiaries at January 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 31, 1998, in conformity with generally accepted accounting principles.


                                              Ernst & Young LLP


New York, New York
March 20, 1998

                      BG PRESENTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                  JANUARY 31
                                                                        ------------------------------
                                                                             1997             1998
                                                                        --------------   -------------
ASSETS
Current assets:
 Cash and cash equivalents ..........................................    $11,819,831     $ 5,380,984
 Accounts receivable--trade .........................................      3,164,543       5,460,915
 Accounts receivable--related parties ...............................      1,347,150         776,174
 Investments ........................................................        370,000              --
 Inventories ........................................................        236,078         227,766
 Prepaid assets .....................................................        450,883       3,001,450
 Income tax receivable ..............................................        418,528              --
 Deferred income taxes ..............................................         94,000              --
 Other current assets ...............................................             --         118,455
                                                                         -----------     -----------
Total current assets ................................................     17,901,013      14,965,744
Property and equipment, net .........................................      9,661,910       8,904,509
Goodwill, net of accumulated amortization of $238,400 and
 $357,600 at January 31, 1997 and 1998, respectively.................      1,549,600       1,430,400
Other assets (Note 6) ...............................................            167       4,100,011
                                                                         -----------     -----------
Total assets ........................................................    $29,112,690     $29,400,664
                                                                         ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable--current portion .....................................    $   722,966     $   879,040
 Lease commitment--current portion ..................................         35,676              --
 Accounts payable ...................................................      3,229,054       1,816,959
 Deferred revenue ...................................................      1,362,533       1,480,145
 Accrued liabilities and other current liabilities ..................      3,721,749       3,753,613
                                                                         -----------     -----------
Total current liabilities ...........................................      9,071,978       7,929,757
Lease commitment, less current portion ..............................      6,704,719              --
Notes payable, less current portion .................................      5,233,709      11,134,834
Deferred income taxes ...............................................      2,617,000       2,617,000
Stockholders' equity:
 Common stock, no par value; 10,000,000 shares authorized;
   1,000,000 shares issued and outstanding in 1997 and 1998 .........      1,198,947       1,198,947
 Retained earnings ..................................................      4,286,337       6,520,126
                                                                         -----------     -----------
Total stockholders' equity ..........................................      5,485,284       7,719,073
                                                                         -----------     -----------
Total liabilities and stockholders' equity ..........................    $29,112,690     $29,400,664
                                                                         ===========     ===========

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                        CONSOLIDATED INCOME STATEMENTS

                                                                   YEAR ENDED JANUARY 31
                                                     -------------------------------------------------
                                                          1996             1997              1998
                                                     --------------   --------------   ---------------
REVENUES
Concert revenues .................................    $ 62,996,606     $ 74,981,534     $ 75,898,464
Contract management ..............................       7,844,248       10,255,060       23,632,596
Concessions/merchandise ..........................       5,536,287        7,094,593        6,021,845
                                                      ------------     ------------     ------------
                                                        76,377,141       92,331,187      105,552,905
Cost of revenues .................................      54,383,763       69,916,840       81,092,377
                                                      ------------     ------------     ------------
                                                        21,993,378       22,414,347       24,460,528
EXPENSES
General and administrative .......................      17,614,296       17,602,501       18,866,259
Depreciation and amortization ....................       1,441,439        1,474,414        1,026,684
                                                      ------------     ------------     ------------
Income from operations ...........................       2,937,643        3,337,432        4,567,585
OTHER INCOME (EXPENSE)
Interest expense .................................      (1,324,219)      (1,257,758)        (916,723)
Interest income ..................................         307,756          295,057          294,888
Miscellaneous ....................................         535,191          289,222          (24,300)
                                                      ------------     ------------     ------------
Income before provision for income taxes .........       2,456,371        2,663,953        3,921,450
Provision for income taxes .......................       1,160,718        1,272,190        1,687,661
                                                      ------------     ------------     ------------
Net income .......................................    $  1,295,653     $  1,391,763     $  2,233,789
                                                      ============     ============     ============

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED JANUARY 31
                                                                 ---------------------------------------------------
                                                                       1996              1997              1998
                                                                 ---------------   ---------------   ---------------
OPERATING ACTIVITIES
Net income ...................................................    $  1,295,653      $  1,391,763      $  2,233,789
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization of property and
   equipment .................................................       1,322,239         1,355,214           907,484
 Amortization of goodwill ....................................         119,200           119,200           119,200
 Loss on sale of property and equipment ......................          13,603                --                --
 Changes in operating assets and liabilities:
   Accounts receivable--trade ................................         524,566        (1,356,263)       (2,296,372)
   Accounts receivable--related parties ......................        (496,971)             (821)          570,976
   Inventories ...............................................        (228,294)           (7,784)            8,312
   Prepaid assets and other ..................................        (322,524)          478,391        (2,550,567)
   Income tax receivable .....................................         (50,888)         (328,390)          300,073
   Accounts payable and accrued expenses .....................        (491,982)        3,128,476        (1,380,231)
   Deferred income taxes .....................................       1,139,000            45,000            94,000
   Deferred revenue ..........................................         (67,859)          379,748           117,612
   Other .....................................................         288,367               160            74,347
                                                                  ------------      ------------      ------------
Net cash provided by (used in) operating activities ..........       3,044,110         5,204,694        (1,801,377)
INVESTING ACTIVITIES
Purchase of SAP limited partnership interest .................      (4,250,000)               --                --
Proceeds from sale of equipment ..............................          13,150                --                --
Capital expenditures, including White River
 Amphitheatre ................................................        (469,447)         (367,678)       (4,247,528)
Other ........................................................        (644,496)         (247,000)          293,254
                                                                  ------------      ------------      ------------
Net cash used in investing activities ........................      (5,350,793)         (614,678)       (3,954,274)
FINANCING ACTIVITIES
Payments of notes payable ....................................        (444,985)         (775,756)               --
Borrowings on notes payable ..................................              --         1,000,000         6,057,199
Payments of lease commitments ................................        (395,330)         (405,275)       (6,740,395)
Retirement of stock ..........................................              --           (21,053)               --
                                                                  ------------      ------------      ------------
Net cash used in financing activities ........................        (840,315)         (202,084)         (683,196)
Net increase (decrease) in cash and cash equivalents .........      (3,146,998)        4,387,932        (6,438,847)
Cash and cash equivalents at beginning of year ...............      10,578,897         7,431,899        11,819,831
                                                                  ------------      ------------      ------------
Cash and cash equivalents at end of year .....................    $  7,431,899      $ 11,819,831      $  5,380,984
                                                                  ============      ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest .......................................    $  1,324,219      $  1,257,664      $  1,092,356
Cash paid for income taxes ...................................         888,738         1,280,000         1,325,000

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED JANUARY 31, 1998, 1997 AND 1996

Balance--January 31, 1995 ..............................    $2,818,921
Net income for the year ended January 31, 1996 .........     1,295,653
                                                            ----------
Balance--January 31, 1996 ..............................     4,114,574
Net income for the year ended January 31, 1997 .........     1,391,763
Repurchase and retirement of stock .....................       (21,053)
                                                            ----------
Balance--January 31, 1997 ..............................     5,485,284
Net income for the year ended January 31, 1998 .........     2,233,789
                                                            ----------
Balance--January 31, 1998 ..............................    $7,719,073
                                                            ==========

                            See accompanying notes.

                      BG PRESENTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               JANUARY 31, 1998


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Business and Principles of Consolidation

     BG Presents, Inc. ("BGP" or the "Company") is a holding company for various operating subsidiaries which principally promote and manage musical and special events in the San Francisco Bay Area. In addition, the Company owns the Shoreline Amphitheatre in Mountain View, California. Bill Graham Enterprises, Inc. ("BGE"), Bill Graham Presents, Inc. ("BGPI"), Bill Graham Management, Inc. ("BGM"), AKG, Inc. ("AKG"), Shoreline Amphitheatre, Ltd. ("SAL"), Fillmore Fingers, Inc. ("FF"), and Shoreline Amphitheatre Partners ("SAP" and, collectively, the "Companies") are wholly-owned subsidiaries of the Company. The accompanying consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

     BGE and BGPI earn promotion income in two ways: either a fixed fee for organizing and promoting an event, or an arrangement that entitles them to a profit percentage based on a predetermined formula. In addition, the Companies earn revenue from merchandise and concessions sold during events which they promote. BGM manages the careers of various artists and records a percentage of the artists' gross sales from publishing rights, record sales, and tours as contract management revenue.

     AKG operates the Fillmore, Warfield, and Punchline theatres located in San Francisco, which generate revenue from food and beverage sales, sponsorships, and ticket sales. Bill Graham Special Events, a division of AKG, records management/contract fees from organizing corporate and other parties at various venues in the San Francisco Bay Area. FF provides table service (food and beverage) for two theatres located in Los Angeles owned by third parties.

 Revenue Recognition

     Revenue from talent management and the sales of tickets is recognized when earned. Cash received from the sale of tickets for events not yet performed is deferred. Revenue from the direct sale of compact discs is recognized upon the date of sale. The Company's revenue included $305,017, $14,562,000 and $13,483,683 during the fiscal years ended January 31, 1996, 1997 and 1998, respectively, from various gymnastics tours, ice skating tours and television specials.

 Cash and Cash Equivalents

     The Company considers all investments purchased with an original maturity date of three months or less to be cash equivalents. At January 31, 1996, 1997 and 1998, the Companies had cash balances in excess of the federally insured limits of $100,000 per institution.

 Use of Estimates

     Generally accepted accounting principles require management to make assumptions in estimates that affect the amount reported in the financial statements for assets, liabilities, revenues, and expenses. In addition, assumptions and estimates are used to determine disclosure for contingencies, commitments, and other matters discussed in the notes to the financial statements. Actual results could differ from those estimates.

 Accounts Receivable

     The Company's accounts receivable are principally due from ticket service and merchandising companies in the San Francisco Bay Area. In addition, related party receivables include amounts due from owners of the Company and from affiliated companies. Management believes that all accounts receivable as of January 31, 1996, 1997 and 1998 were fully collectible; therefore, no allowance for doubtful accounts was recorded.

                      BG PRESENTS, INC. AND SUBSIDIARIES

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
     (CONTINUED)


 Property and Equipment

     Property and equipment are recorded at cost and depreciated over their estimated useful lives, which range from 3 to 40 years. Leasehold improvements are amortized on the straight-line basis over the shorter of the lease term or estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

 Goodwill

     The Company amortizes goodwill over a 15 year period.

 Income Taxes

     The Companies account for income taxes under the liability method, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 Inventories

     Inventories, which consist principally of compact discs and beverage items, are stated at first-in, first-out (FIFO) cost, which is not in excess of market.

 Advertising and Promotion Costs

     The Company expenses all advertising and promotion costs as incurred, except in instances where management believes these costs generate a direct response from customers. Advertising expenses were $3,408,322, $4,319,291 and $4,519,049 for the fiscal years ended January 31, 1996, 1997 and 1998, respectively.

2. INCOME TAXES

     The provision for income taxes for the fiscal years ended January 31, 1997 and 1998 is summarized as follows:


                                     1997            1998
                                -------------   -------------
  Current:
  Federal ...................    $  984,500      $1,304,837
  State .....................       285,800         378,824
                                 ----------      ----------
                                  1,270,300       1,683,661
  Deferred:
  Federal ...................         1,500           3,100
  State .....................           400             900
                                 ----------      ----------
                                      1,900           4,000
                                 ----------      ----------
                                 $1,272,200      $1,687,661
                                 ==========      ==========

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax liabilities as of January 31, 1997 and 1998 are primarily the result of the difference between the book basis of depreciable assets and the related tax basis.

     The difference between the tax provision at Federal statutory rates and the effective rate is due to state taxes, amortization of goodwill and other nondeductible items.

                      BG PRESENTS, INC. AND SUBSIDIARIES

3. PROPERTY AND EQUIPMENT

     Property and equipment as of January 31, 1997 and 1998 consists of the following:

                                                   1997               1998
                                             ----------------   ----------------
         Buildings .......................    $   8,234,231      $   8,251,729
         Leasehold improvements ..........       10,326,553         10,403,033
         Equipment .......................        2,166,037          2,184,855
         Office furniture ................          693,068            711,235
         Computer equipment ..............          330,367            343,493
         Vehicle .........................           61,211             67,205
                                              -------------      -------------
                                                 21,811,467         21,961,550
         Accumulated depreciation and
           amortization ..................      (12,783,510)       (13,528,140)
                                              -------------      -------------
                                                  9,027,957          8,443,410
         Land ............................          633,953            633,953
                                              -------------      -------------
                                              $   9,661,910      $   9,067,363
                                              =============      =============

4. PENSION PLAN

     The Company sponsors a 401(k) Tax Advantage Savings Plan that covers employees who have one year of service, have worked at least 1,000 hours, are 21 years of age or older, and are not covered by a union contract. At its discretion, the Company may contribute a percentage of gross pay to the plan, up to a maximum gross pay of $150,000 per participant. In addition, the Company makes a matching contribution of 25% of each participant's account up to $400 of their salary deferral each year, for a maximum company matching contribution of $100. Total contributions to the plan were approximately $182,000, $186,000 and $213,049 for the years ended January 31, 1996, 1997 and 1998, respectively.

                      BG PRESENTS, INC. AND SUBSIDIARIES

5. NOTES PAYABLE

     Notes payable as of January 31, 1997 and 1998 consists of the following:

                                                                       1997             1998
                                                                  -------------   ---------------
   Note payable to Midland Loan Services LP; monthly
     payments of $16,574, including interest at the bank's
     index rate plus 3.5% (8.4% and 8.375% at January 31,
     1997 and 1998, respectively; matures May 1, 2004;
     secured by deed ..........................................    $2,215,001       $ 2,193,732
   Note payable to Sanwa Bank; quarterly payments range
     from $75,000 to $200,000, interest accrued monthly at
     the bank's prime rate plus 0.5% (8.75% and 8.75% at
     January 31, 1997 and 1998, respectively); matures
     January 31, 2001 .........................................     2,925,000         2,425,000
   Note payable to Sanwa Bank; monthly payments of
     $16,666, including interest at a rate of London Inter-
     Bank Offered Rate (LIBOR) plus 2.5%; matures
     January 31, 2002; secured by assets of the Company
     (excluding the office building) ..........................       816,674           616,682
   Note payable to Sanwa Bank; monthly payments range
     from $12,000 to $25,000, interest accrued monthly at the
     bank's index rate plus 2.375%; matures March 1, 2007;
     secured by deed ..........................................            --         6,778,460
                                                                   ----------       -----------
                                                                    5,956,675        12,013,874
   Less current portion .......................................      (722,966)         (879,040)
                                                                   ----------       -----------
                                                                   $5,233,709       $11,134,834
                                                                   ==========       ===========

     The first note payable with Sanwa Bank also provided for a line-of-credit of up to $1,000,000 that expired on April 30, 1997. At January 31, 1998, there were no borrowings outstanding against this credit line.

                      BG PRESENTS, INC. AND SUBSIDIARIES

5. NOTES PAYABLE (CONTINUED)

     At January 31, 1998, the Company has a $3,000,000 unused line-of-credit with a bank to be drawn upon as needed, with interest at the bank's prime rate plus 0.5%. In addition, the Company may use up to $1,500,000 of the line for letters-of-credit. This line-of-credit is secured by the assets of the Company.

     Maturities of long-term debt are approximately as follows:

  Year ended January 31:
  1999 ...........................    $   879,040
  2000 ...........................        893,998
  2001 ...........................      1,851,908
  2002 ...........................        227,764
  2003 ...........................        246,791
  Thereafter .....................      7,914,373
                                      -----------
                                      $12,013,874
                                      ===========

6. COMMITMENTS AND CONTINGENCIES

 Leases

     The Company leases nightclubs, theaters and storage space pursuant to noncancellable operating leases. Certain leases require contingent rentals to be paid based on a percentage of gross sales of tickets, merchandise, and food and beverage. These leases expire on various dates through June 2021.

     At January 31, 1998, the future minimum operating lease payments under noncancelable operating leases are as follows:

  Year ended January 31:
  1999 ...........................    $  543,354
  2000 ...........................       547,211
  2001 ...........................       485,961
  2002 ...........................       451,694
  2003 ...........................       425,633
  Thereafter .....................     2,367,353
                                      ----------
                                      $4,821,206
                                      ==========

     Total minimum rental expense included in operating expenses for the years ended January 31, 1996, 1997 and 1998 was $810,956, $438,500 and $706,219,
respectively, and the contingent rental expense was $541,334, $627,222 and $725,787, respectively. Included in cost of revenues is $6,145,944, $6,392,616 and $7,265,769 of contingent rentals paid based on gross sales for the years ended January 31, 1996, 1997 and 1998, respectively.


 Shoreline Amphitheater Lease and Agreement

     The Shoreline Amphitheater Lease and Agreement, as amended, provides for, among other things, that the City of Mountain View, California (the "City") owns certain real property (the "Site") which it has leased to the Company for the purpose of constructing and operating the amphitheater. The lease terminates after 35 years on November 30, 2021, and the Company has the option to extend for three additional five-year periods.

                      BG PRESENTS, INC. AND SUBSIDIARIES

     The Company is obligated to pay as rent to the City a certain percentage of "gross receipts" received annually by the Company and additional rent based on the "net available cash" of the Company, as such terms are defined in the agreement.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Rent expense charged to operations for the years ended January 31, 1996, 1997 and 1998 amounted to $594,002, $396,789 and $613,933, respectively.

     As of the year ended January 31, 1997, the Company was obligated to pay the City $93,200 monthly, which related to $9,500,000 of funds provided the Company by the City pursuant to the lease. Prior to the refinancing of this arrangement as a $6.9 million note payable to Sanwa Bank (see Note 5), the Company had accounted for this obligation as a long-term liability amortizable on a monthly basis over the 20-year period commencing August 1, 1986. The principal and interest (10.24%) on this liability were being amortized monthly. At January 31, 1997, the outstanding balance amounted to $6,740,395, of which $35,676 was current.

 Seattle White River Amphitheatre

     The Company has committed payments for the construction of an amphitheatre in the Seattle, Washington market totaling $10 million. Through January 31, 1998, the Company has paid $3,921,812 toward this project. This amount is included in other assets on the balance sheet. The Company has also capitalized interest pertaining to the capital expenditures for the amphitheatre of $175,633 at January 31, 1998, which is also included in other assets on the balance sheet.

 Employment Contracts

     The Company has entered into employment contracts with certain key employees which amount to $2,300,000 per year. These contracts are in effect until the first note payable to Sanwa Bank (see Note 5) is paid in full or six years, whichever comes first. According to these agreements, compensation and other benefits will cease if discharged with just cause, death or disability, and resignation of employment. Benefits do not cease if discharged without just cause.

 Contingencies

     The Company is involved in various legal and other matters arising in the normal course of business. Based upon information available to management, its review of these matters to date and consultation with counsel, management believes that any liability relating to these matters would not have a material effect on the Company's financial position and results of operations.

7. SUBSEQUENT EVENTS

 Acquisition of Companies by SFX Entertainment, Inc.

     On February 24, 1998, the stockholders of the Company sold all of the outstanding capital stock of the Companies to SFX Entertainment, Inc. for cash consideration of $60.8 million (including the repayment of $12 million in the Companies' debt and the issuance of 562,640 shares of common stock of SFX Entertainment, Inc.). The Company has agreed to have net working capital, as defined, at the closing at least equal to the Company's debt.

                        REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Concert/Southern Promotions

     We have audited the accompanying combined balance sheet of Concert/Southern Promotions and Affiliated Companies as of December 31, 1997, and the related combined statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Concert/Southern Promotions and Affiliated Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP



New York, New York
March 13, 1998

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                            COMBINED BALANCE SHEET
                               DECEMBER 31, 1997

ASSETS
Current assets:
 Cash and cash equivalents ..................................   $  612,967
 Accounts receivable ........................................      185,437
 Due from owners (Note 3) ...................................      332,754
 Prepaid expenses and other current assets ..................      115,844
                                                                ----------
Total current assets ........................................    1,247,002
Investments in equity investees (Note 2) ....................      895,790
Property and equipment:
 Land .......................................................       19,638
 Leasehold improvements .....................................      286,998
 Furniture and equipment ....................................      496,265
                                                                ----------
                                                                   802,901
 Accumulated depreciation and amortization ..................      460,483
                                                                ----------
                                                                   342,418
                                                                ----------
Total assets ................................................   $2,485,210
                                                                ==========
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses ......................   $  229,558
 Deferred income ............................................      368,150
                                                                ----------
Total current liabilities ...................................      597,708
Combined stockholders' equity (Note 4) ......................    1,887,502
                                                                ----------
Total liabilities and combined stockholders' equity .........   $2,485,210
                                                                ==========

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997

Operating revenues:
 Concert revenue .............................    $14,796,977
 Cost of concerts ............................      9,877,586
                                                  -----------
                                                    4,919,391
Operating expenses:
 Salaries--officers ..........................        364,000
 Bonuses--officers ...........................        564,767
 Salaries--other .............................        367,356
 Rent expense ................................        207,220
 Legal and accounting fees ...................        201,435
 Depreciation and amortization ...............         78,682
 General and administrative expenses .........      1,367,304
                                                  -----------
                                                    3,150,764
                                                  -----------
Income from operations .......................      1,768,627
Other income:
 Interest income .............................         59,624
 Losses from equity investees ................        (79,629)
                                                  -----------
Net income ...................................    $ 1,748,622
                                                  ===========

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                       COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997

OPERATING ACTIVITIES
Net income ......................................................................    $  1,748,622
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ................................................          78,682
   Losses from equity investees .................................................          79,629
   Changes in operating assets and liabilities:
    Accounts receivable .........................................................       1,000,781
    Prepaid expenses and other current assets ...................................          69,896
    Accounts payable and accrued expenses .......................................        (452,361)
    Deferred income .............................................................         368,150
Net cash provided by operating activities .......................................       2,893,399
FINANCING ACTIVITIES
Due to/from owner ...............................................................        (398,080)
Distributions paid to stockholder ...............................................      (2,722,827)
                                                                                     ------------
Net cash used in financing activities ...........................................      (3,120,907)
                                                                                     ------------
Net decrease in cash and cash equivalents .......................................        (227,508)
Cash and cash equivalents at beginning of year ..................................         840,475
                                                                                     ------------
Cash and cash equivalents at end of year ........................................    $    612,967
                                                                                     ============

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                         YEAR ENDED DECEMBER 31, 1997


Balance, January 1, 1997 .............    $  2,861,707
Distributions to stockholder .........      (2,722,827)
Net income ...........................       1,748,622
                                          ------------
Balance, December 31, 1997 ...........    $  1,887,502
                                          ============

                            See accompanying notes.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

 Principles of Combination

     The accompanying combined financial statements include the accounts of Southern Promotions, Inc., High Cotton, Inc., Buckhead Promotions, Inc., Northern Exposure, Inc., Pure Cotton, Inc., Cooley and Conlon Management, Inc. ("CCMI") and Interfest, Inc. and their wholly-owned subsidiaries:
Concert/Southern Chastain Promotions ("Concert/Southern"), Roxy Ventures, Cotton Club and Midtown Music Festival (collectively, the "Companies"). Intercompany transactions and balances among these companies have been eliminated in combination. The Companies are presented on a combined basis to reflect common ownership by Alex Cooley, Peter Conlon and Stephen Selig III.

     Concert/Southern is the predominant musical event promoter in the Atlanta, Georgia region, and through Chastain Joint Ventures ("Chastain Ventures") is the operator, pursuant to a long-term lease with the City of Atlanta, of the Chastain Park Amphitheater. Chastain Ventures is owned equally by Concert/Southern and the Atlanta Symphony Orchestra, and is accounted for by Concert/Southern on the equity method. Buckhead Promotions and Northern Exposure equally own Roxy Ventures which holds a long-term lease for the Roxy Theatre, and Pure Cotton holds a long-term lease for the Cotton Club. Interfest, Inc. promoted the three-day Midtown Music Festival held in downtown Atlanta during 1997. In addition, High Cotton owns 52.6% of HC Properties, Inc., a real estate investment company which is accounted for on the equity method.

     The Companies record revenue when earned. Concert revenue includes ticketing, concession, and sponsorship revenue. Deferred income relates primarily to deposits received in advance of the concert season.

 Property and Equipment

     Land, leasehold improvements, and furniture and equipment are stated at cost. Depreciation of furniture and equipment is provided primarily by the straight-line method over the estimated useful lives of the respective classes of assets. Leasehold improvements are amortized over the life of the lease or of the improvement, whichever is shorter.

 Income Taxes

     The Companies have been organized as either partnerships or corporations which have elected to be taxed as "S Corporations." The "S Corporation" elections are effective for both federal and state tax purposes. Accordingly, all items of income, loss, deduction or credit are reported by the partners or shareholders on their respective personal income tax returns and, therefore, no current or deferred federal or state taxes have been provided in the accompanying combined financial statements.

     The difference between the tax basis and the reported amounts of the Companies' assets and liabilities was $16,576 at December 31, 1997.

 Risks and Uncertainties

     Accounts receivable are due from ticket vendors and venue box offices. These amounts are typically collected within 20 days of a performance. Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

2. INVESTMENTS IN EQUITY INVESTEES

     The following is a summary of the financial position and results of operations of the Companies' equity investees as of and for the period ended December 31, 1997:

                                                  CHASTAIN
                                             PARK AMPHITHEATER   HC PROPERTIES
                                            ------------------- --------------
                                                (50% OWNED)      (52.6% OWNED)
   Current assets .........................      $ 322,527        $   51,820
   Property and equipment .................        468,145           810,480
   Other assets ...........................             --           415,145
                                                 ---------        ----------
   Total assets ...........................      $ 790,672        $1,277,445
                                                 =========        ==========
   Current liabilities ....................      $ 129,953        $    1,927
   Partners' capital ......................        660,719         1,275,518
                                                 ---------        ----------
   Total liabilities and partners' capital       $ 790,672        $1,277,445
                                                 =========        ==========
   Revenue ................................      $ 653,251        $   87,407
   Expenses ...............................        747,055           165,328
                                                 ---------        ----------
   Net income (loss) ......................      $ (93,804)       $  (77,921)
                                                 =========        ==========

3. RELATED PARTY TRANSACTIONS

     The Companies have an arrangement with Stephen Selig III whereby the cash receipts of Concert/Southern, Buckhead Promotions and Roxy Ventures are transferred to the Selig Enterprises, Inc. Master Cash Account (the "Master Account"). All subsequent payments made by the Companies are funded by the Master Account. Accordingly, the Companies' cash held by the Master Account of $281,058 is recorded as due from owner.

     In addition, CCMI has recorded a receivable from its stockholders of $51,696.

4. STOCKHOLDERS' EQUITY

     The Companies' stocks are as follows:

                                      SHARES       SHARES      PAR
                                    AUTHORIZED     ISSUED     VALUE
                                   ------------   --------   ------
   Southern Promotions .........    1,000,000      5,000       $1
   High Cotton .................       10,000        550        1
   Buckhead Promotions .........    1,000,000        500        1
   Northern Exposure ...........    1,000,000      1,000        1
   Pure Cotton .................      100,000        500        1
   CCMI ........................       10,000      1,000        1
   Interfest ...................      100,000        500        1
                                                   -----
                                                   9,050
                                                   =====

             CONCERT/SOUTHERN PROMOTIONS AND AFFILIATED COMPANIES

5. COMMITMENTS AND CONTINGENCIES

 Leases

     The following is a schedule of future minimum rental payments under operating leases (principally office and venue facilities) that have initial or remaining lease terms in excess of one year as of December 31, 1997:

   Year ended December 31:
     1998 ................    $  222,539
     1999 ................       183,198
     2000 ................       188,991
     2001 ................       133,350
     2002 ................       136,350
     Thereafter ..........       174,375
                              ----------
     Total ...............    $1,038,803
                              ==========

     Certain office facilities have renewal and escalation clauses.

 Legal Matters

     On October 10, 1997, Concert/Southern settled a lawsuit agreeing to pay $100,000. Such amount has been provided for in the accompanying combined statement of operations.

     The Companies have also been named in various other lawsuits arising in the normal course of business. It is not possible at this time to assess the probability of any liability against the Companies as a result of these lawsuits. Management has stated that all cases will be vigorously defended.

6. SUBSEQUENT EVENTS

     On March 4, 1998, SFX Entertainment Inc. acquired the Companies for a total cash purchase price of $16,900,000 (including a working capital payment of $300,000).

     Prior to the sale of the Companies to SFX, the sole shareholder of High Cotton received a distribution of High Cotton's interest in HC Properties, Inc.

                        REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Falk Associates Management Enterprises, Inc.

     We have audited the accompanying combined balance sheets of Falk Associates Management Enterprises, Inc. as of December 31, 1996 and 1997, and the related combined statements of operations and stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Falk Associates Management Enterprises, Inc. at December 31, 1996 and 1997, and the combined results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP


New York, New York
April 10, 1998

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                            COMBINED BALANCE SHEETS

                                                                        DECEMBER 31
                                                              -------------------------------       MARCH 31
                                                                   1996             1997              1998
                                                              -------------   ---------------   ---------------
                                                                                                  (UNAUDITED)
ASSETS
Current assets:
 Cash .....................................................    $  964,265      $     34,586      $    691,718
 Cash surrender value of officers' life insurance .........        73,336           115,436           125,436
 Accounts receivable ......................................       641,204           614,051           663,484
 Current portion of stockholder loan receivable ...........        92,669           116,524           237,528
 Other current assets .....................................        13,428            33,456            24,904
                                                               ----------      ------------      ------------
                                                                1,784,902           914,053         1,743,070
                                                               ----------      ------------      ------------
Fixed assets, net of accumulated depreciation and
 amortization .............................................        85,200            63,714            62,377
Certificate of deposit, noncurrent ........................       200,906           211,331           202,044
Accounts receivable .......................................       514,051                --                --
Stockholder loan receivable ...............................       506,400           389,873           136,542
Other .....................................................        58,900             7,119             7,119
                                                               ----------      ------------      ------------
Total assets ..............................................    $3,150,359      $  1,586,090      $  2,151,152
                                                               ==========      ============      ============
LIABILITIES AND COMBINED STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses ....................    $  221,952      $    165,504      $    898,054
 Payroll taxes payable ....................................       907,446                --                --
 Stockholder loan payable .................................        95,000            95,000            95,000
 Current portion of settlement agreement ..................       134,552           145,652           149,253
 Current portion of deferred revenue ......................       673,744         1,358,149         1,263,080
 Current portion of long-term debt ........................       309,313           310,162           310,472
                                                               ----------      ------------      ------------
                                                                2,342,007         2,074,467         2,715,859
                                                               ----------      ------------      ------------
Settlement agreement, less current portion ................       658,756           513,103           473,103
Deferred revenue, less current portion ....................            --         1,031,250           937,500
Long-term debt, less current portion ......................        46,548            36,200            33,428
Combined stockholders' equity (deficit) ...................       103,048        (2,068,930)       (2,008,738)
                                                               ----------      ------------      ------------
Total liabilities and combined stockholders' equity
 (deficit) ................................................    $3,150,359      $  1,586,090      $  2,151,152
                                                               ==========      ============      ============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

     COMBINED STATEMENTS OF OPERATIONS AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                             YEAR ENDED                    THREE MONTHS ENDED
                                                            DECEMBER 31,                        MARCH 31
                                                  --------------------------------   -------------------------------
                                                       1996             1997              1997             1998
                                                  -------------   ----------------   -------------   ---------------
                                                                                               (UNAUDITED)
REVENUES
Agent fees ....................................    $6,364,503       $ 10,881,588      $1,219,282      $  1,812,804
EXPENSES
Stockholders' salary expense ..................     4,732,430         10,594,773       1,173,341         1,289,251
Other salary expense ..........................       969,293          1,177,197         130,372           143,250
Depreciation and amortization .................       113,486            115,309          29,897            14,053
Travel and entertainment ......................       503,475            552,951         118,418           140,141
General and administrative expenses ...........       627,174            677,453         137,664           169,452
                                                   ----------       ------------      ----------      ------------
                                                    6,945,858         13,117,683       1,589,692         1,756,147
                                                   ----------       ------------      ----------      ------------
(Loss) income from operations .................      (581,355)        (2,236,095)       (370,410)           56,657
OTHER INCOME (EXPENSE)
Interest income -- stockholders' loan .........        32,305             27,237           6,810             9,288
Interest income -- third party ................       142,917            115,714          28,148            15,171
Interest expense -- third party ...............       (91,996)           (78,834)        (21,414)          (20,924)
Other income ..................................         2,200                 --              --                --
                                                   ----------       ------------      ----------      ------------
                                                       85,426             64,117          13,544             3,535
Net (loss) income .............................      (495,929)        (2,171,978)       (356,866)           60,192
Combined stockholders' equity at
 beginning of year ............................       598,977            103,048         103,048        (2,068,930)
                                                   ----------       ------------      ----------      ------------
Combined stockholders' equity (deficit)
 at end of year ...............................    $  103,048       $ (2,068,930)     $ (253,818)     $ (2,008,738)
                                                   ==========       ============      ==========      ============

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED                       THREE MONTHS
                                                             DECEMBER 31                      ENDED MARCH 31
                                                  ----------------------------------   -----------------------------
                                                       1996               1997              1997            1998
                                                  --------------   -----------------   --------------   ------------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income .............................     $ (495,929)      $  (2,171,978)      $ (356,866)     $   60,192
Adjustments to reconcile net (loss)
 income to net cash provided by
 (used in) operating activities:
   Depreciation and amortization ..............        113,486             115,309           29,897          14,053
   Non-cash interest expense ..................         75,702              65,447           16,399          13,601
   Non-cash interest income ...................        (32,188)            (37,753)          (9,402)          4,041
   Changes in operating assets and
    liabilities:
   Decrease (increase) in accounts
    receivable ................................         17,538             541,204           47,786         (49,433)
   Decrease (increase) in other
    current assets ............................            559             (20,028)          (7,736)          8,552
   Increase (decrease) in accounts
    payable and accrued expenses ..............         71,526             (56,448)         325,813         732,550
   Increase (decrease) in payroll taxes
    payable ...................................        461,584            (907,446)        (907,446)             --
   Increase (decrease) in deferred
    revenue ...................................        479,319           1,715,655          229,918        (188,819)
                                                    ----------       -------------       ----------      ----------
Net cash provided by (used in)
 operating activities .........................        691,597            (756,038)        (631,637)        594,737
                                                    ----------       -------------       ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets ......................        (70,467)            (42,042)         (20,441)        (12,716)
Increase in cash surrender value of
 officers' life insurance .....................        (31,336)            (42,100)         (10,000)        (10,000)
                                                    ----------       -------------       ----------      ----------
Net cash used in investing activities .........       (101,803)            (84,142)         (30,441)        (22,716)
                                                    ----------       -------------       ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt ....................       (300,000)           (309,499)        (102,432)         (2,462)
Proceeds from long-term debt
 borrowings ...................................        355,861             300,000               --              --
Proceeds from stockholder loan
 receivable ...................................             --             120,000          120,000         137,573
Payment on settlement agreement ...............       (200,000)           (200,000)         (50,000)         (50,00)
                                                    ----------       -------------       ----------      ----------
Net cash (used in) provided by financing
 activities ...................................       (144,139)            (89,499)         (32,432)         85,111
                                                    ----------       -------------       ----------      ----------
Net increase (decrease) in cash ...............        445,655            (929,679)        (694,510)        657,132
Cash at beginning of period ...................        518,610             964,265          964,265          34,586
                                                    ----------       -------------       ----------      ----------
Cash at end of period .........................     $  964,265       $      34,586       $  269,755      $  691,718
                                                    ==========       =============       ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for interest ........................     $   16,294       $      13,386       $    5,014      $    7,324
                                                    ==========       =============       ==========      ==========

                            See accompanying notes.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

     The accompanying combined financial statements include the accounts of Falk Associates Management Enterprises, Inc. ("FAME") and Financial Advisory Management Enterprises, Inc. ("FINAD") (collectively, the "Companies"). Transactions and balances among the Companies have been eliminated in combination. The Companies are subject to common ownership.

     In exchange for a percentage fee or commission, FAME provides representation services regarding the negotiation of professional sporting contracts and marketing and endorsement contracts. FINAD provides financial management services including, but not limited to, the implementation of financial planning to meet clients' savings and financial goals, the receipt and deposit of funds, cash flow budgeting and analysis, preparation of financial statements and tax return services, in exchange for an annual fixed fee and an additional percentage fee based on the dollar value of assets managed and monitored.

 Revenue Recognition

     The Companies revenues arise primarily from percentage fees or commissions received for the negotiation of professional sporting contracts and marketing and endorsement contracts. The Companies recognize revenue ratably over the period of the associated contract. Deferred revenue is recorded on the accompanying combined balance sheets when funds are received in advance of the performance period and is recognized over the period of performance.

 Accounts Receivable

     Accounts receivable consist of amounts due from professional athletes for services rendered or for fees due related to prior performance that has been contractually deferred to a later date. Management considers these accounts receivable as of December 31, 1996 and 1997 to be collectible; accordingly, no allowance for doubtful accounts is recorded.

 Fixed Assets

     Fixed assets are stated at cost. Depreciation and amortization of fixed assets is provided on the straight-line method over the estimated useful lives of the assets including 5 years for technical equipment, 7 years for furniture and office equipment and 10 years for leasehold improvements.

 Income Taxes

     The Companies are cash-basis taxpayers and have elected to be taxed as S Corporations for federal and state income tax purposes. All items of income, loss and credits are reported by the Companies stockholders on their respective personal income tax returns. Accordingly, no current and deferred federal corporate income taxes have been provided in the accompanying combined financial statements. However, since the Companies operate in the District of Columbia ("D.C.") they are subject to D.C. income tax. No D.C. income tax benefits have been provided on the Companies' D.C. net operating loss carryforwards and other deductible temporary differences due to the uncertainty of recognizing future tax benefits for these items.

 Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

     The Companies derive substantially all of its agent fees from the representation services they provide regarding the negotiation of professional sporting contracts and marketing and endorsement contracts for professional athletes in the National Basketball Association ("NBA"). In March 1998, the NBA Board of Governors voted to exercise the league's right to re-open its Collective Bargaining Agreement (the "Agreement") with the National Basketball Players Association. As a result, the Agreement will expire as of June 30, 1998. As a matter of Collective Bargaining, the Agreement, when it expires, continues in place until it is replaced by a successor agreement, or until some other labor remedies are utilized by one party or the other, meaning a strike or a lockout or a moratorium collectively. Should there be a work stoppage due to either a lockout or strike and NBA games are not played, it would be likely that the Companies agent fees would be negatively impacted.

 Significant Customer

     The Companies three most significant sources of revenue provided a majority of the Companies combined agent fees for the year ended December 31, 1996 and 1997, respectively.

 Interim Financial Information

     The interim financial data as of March 31, 1998 and for three-month periods ended March 31, 1997 and 1998 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of Management, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

2. FIXED ASSETS

     Fixed assets consisted of the following:

                                                                       DECEMBER 31
                                                              -----------------------------
                                                                   1996            1997
                                                              -------------   -------------
   Furniture and office equipment .........................    $  150,739      $  159,467
   Technical equipment ....................................       169,112         200,300
   Leasehold improvements .................................         4,841           6,967
                                                               ----------      ----------
                                                                  324,692         366,734
   Less accumulated depreciation and amortization .........      (239,492)       (303,020)
                                                               ----------      ----------
                                                               $   85,200      $   63,714
                                                               ==========      ==========

3. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                DECEMBER 31
                                       -----------------------------
                                            1996            1997
                                       -------------   -------------
   Time note (A) ...................    $  200,000      $  200,000
   Line of credit (B) ..............       100,000         100,000
   Note payable (C) ................        55,861          46,362
                                        ----------      ----------
   Long term debt ..................       355,861         346,362
   Less current maturities .........      (309,313)       (310,162)
                                        ----------      ----------
   Total long-term debt ............    $   46,548      $   36,200
                                        ==========      ==========

----------
(A) On December 31, 1996 and 1997, respectively, the Companies had outstanding a six-month $200,000 time note (the "Time Note") with a bank (the "Bank"). Interest was set at the prime rate which approximated 8.25% at both December 31, 1996 and 1997, respectively. Interest is payable monthly in arrears. The Companies may repay the principal at any time during the

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

           six-month period ended June 30, 1998, with all remaining principal and outstanding interest in full on June 30, 1998. The time note contains covenants which, among other things, restrict the pledging of assets without prior written approval of the Bank.

(B) On December 31, 1996 and 1997, respectively, the Companies had outstanding a $100,000 one-year line of credit with the Bank which was fully drawn as of those dates. Interest was set at the prime rate which approximated 8.25% at both December 31, 1996 and 1997, respectively. Interest is payable monthly in arrears. Principal and any outstanding interest is payable in full at December 31, 1998. The line of credit contains covenants which are similar to those in the Time Note.

(C) In December 1996, the Companies entered into a five year $55,861 note payable with the Bank. Interest was fixed at 8.75%. Commencing January 1997, the note became payable in 59 monthly installments consisting of principal and interest with the final payment equal to any remaining principal and interest due. The note is secured by specific computer hardware and software which was purchased with the proceeds of the note payable.

     At December 31, 1997, the aggregate amounts of long-term debt due during the next four years are as follows:

YEAR ENDING DECEMBER 31        AMOUNT
-------------------------   -----------
     1998 ...............    $310,162
     1999 ...............      11,088
     2000 ...............      12,098
     2001 ...............      13,014
                             --------
                             $346,362
                             ========

4. COMMITMENTS AND CONTINGENCIES

     The Companies are obligated under certain noncancellable operating leases. Rent expense, principally for office space, amounted to approximately $149,400 and $167,300 for the years ended December 31, 1996 and 1997, respectively. In March 1998, the Companies entered into a sublease for additional office space.

     Future minimum rental payments under noncancellable operating leases are as follows:

YEAR ENDING DECEMBER 31    OPERATING LEASES
------------------------- -----------------
     1998 ...............     $  214,000
     1999 ...............        244,000
     2000 ...............        247,000
     2001 ...............        250,000
     2002 ...............        184,000
                              ----------
                              $1,139,000
                              ==========

 Settlement Agreement

     In 1994, the Companies were party to a $1.9 million legal settlement arising from a civil suit wherein they were jointly and severally liable to make settlement payments over a seven year period. The carrying value of the settlement agreement was approximately $793,300 and $658,800 at December 31, 1997 and 1996, respectively, discounted at a 8.25% interest rate.

 Agreement and Memorandum of Understanding

     In January 1992, an Agreement and Memorandum of Understanding (the "Agreement") was executed between the Companies' principal stockholder and a third party which formerly employed the principal stockholder. Under the terms of the Agreement, the Companies are obligated to remit to the third party a percentage of the Companies fees as received for the representation services provided regarding the negotiation of professional sporting contracts and marketing and endorsement

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

contracts. Agreement terms are limited to those professional athletes who became clients of the Companies at the time of the Companies formation and generally does not give the third party any right to fees related to contract renewals.

 Stock Appreciation Rights

     In December 1996, the Companies issued stock appreciation rights ("SARs") to a stockholder and executive vice president of the Companies. The SARs are exercisable only upon the occurrence of defined terms and conditions, including the sale or merger of the Companies to a third party or upon termination of employment. Accordingly, upon the exercise of the SAR's, the Companies will record expense in the combined statement of operations equal to the fair value of the SARs.

5. RELATED PARTY TRANSACTIONS

 Stockholder Loan Receivable

     In January 1993, the Companies entered into two eight-year promissory loan notes with a stockholder of the Companies for face amounts of $384,000 and $96,000. The loans accrue interest at a fixed rate of 5.7% with monthly payments of principal and accrued interest commencing January 1, 1997.

 Stockholder Loan Payable

     In January 1993, the principle stockholder of the Companies made a $95,000 non-interest bearing advance to the Companies in connection with its formation. This advance is due on demand and has been classified as a current liability in the accompanying combined balance sheets.

 Stockholders' Life Insurance

     The Companies are the owners and beneficiaries of key-man life insurance policies carried on the lives of its stockholders' with cash surrender values totaling approximately $73,300 and $115,400 as of December 31, 1996 and 1997, respectively. No loans are outstanding against the policies, but there is no restriction in the policy regarding loans.

     The life insurance contracts are accompanied by mandatory stock purchase agreements relating to the amount of the proceeds of the life insurance. Upon death, the insured's estate will be obligated to sell, and the Companies will be obligated to purchase the insured's stock up to the value of the stock or the proceeds of insurance, whichever is lesser. The purpose is to protect the Companies against an abrupt change in ownership.

6. EMPLOYEE BENEFIT PLAN

     During 1997, the Companies began sponsoring a deferred contribution plan (the "Plan"). The Plan enables all full time employees who have completed one year of service with the Companies to make voluntary contributions to the Plan not to exceed the dollar limits as prescribed by the Internal Revenue Service. Under the Plan, the Companies matches an employee's contribution up to a maximum of 3% of their salary. The Companies contribution for the year ended December 31, 1997 was approximately $40,800.

7. STOCKHOLDERS AGREEMENT

     The stockholders of the Companies currently maintain a Stockholders Agreement (the "Agreement") which place restrictions on the transfer (as defined in the Agreement) of their stock.

8. SUBSEQUENT EVENT

     On June 4, 1998 the stockholders of the Companies completed the sale of the Companies to a subsidiary of SFX Entertainment, Inc. ("SFX") whereby SFX acquired all of the outstanding capital

                 FALK ASSOCIATES MANAGEMENT ENTERPRISES, INC.

stock of the Companies for a total purchase price of approximately $82.2 million (including approximately $7.9 million which the Companies received for the reimbursement of certain taxes incurred and excluding $4.7 million of taxes paid on behalf of the Companies which will be refunded to SFX in 1999) and the issuance of 1.0 million shares of SFX's Class A Common Stock. The sale agreement also provides for payments by SFX to the Companies for additional amounts up to an aggregate of $15.0 million in equal annual installments over five years contingent on the achievement of certain EBITDA (as defined) targets and for additional payments by SFX if the companies EBITDA performance exceeds the targets by certain amounts.

                        REPORT OF INDEPENDENT AUDITORS

To the Members
Blackstone Entertainment LLC

     We have audited the accompanying combined balance sheets of Blackstone Entertainment LLC as of December 31, 1996 and 1997, and the related combined statements of income, members' equity and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Blackstone Entertainment LLC at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


May 1, 1998                                 ERNST & YOUNG LLP
New York, New York

                         BLACKSTONE ENTERTAINMENT LLC

                            COMBINED BALANCE SHEETS

                                                                     DECEMBER 31                JUNE 30
                                                            -----------------------------   --------------
                                                                 1996            1997            1998
                                                            -------------   -------------   --------------
                                                                                              (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents, including $50,000 and $55,000
   of restricted cash at December 31, 1996 and 1997,
   respectively .........................................   $ 2,025,731     $ 3,529,135      $16,664,490
 Accounts receivable ....................................       551,776         275,820        1,154,574
 Due from related parties ...............................        60,751         310,874               --
 Due from members .......................................       234,822         165,117               --
 Other current assets ...................................       151,872         219,789        1,440,463
                                                            -----------     -----------      -----------
Total current assets ....................................     3,024,952       4,500,735       19,259,527
Fixed assets, net .......................................    14,680,344      13,394,676       12,856,629
Intangible assets, net ..................................       212,682         177,823          149,302
                                                            -----------     -----------      -----------
Total assets ............................................   $17,917,978     $18,073,234      $32,265,458
                                                            ===========     ===========      ===========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses ..................   $   819,690     $ 1,675,061      $ 1,859,872
 Notes payable, current portion .........................     1,427,172       1,388,806        8,940,357
 Capital leases payable, current portion ................       344,038         487,334          496,655
 Deferred income ........................................       545,537         547,270       14,601,337
 Due to related parties .................................       241,677              --               --
 Loans payable to members ...............................     1,500,000       2,461,239               --
                                                            -----------     -----------      -----------
 Total current liabilities ..............................     4,878,114       6,559,710       25,898,221
Notes payable, net of current portion ...................     8,564,888       6,816,668               --
Capital leases payable, net of current portion ..........     1,080,959         693,061          405,813
Other ...................................................        50,825              --               --
                                                            -----------     -----------      -----------
Total liabilities .......................................    14,574,786      14,069,439       26,304,034
Members' equity .........................................     3,343,192       4,003,795        5,961,424
                                                            -----------     -----------      -----------
Total liabilities and members' equity ...................   $17,917,978     $18,073,234      $32,265,458
                                                            ===========     ===========      ===========

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                         COMBINED STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER 31           SIX MONTHS ENDED JUNE 30,
                                               -------------------------------   -------------------------------
                                                    1996             1997             1997             1998
                                               --------------   --------------   --------------   --------------
                                                                                           (UNAUDITED)
Gross revenues .............................    $ 48,824,066     $ 50,587,721     $21,451,061      $21,443,331
Operating costs and expenses:
 Operating costs ...........................      35,631,428       35,806,833      13,640,379       15,192,627
 Promotion expenses ........................       2,596,861        2,837,208       1,863,062          947,315
 General and administrative
   expenses ................................       4,634,399        5,756,993       2,179,883        2,437,189
 Depreciation and amortization .............       2,026,637        2,033,245         571,555          689,842
                                                ------------     ------------     -----------      -----------
Total operating costs and expenses .........      44,889,325       46,434,279      18,254,879       19,266,973
Operating income (loss) ....................       3,934,741        4,153,442       3,196,182        2,176,358
Investment income ..........................         189,970          329,696         119,125          165,504
Interest expense ...........................      (1,132,556)      (1,071,731)       (487,080)        (384,233)
                                                ------------     ------------     -----------      -----------
Net income (loss) ..........................    $  2,992,155     $  3,411,407     $ 2,848,227      $ 1,957,629
                                                ============     ============     ===========      ===========

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED DECEMBER 31            SIX MONTHS ENDED JUNE 30,
                                                      ---------------------------------   --------------------------------
                                                            1996              1997             1997              1998
                                                      ---------------   ---------------   --------------   ---------------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) .................................    $  2,992,155      $  3,411,407      $  2,848,000     $  1,957,629
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation and amortization ..................       2,226,637         2,033,245           572,000          689,842
   Other ..........................................             543                --
   (Increase) decrease in assets:
 Accounts receivable ..............................        (180,773)          275,956          (975,000)        (402,763)
 Other current assets .............................         284,240           (67,917)         (133,000)      (1,220,674)
   Increase (decrease) in liabilities:
    Deferred income ...............................        (149,523)            1,733        11,901,000       14,054,067
    Accounts payable and accrued
      expenses ....................................         (34,164)          855,371           676,000          184,811
    Due to/from related parties and
      members .....................................         (68,475)         (422,095)          (68,000)              --
    Other .........................................         (11,461)          (50,825)         (462,000)              --
                                                       ------------      ------------      ------------     ------------
Net cash provided by operating activities .........       5,059,179         6,036,875        14,359,000       15,262,912
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets .......................      (1,678,666)         (386,983)          (15,000)        (123,274)
                                                       ------------      ------------      ------------     ------------
Net cash used in investing activities .............      (1,678,666)         (386,983)          (15,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and consulting
 agreement ........................................      (1,227,498)       (1,986,586)         (695,000)        (765,117)
Payments on to capital leases .....................         (17,182)         (370,337)           (3,000)        (277,927)
Changes in loans payable to members ...............        (119,189)               --           (11,000)        (967,239)
Distributions to members ..........................      (1,720,546)       (1,789,565)         (300,000)              --
                                                       ------------      ------------      ------------     ------------
Net cash used in financing activities .............      (3,084,415)       (4,146,488)       (1,009,000)      (2,004,283)
                                                       ------------      ------------      ------------     ------------
Net increase in cash and cash equivalents .........         296,098         1,503,404        13,335,000       13,135,355
Cash and cash equivalents, beginning of
 period ...........................................       1,729,633         2,025,731         1,925,000        3,529,135
                                                       ------------      ------------      ------------     ------------
Cash and cash equivalents, end of period ..........    $  2,025,731      $  3,529,135      $ 15,260,000     $ 16,664,490
                                                       ============      ============      ============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Capital lease additions ...........................    $    125,735      $    538,526      $         --     $         --
Cash paid during the year for interest ............    $  1,301,210      $  1,017,371      $    431,778     $    384,233

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                     COMBINED STATEMENT OF MEMBERS' EQUITY

                                                      MEMBERS'
                                                       EQUITY
                                                  ---------------
   Balance, January 1, 1996 ...................    $  2,071,583
   Net income .................................       2,992,155
   Distributions to members ...................      (1,770,546)
   Capital contributions ......................          50,000
                                                   ------------
   Balance, December 31, 1996 .................       3,343,192
   Net income .................................
   Distributions to members ...................      (2,750,804)
                                                   ------------
   Balance, December 31, 1997 .................       4,003,795
   Net loss ...................................       1,957,629
                                                   ------------
   Balance, June 30, 1998 (unaudited) .........    $  5,961,424
                                                   ============

                            See accompanying notes.

                         BLACKSTONE ENTERTAINMENT LLC

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

     Blackstone Entertainment LLC ("the Company") was organized on October 1, 1997 as a Massachusetts Limited Liability Company. On that date, the net assets of the following companies (collectively, "Don Law and Affiliates"), which had been commonly controlled and functionally related, and a related parcel of land located in Mansfield, Massachusetts were contributed in formation of the
Company:

     o Great Woods, Inc.

     o Time Trust Associates Joint Venture

     o Harborlights Pavilion, Inc.

     o NEXT, Inc.

     o Don Law Company, Inc.

     o Orpheum Management Corporation

     o Black and Copper, Ltd.

     o Andrew Trust LLC

     These financial statements reflect the businesses subject to the transaction described in Note 10 and accordingly, represent the combined results of Blackstone Entertainment LLC and Don Law and Affiliates as a predecessor. The net assets transferred to the Company have been recorded at their historical book values.

 Nature of Business

     Great Woods, Inc., a Massachusetts corporation, managed and operated the Great Woods Center for the Performing Arts in Mansfield, Massachusetts. Time Trust Associates Joint Venture, a Massachusetts general partnership, held title to the real estate on which the facility is situated.

     Harborlights Pavilion, Inc., a Massachusetts corporation, managed and operated the Harborlights Pavilion in Boston, Massachusetts.

     NEXT, Inc., a Massachusetts corporation, operated a computerized ticketing system for entertainment facilities and theaters throughout the New England area.

     Don Law Company, Inc., a Massachusetts corporation, promoted concerts and other entertainment events throughout the New England area.

     Orpheum Management Corporation, a Massachusetts corporation, managed the Orpheum Theatre in Boston, Massachusetts.

     Black and Copper, Ltd., a Massachusetts corporation, provided graphic design, advertising, marketing and promotional services principally to its related entities.

     Andrew Trust LLC owned additional parcels of land surrounding the Great Woods Center for the Performing Arts in Mansfield, Massachusetts.

 Limited Liability Company

     The Company's operating agreement provides that liability of its members is limited to their capital invested in the Company. The Company's operating agreement does not limit its term of existence, and provides for dissolution upon the occurrence of certain events, one of which is the acquisition by one member of all of the outstanding ownership interest.

                         BLACKSTONE ENTERTAINMENT LLC

 Member Classes and Priorities

     The Company's operating agreement provides for one of its members to receive a priority distribution of current year earnings and liquidation proceeds to $2,250,000. The remaining members receive a matching distribution subsequent to the priority distribution of $2,250,000. All additional proceeds are then divided evenly among the members. The operating agreement provides for both priorities to disappear upon the Company's attainment of certain distribution levels.

 Cash and Cash Equivalents

     Cash and cash equivalents consist of cash, time deposits, commercial paper and money market mutual funds. The Company invests its excess cash in highly rated companies and financial institutions. These deposits have original maturities that do not exceed three months. During the course of the year, the Company maintained balances in financial institutions in excess of FDIC insured limits. Included in cash and cash equivalents at December 31, 1996 and 1997 is approximately $50,000 and $55,000, respectively, of restricted cash to be used for future Orpheum Theatre renovations and improvements.

 Fixed Assets

     Fixed assets are stated at cost. Depreciation is computed over estimated useful lives ranging from three to thirty-nine years utilizing straight-line and accelerated methods. Depreciation expense charged to operations was $1,992,321 and $1,798,386 during the years ended December 31, 1996 and 1997, respectively.

 Intangible Assets, Net

     Intangible assets consisting of goodwill which is being amortized over fifteen years using the straight-line method and organization costs incurred when Harborlights Pavilion, Inc. and NEXT, Inc. were established are being amortized over five years using the straight-line method. These assets are shown on the combined balance sheets net of accumulated amortization of $125,665 and $360,524 as of December 31, 1996 and 1997. Total amortization expense charged to operations was $34,316 and $234,859 during the years ended December 31, 1996 and 1997.

 Revenue Recognition

     All divisions, except for NEXT, recognize event-related revenue upon completion of each performance. Advance ticket receipts for performances are recorded as deferred revenue. Costs incurred which relate to future performances are recorded as prepaid expenses. The NEXT division recognizes revenues as tickets are sold and services are performed.

 Income Taxes

     The Company is treated as a partnership for federal and state income tax purposes. The Company's earnings and losses are included in the members' income tax returns in relation to their respective ownership interests; accordingly, no provision is required for federal and state income taxes.

 Advertising Expense

     The Company expenses advertising costs as incurred. Advertising expense amounted to approximately $1,849,000 and $2,061,000 during the years ended December 31, 1996 and 1997, respectively.

                         BLACKSTONE ENTERTAINMENT LLC

 Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

 Year 2000 (unaudited)

     The Company has addressed the risks associated with year 2000 compliance with respect to its ticketing system based on consultation with its vendors. Future costs associated with such compliance are not expected to be significant.

 Interim Financial Information

     The interim financial data as of June 30, 1998 and for the six-month periods ending June 30, 1997 and 1998 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of Management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.

2. FIXED ASSETS, NET

     Fixed assets, net consists of the following:

                                                      DECEMBER 31
                                           ----------------------------------
                                                 1996              1997
                                           ---------------   ----------------
Performing art facilities ..............    $  21,454,305     $  21,496,711
Land and site improvements .............        2,133,905         2,327,127
Equipment under capital leases .........        1,426,874         1,567,690
Machinery and equipment ................        1,484,682         1,628,996
Furniture and fixtures .................          494,480           522,372
Leasehold improvements .................          243,982           244,982
Motor vehicles .........................          156,135           189,663
                                            -------------     -------------
                                               27,394,363        27,977,541
Less accumulated depreciation ..........      (12,714,019)      (14,582,865)
                                            -------------     -------------
                                            $  14,680,344     $  13,394,676
                                            =============     =============

                         BLACKSTONE ENTERTAINMENT LLC

3. NOTES PAYABLE

     Notes payable consist of the following:

                                                                                      DECEMBER 31
                                                                             -----------------------------
                                                                                  1996            1997
                                                                             -------------   -------------
1. The Company is obligated under a note payable to the FDIC dated May 11, 1988 in the original amount of $10,600,000. On
  May 9, 1995, the note was modified and extended to mature
  February 15, 2005. At such time, a balloon payment of
  approximately $3,500,000 will be required. The note is
  payable in monthly principal installments of $44,167 plus
  interest at 8.98% per annum. The note is collateralized by substantially all assets of the Great Woods Inc. and Time
  Trust Join Venture, including a mortgage on the real estate and facility, and a security interest in all operating permits and licenses, programming and concession contracts, and
  insurance policies on the lives of two members. ........................    $7,752,942      $7,222,942
2. The Company is obligated to a concessionaire under an
  unsecured five-year installment note in the original amount of
  $1,600,000 which matures on June 30, 1998. The note is
  payable in annual principal installments of $320,000 with
  interest payable quarterly at 1.5% over the prime rate. ................       640,000         320,000
3. The Company is obligated under a five-year installment note dated May 18, 1994 payable to a bank in the original amount of $1,600,000. The note is payable in monthly installments of
  $33,136 including interest at 8.9% per annum and is
  collateralized by all assets of the Harborlights Pavilion Inc. .........       829,118         492,532
4. The Company is obligated to a concessionaire under an
  unsecured installment note dated August 19, 1994 in the
  original amount of $350,000 bearing interest at 1% over the prime rate. The remaining outstanding principal balance and any accrued interest is due November 1, 1998. The note is
  personally guaranteed by the members of the Company. ...................       210,000         140,000
5. The Company is obligated to a concessionaire under an
  unsecured and noninterest bearing note dated July 11, 1994 in the original amount of $150,000. The note is due in annual installments of $30,000 with the final installment due
  October 15, 1998. ......................................................        60,000          30,000
6. The Company is obligated under a note payable from
  Andrew Trust LLC to a bank dated December 12, 1996 in
  the original amount of $500,000. Interest is payable monthly at 0.75% over the prime rate and the principal reaches
  maturity on December 12, 1999. .........................................       500,000              --
                                                                              ----------      ----------
                                                                               9,992,060       8,205,474
  Current maturities .....................................................     1,427,172       1,388,806
                                                                              ----------      ----------
  Long-term debt .........................................................    $8,564,888      $6,816,668
                                                                              ==========      ==========

                         BLACKSTONE ENTERTAINMENT LLC

Maturities of long-term debt are as follows:

December 31:
   1999 ................  $  653,726
   2000 ................     530,000
   2001 ................     530,000
   2002 ................     530,000
   2003 ................     530,000
   Thereafter ..........   4,042,942
                          ----------
                          $6,816,668
                          ==========

     The Company has an unsecured demand line of credit with a bank of $2,000,000 which expires April 30, 1998. Interest is payable monthly at 1% over the prime rate. The Company had no amounts outstanding under this line of credit as of December 31, 1996 and 1997.

     The bank note payable collaterialized by the assets of Harborlights Pavilion, Inc. and the demand line of credit are subject to several financial covenants which the company is currently in the process of renegotiating. For the years ended December 31, 1996 and 1997, Harborlights Pavilion, Inc. failed at least one of these financial covenants. Management anticipates that based upon discussions with the bank, the loan will not be called.


4. CAPITAL LEASE OBLIGATIONS

     The Company is obligated under capital lease agreements for certain business equipment. The leases have been capitalized at the fair value of the leased equipment with a corresponding liability recorded. Each payment is allocated between a reduction of the liability and interest expense to yield a constant periodic rate of interest on the remaining balance of the obligation.

     At December 31, 1997, future minimum payments due on the lease agreements are as follows:
Year ended December 31:

1998 ................................................   $ 564,474
1999 ................................................     564,625
2000 ................................................     155,095
2001 ................................................      15,961
                                                        ---------
                                                        1,300,155
Amount representing interest ........................     119,760
                                                        ---------
Present value of net minimum lease payments .........   1,180,395
Current portion .....................................     487,334
                                                        ---------
Long-term portion ...................................   $ 693,061
                                                        =========

5. LOANS PAYABLE TO MEMBERS

     The Company is obligated to members in the amount of $961,239 which represents the balance of advances made by them in conjunction with the transfer of assets on October 1, 1997. The loans are unsecured and noninterest bearing, and are expected to be repaid during 1998.

     The Company is obligated to two members for loans totaling $1,500,000 at both December 31, 1996 and 1997. The loans are unsecured, bear interest at 6.5% per annum, and have no formal repayment terms.

                         BLACKSTONE ENTERTAINMENT LLC

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

 Lease Commitments and Rent Expense

     Total rent expense amounted to approximately $487,000 and $577,000 for the years ended December 31, 1996 and 1997, respectively, of which $92,700 was paid to an affiliate during 1996 and 1997. At December 31, 1997, the Company is committed under the following noncancellable operating leases:

     1) The Company is obligated under a five-year license agreement dated March 31, 1994 for the lease of a parcel of real estate located on Fan Pier in Boston, Massachusetts. The agreement provides for a minimum annual rent of $250,000 through 1998. Additional rent is required based on the number of tickets sold annually in excess of a 100,000 ticket base. The landlord has the right to terminate the license agreement upon giving written notice by November of each year, for termination in the following calendar year.

     2) Under an agreement with the owner of the Orpheum Theatre, the Company has exclusive booking and scheduling rights for the Theatre and sole responsibility for granting concessions for the sale of food and refreshments at the Theatre. Under the terms of the agreement, the Company is required to pay a hall rental charge of $4,750 per performance for the period January 1998 through December 2000, plus additional amounts for artist rehearsals. The Company is reimbursed for the hall rental charges by the shows' promoters and earns commissions from the Theatre's owner based on the annual volume of rental fees paid.

     3) The company is obligated under three leases with an affiliate. During 1996 and 1997, the combined rent for these three leases was $92,700 each year.

     4) The company is obligated under a one year lease for the NEXT, Inc. premises for rent payments of $53,750 through December 31, 1998.


 Other Commitments

     The Company is obligated under a ten-year consulting agreement with the former owner of a concert promotion business which was acquired in 1992. The consulting agreement requires scheduled annual payments totaling of $828,000 over the next four years.

     The Company is obligated under a consulting agreement with a member requiring annual payments of $100,000 renewable annually.


7. PROFIT SHARING PLANS

     The Company maintains 401(k) profit sharing plans covering eligible employees who meet certain age and length of service requirements. Employees may elect voluntary salary reductions; company contributions are made at the discretion of the managing member. The Company did not make any matching contributions during the years ended December 31, 1996 and 1997.


8. LITIGATION

     Great Woods, Inc. is a defendant in several lawsuits that management believes are without merit. In the event of an adverse judgment, management believes its insurance coverage is sufficient to cover any potential losses.


9. EMPLOYMENT AGREEMENTS

     Two employees have employment agreements pursuant to which they may received contingent consideration upon the occurrence of specified events. One of the employees is entitled to 0.6% of the

                         BLACKSTONE ENTERTAINMENT LLC
net proceeds from the sale, refinancing or other disposition of the Company or its ownership interests. The other is entitled to 5% of the defined after tax proceeds from the sale of Great Woods , Inc. less certain defined contingent consideration paid prior to the date of sale. The Company is obligated under an informal employment arrangement with the General Manager of the NEXT, Inc. which provides for a base salary of $150,000 in addition to a bonus based on performance. The arrangement is renewable annually.

     In connection with employment agreements, certain employees were paid $610,000 in 1997 in connection with the sale of membership interests by the principal owner to the Company. Such amount was recorded as a charge to earnings in 1997.

10. SUBSEQUENT EVENT

     On July 2, 1998, SFX Entertainment, Inc. acquired the Company for aggregate consideration of approximately $92.2 million, including the repayment of approximately $7.0 million in debt.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders of
The Marquee Group, Inc.

We have audited the accompanying consolidated balance sheet of The Marquee Group, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of the Company at December 31, 1997, and the consolidated results of its operations and its cash flows for the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP


New York, New York
March 5, 1998

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                DECEMBER 31,   SEPTEMBER 30,
                                                                                    1997           1998
                                                                               -------------- --------------
                                                                                                (UNAUDITED)
ASSETS
Current assets
 Cash and cash equivalents ...................................................    $  8,944       $  4,500
 Cash escrow .................................................................         704            746
 Accounts receivable, net ....................................................       6,930         14,791
 Prepaid production costs ....................................................         553          1,193
 Prepaid expenses and other current assets ...................................         436            595
                                                                                  --------       --------
   Total current assets ......................................................      17,567         21,825
Property and equipment, net ..................................................       2,040          2,895
Receivables--non current .....................................................         668          1,365
Notes receivable .............................................................       1,887          2,135
Deposits and deferred expenses ...............................................         677          2,314
Intangible assets--net .......................................................      23,951         59,648
                                                                                  --------       --------
                                                                                  $ 46,790       $ 90,182
                                                                                  ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and accrued expenses .......................................    $  4,592       $  8,728
 Acquisition indebtedness--current portion ...................................         775          1,515
 Escrow payable ..............................................................         527            685
 Deferred revenues ...........................................................         626            523
                                                                                  --------       --------
   Total current liabilities .................................................       6,520         11,451
Notes payable--bank ..........................................................                     33,140
Acquisition indebtedness--non-current ........................................       2,144          3,777
Deferred rent ................................................................         696            651
Deferred income taxes ........................................................         960            964
Common stock (545 shares) subject to put options .............................       3,184          3,420
Stockholders' equity
 Preferred stock, $.01 par value; 5,000 shares authorized, no shares issued
 Common stock, $.01 par value; 25,000 shares authorized, 17,913
 (December 31, 1997) and 18,086 (September 30, 1998) shares issued
 and outstanding .............................................................         174            175
 Additional paid-in capital ..................................................      36,885         39,593
 Accumulated deficit .........................................................      (3,781)        (3,003)
 Cumulative translation adjustment ...........................................           8             14
                                                                                  --------       --------
   Total stockholders' equity ................................................      33,286         36,779
                                                                                  --------       --------
                                                                                  $ 46,790       $ 90,182
                                                                                  ========       ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED               NINE MONTHS ENDED
                                                              DECEMBER 31,                SEPTEMBER 30,
                                                           1997          1996          1998           1997
                                                        ----------   -----------   ------------   ------------
                                                                                           (UNAUDITED)
Revenues ............................................    $ 21,268     $  2,869       $ 35,470       $ 11,991
Operating expenses ..................................      14,459        2,563         23,726          7,664
General and administrative expenses .................       6,316        2,199          8,239          4,502
Loss on abandonment of lease ........................         466           --             --             --
Non cash compensation ...............................         145           56            367            165
Depreciation and amortization .......................         371            5          1,463             91
                                                         --------     --------       --------       --------
Income/(loss) from operations .......................        (489)      (1,954)         1,675           (431)
Interest expense, net ...............................          22          283            120            224
Financing expense ...................................         756          193             --            756
                                                         --------     --------       --------       --------
Income/(loss) before income taxes ...................      (1,267)      (2,430)         1,555         (1,411)
Income taxes ........................................         (45)          20            541             77
                                                         --------     --------       --------       --------
Net income/(loss) ...................................      (1,312)      (2,410)         1,014         (1,448)
Accretion of obligation related to the put option
 issued in connection with the ProServ
 acquisition ........................................          59           --            236             --
                                                         --------     --------       --------       --------
Net income/(loss) applicable to common
 stockholders .......................................    $  1,371     $ (2,410)      $    778       $ (1,488)
                                                         ========     ========       ========       ========
Net income/(loss) per share--basic and dilutive .....    $  (.015)    $  (1.03)      $    .05       $   (.20)
                                                         ========     ========       ========       ========
Weighted number of shares outstanding ...............       9,377        2,347         16,801          7,494
                                                         ========     ========       ========       ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                         1997           1996
                                                                                     ------------   ------------
Operating activities
Net loss .........................................................................    $  (1,371)      $ (2,410)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization ...................................................          385              5
 Deferred compensation ...........................................................          145             56
 Deferred income taxes ...........................................................           --            (40)
 Noncash financing expense .......................................................          394             --
 Accretion of put option and imputed interest ....................................          189             --
 Loss on abandonment of lease ....................................................          335             --
 Changes in operating assets and liabilities:
   Cash escrow ...................................................................         (461)            --
   Accounts receivable ...........................................................       (2,297)           906
   Television and event costs ....................................................         (553)            --
   Prepaid expenses ..............................................................          100           (178)
   Accounts payable and accrued liabilities ......................................       (1,551)          (173)
   Escrow payable ................................................................          323             --
   Deferred revenues .............................................................          573             --
                                                                                      ---------       --------
Net cash used in operating activities ............................................       (3,789)        (1,834)
                                                                                      ---------       --------
Investing activities
    Acquisitions, net of cash acquired ...........................................      (15,223)            --
    Loan to seller of business acquired ..........................................       (1,500)            --
    Payment of acquired indebtedness .............................................       (2,469)            --
    Distribution to subsidiaries' former stockholders ............................           --         (9,000)
    Cash acquired through acquisition of subsidiaries ............................           --            504
    Purchase of equipment and leasehold improvements, net of landlord contribution       (1,473)          (122)
    Employee loan ................................................................         (446)            --
    Security deposits ............................................................         (527)           (45)
                                                                                      ---------       --------
Net cash used in investing activities ............................................      (21,638)        (8,663)
                                                                                      ---------       --------
Financing activities
    Proceeds from loans payable -- related parties ...............................           --            767
    Repayments of loans payable to related parties ...............................         (122)          (200)
    Proceeds of private placement ................................................           --          1,555
    Proceeds from IPO, net of offering costs .....................................         (131)        15,586
    Proceeds from bridge financing ...............................................       10,500             --
    Costs related to Tender Offer ................................................      (10,280)            --
    Proceeds from second offering, net of offering costs .........................       38,555             --
    Payment of acquisition indebtedness ..........................................         (882)            --
    Repayment of bridge financing ................................................      (10,500)            --
                                                                                      ---------       --------
Net cash provided by financing activities ........................................       27,140         17,708
                                                                                      ---------       --------
Increase in cash and cash equivalents ............................................        1,713          7,211
Cash at beginning of period ......................................................        7,231             20
                                                                                      ---------       --------
Cash at end of period ............................................................    $   8,944       $  7,231
                                                                                      ---------       --------
Supplemental disclosure of non-cash financing activities:
Exchange of loans payable to related parties for Debentures ......................           --       $    445
                                                                                      =========       ========
Conversion of debentures to common stock .........................................           --       $  2,000
                                                                                      =========       ========
Issuance of acquisition indebtedness .............................................    $   1,319       $  1,970
                                                                                      =========       ========
S Corporation dividend payable ...................................................           --       $    382
                                                                                                      ========
Issuance of common stock in connection with acquisitions .........................    $   3,750             --
                                                                                      =========
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
 Income taxes ....................................................................    $     313       $     --
                                                                                      =========       ========
 Interest ........................................................................    $     285       $    254
                                                                                      =========       ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                              NINE MONTHS ENDED
                                                                                SEPTEMBER 30,
                                                                             1998           1997
                                                                         ------------   ------------
NET CASH USED IN OPERATING ACTIVITIES ................................    $  (3,547)      $ (2,184)
INVESTING ACTIVITIES
 Recent Acquisitions, net of cash acquired ...........................      (30,736)            --
 Purchase of equipment and leasehold improvements, net of landlord
   contribution ......................................................         (702)        (1,240)
 Employee loan .......................................................           --           (424)
 Deposits and deferred expenses ......................................         (970)        (2,200)
 Increase in other assets ............................................                        (568)
                                                                          ---------       --------
   Net cash used in investing activities .............................      (32,408)        (4,432)
                                                                          ---------       --------
FINANCING ACTIVITIES
 Proceeds under Credit Agreement .....................................       33,140             --
 Proceeds from Bridge Financing ......................................           --         10,500
 Costs related to stock offerings ....................................         (187)          (131)
 Costs related to Credit Agreement ...................................         (667)            --
 Costs related to Tender Offer .......................................           --         (9,580)
 Payment of acquisition indebtedness .................................         (775)          (500)
                                                                          ---------       --------
   Net cash provided by financing activities .........................       31,511            289
                                                                          ---------       --------
NET DECREASE/INCREASE IN CASH ........................................       (4,444)        (6,327)
CASH AT BEGINNING OF PERIOD ..........................................        8,944          7,231
                                                                          ---------       --------
CASH AT END OF PERIOD ................................................    $   4,500       $    904
                                                                          =========       ========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
 Issuance of common stock to an employee .............................    $     100             --
                                                                          =========       ========
 In connection with Recent Acquisitions
   Issuance of common stock ..........................................    $   2,616             --
                                                                          =========       ========
   Notes payable .....................................................    $   2,594             --
                                                                          =========       ========
   Obligation to issue common stock in future ........................    $     416             --
                                                                          =========       ========
 Note received in connection with sale of an interest in an associated
   company ...........................................................    $     300             --
                                                                          =========       ========
 Issuance of options to purchase 105 shares of Common stock in
   connection with Bridge Financing for the Tender Offer .............                    $    394
                                                                                          ========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (IN THOUSANDS)


                                       NUMBER OF    COMMON       ADDITIONAL
                                         SHARES      STOCK    PAID-IN CAPITAL
                                      ----------- ---------- -----------------
Balance -- December 31, 1995 ........    1,938       $19        $       --
Issuance of common stock:
 Issuance to employee ...............       50        --               119
 Conversion of Debentures ...........      667         7             1,993
 Initial public offering, net of
   offering costs ...................    3,852        39            15,547
 Acquisitions .......................    2,262        23             1,488
Distribution to acquired companies'
 former stockholders ................       --        --           (10,970)
"S" Corporation dividend ............       --        --              (382)
Amortization of deferred
 compensation .......................       --        --                --
Net loss for the year ended
 December 31, 1996 ..................       --        --                --
                                         -----       ---        ----------
Balance -- December 31, 1996 ........    8,769        88             7,795
Initial public offering costs .......       --        --              (131)
Issuance of common stock:
 Second offering, net of offering
   costs ............................    8,500        85            38,470
 Acquisitions .......................      644         1               624
Tender Offer ........................       --        --           (10,280)
Issuance of options:
 In connection with financing of
   Tender Offer .....................       --        --               394
 In connection with acquisitions ....       --        --                13
Amortization of deferred
 compensation .......................       --        --                --
Foreign currency translation
 adjustment .........................       --        --                --
Net loss for the year ended
 December 31, 1997 ..................       --        --                --
                                         -----       ---        ----------
                                        17,913       $174       $   36,885
Issuance of common stock:
 In connection with acquisitions ....      549          5            2,611
 To an employee .....................       16                         100
Cancellation of IPO Escrow Shares....     (392)        (4)               4
QBQ Escrow Shares ...................       --         --              180
Secondary Offering costs ............       --         --             (187)
Foreign currency translation
 adjustment .........................       --         --               --
Net income for period ...............       --         --               --
                                        ------       ----       ----------
Balance--September 30, 1998
 (unaudited) ........................   18,086       $175       $   39,593
                                        ======       =====      ==========

                                                                    CUMULATIVE
                                         DEFERRED     ACCUMULATED   TRANSLATION
                                       COMPENSATION     DEFICIT     ADJUSTMENT      TOTAL
                                      -------------- ------------- ------------ ------------
Balance -- December 31, 1995 ........    $    --       $     --          --      $       19
Issuance of common stock:
 Issuance to employee ...............       (119)            --          --              --
 Conversion of Debentures ...........         --             --          --           2,000
 Initial public offering, net of
   offering costs ...................         --             --          --          15,586
 Acquisitions .......................         --             --          --           1,511
Distribution to acquired companies'
 former stockholders ................         --             --          --         (10,970)
"S" Corporation dividend ............         --             --          --            (382)
Amortization of deferred
 compensation .......................         56             --          --              56
Net loss for the year ended
 December 31, 1996 ..................         --         (2,410)         --          (2,410)
                                         -------       --------      ------      ----------
Balance -- December 31, 1996 ........        (63)        (2,410)         --           5,410
Initial public offering costs .......         --             --          --            (131)
Issuance of common stock:
 Second offering, net of offering
   costs ............................         --             --          --          38,555
 Acquisitions .......................         --             --          --             625
Tender Offer ........................         --             --          --         (10,280)
Issuance of options:
 In connection with financing of
   Tender Offer .....................         --             --          --             394
 In connection with acquisitions ....         --             --          --              13
Amortization of deferred
 compensation .......................         63             --          --              63
Foreign currency translation
 adjustment .........................         --             --           8               8


Net loss for the year ended
 December 31, 1997 ..................         --         (1,371)         --          (1,371)
                                         -------       --------      ------      ----------
                                         $    --       $ (3,781)        $ 8      $   33,286
Issuance of common stock:
 In connection with acquisitions ....         --             --          --           2,616
 To an employee .....................         --             --          --             100
Cancellation of IPO Escrow Shares....         --             --          --              --
QBQ Escrow Shares ...................         --             --          --             180
Secondary Offering costs ............         --             --          --            (187)
Foreign currency translation
 adjustment .........................         --             --           6               6
Net income for period ...............         --            778          --             778
                                         -------       --------      ------      ----------
Balance--September 30, 1998
 (unaudited) ........................    $    --       $ (3,003)        $14      $   36,779
                                         =======       ========         ===      ==========

                            See accompanying notes.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND ORGANIZATION

     The Marquee Group, Inc. (the "Company"), which began operations in 1996, provides integrated event management, television programming and production, marketing, talent representation and consulting services in the sports, news and other entertainment industries.


PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all intercompany accounts and transactions.


REVENUE RECOGNITION

     The primary sources of the Company's revenues are fees from providing event management, television programming and production, sports marketing and consulting services and commissions from representation of sports, news and entertainment personalities. Revenues from events are recognized when the events are held. Revenues from television programming and production services are recognized when the programs are available for broadcast. Marketing revenues are recognized for guaranteed amounts when contractual obligations are met (subsequent royalties are recorded when received). Revenues from advertising services are recognized in the month the advertisement is broadcast or printed. Commissions based on profit or gross receipt participations are recorded upon the determination of such amounts. Consulting revenue is recognized as services are provided. Commissions from the Company's talent representation services are recognized as revenue when they become payable to the Company under the terms of the Company's agreements with its clients. Generally, such commissions are payable by clients upon their receipt of payments for performance of services.


CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents.


TELEVISION AND EVENT COSTS

     Television and event costs are recorded as incurred and are expensed when the programs are available for use or when the event is held.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term.


INTANGIBLES

     Intangibles represent the excess of the purchase price of acquisitions over the tangible net assets acquired and are amortized over twenty years using the straight-line method. The Company periodically reviews the recoverability of the carrying value of these assets and the period of amortization based on the current and expected future non-discounted income from operations of the entities giving rise to these intangibles to determine whether events and circumstances warrant revised estimates of carrying value or useful lives.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

DEFERRED RENT

     The Company leases premises under leases which provide for periodic increases over the lease term. Pursuant to Statement of Financial Accounting Standards No. 13, "Accounting for Leases," the Company records rent expense on a straight-line basis. The effect of these differences is recorded as deferred rent.


INCOME TAXES

     The Company accounts for income taxes under the liability method as required by Statement of Financial Accounting Standards Board Statement No. 109 ("FAS 109"), "Accounting for Income Taxes." FAS 109 requires an asset and liability approach to financial accounting and reporting for income taxes. Under this approach, differences between financial statement and tax bases of assets and liabilities are determined, and deferred income tax assets and liabilities are recorded for those differences that have future tax consequences. Valuation allowances are established, if necessary, to reduce any deferred tax asset recorded to an amount that will more likely than not be realized in future periods. Income tax expense is composed of the current tax payable or refundable for the period plus or minus the net change in deferred tax assets and liabilities.


EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented in conformity with the Statement No. 128 requirements.

     Basic earnings per share applicable to common stockholders is based upon net loss after reduction of amounts, if any, for accretion of the obligation related to the put option issued in connection with the ProServ Acquisition (see Note 3) divided by the weighted average number of shares of common stock outstanding during the year. Shares of common stock placed in escrow upon completion of the Initial Public Offering ("IPO") described in Note 2 and in connection with the QBQ Acquisition described in Note 3 have been excluded from the calculation of basic earnings per share. The shares of common stock issued upon the automatic conversion of the debentures (see Note 5) are considered outstanding for all periods presented.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade accounts receivable.

     At December 31, 1997 and 1996, approximately 90% of the Company's cash and cash equivalents was invested with one financial institution.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     For the year ended December 31, 1997, one client represented approximately 28% of reported revenues.

     Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company's client base.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company estimates that the carrying amounts of its financial instruments, principally noncurrent receivables and liabilities, approximates the fair value.


RECLASSIFICATIONS

     Certain reclassifications have been made in the 1996 financial statements to conform to the 1997 presentation.


INTERIM FINANCIAL INFORMATION

     The interim financial data as of September 30, 1998 and for the nine-month periods ended September 30, 1998 and 1997 is unaudited and certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. However, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire year.


2. PUBLIC OFFERINGS AND TENDER OFFER

     In December 1996, the Company closed its initial public offering ("IPO") of 3,852,500 units (the "Units"), each unit consisting of one share of common stock and one redeemable warrant, at a price of $5.00 per Unit. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $7.50, subject to adjustment, at any time until December 4, 2001. The warrants are redeemable by the Company under certain circumstances at a redemption price of $.05 per warrant. (See below.)

     The Company also granted to the underwriters, or their designees, options (the "IPO Options") to purchase up to 335,000 Units. The Units purchasable upon exercise of the IPO Options are identical to the Units described above, except that the underlying warrants are redeemable only by the Company under limited circumstances. The IPO Options are exercisable during a three-year period commencing December 12, 1998 at an exercise price of $8.25, subject to adjustment in certain events.

     Certain of the Company's officer/stockholders have placed an aggregate of 1,275,000 of their shares of common stock in escrow. These shares will not be assignable or transferable (but may be voted) until such time as they are released from escrow based upon the Company meeting certain annual earnings levels or the common stock attaining certain price levels. All reserved shares remaining in escrow on March 31, 2000 will be forfeited and contributed to the Company's capital. In the event the Company attains any of the earnings thresholds or stock prices providing for the release of the escrow shares to the stockholders, the Company will recognize compensation expense at such time based on the then fair market value of the shares.

     In September 1997, the Company purchased in a tender offer approximately 4 million of the 4.5 million outstanding warrants at a cash purchase price of $2.40 per warrant. In order to consummate its purchase of the Warrants, the Company borrowed $10.5 million pursuant to a loan

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES agreement (the "Bridge Facility"). The Company repaid such borrowing with a portion of the net proceeds of its second public offering described below. In connection with the Bridge Facility, the Company paid the lender fees and expenses of $362,000 and issued to the lender immediately exercisable options to acquire an aggregate of 105,000 shares of common stock, at an exercise price of $2.25, subject to adjustment in certain circumstances. The options will expire in 2007. As a result of the issuance of the options, the Company recorded financing expense of $394,000 in 1997.

     On October 14, 1997 and November 12, 1997, the Company consummated a second public offering (the "Second Offering") of 8.5 million shares (including the Underwriters' overallotment) of the Company's common stock at $5.00 per share. The proceeds to the Company after deducting the underwriting discount and commissions and other expenses was approximately $39 million.


3. ACQUISITIONS

1996 ACQUISITIONS

     On December 12, 1996, the Company acquired by merger, concurrently with the closing of its IPO, Sports Marketing & Television International, Inc. ("SMTI") which provides production and marketing services to sporting events, sports television shows and professional and collegiate leagues and organizations and, Athletes and Artists, Inc. ("A&A"), a sports and media talent representation firm, collectively the "1996 Acquisitions". The SMTI stockholders received cash of $6,500,000 from the proceeds of the IPO, an additional $1,500,000 payable in five equal installments over five years and 1,292,307 shares of the Company's common stock. The A&A stockholders received cash of $2,500,000 from the proceeds of the IPO, miscellaneous reimbursements of $80,000, an additional $1,000,000 payable in five equal installments over five years and 969,231 shares of the Company's common stock.

     The 1996 Acquisitions were accounted for as a consolidation at historical cost due to the significance of the equity interests in the Company held by the former stockholders of SMTI and A&A following completion of the acquisitions. Accordingly, the acquired assets and liabilities were recorded at their historical amounts. The capital stock of SMTI and A&A was included in additional paid-in capital. In addition, the cash paid to the former stockholders of SMTI and A&A was recorded as a dividend charged to additional paid-in capital.

     SMTI was an S Corporation prior to the merger. The SMTI stockholders received a distribution of approximately $350,000 during 1997, which represents 40% of the taxable earnings of SMTI prior to the merger.

     The accompanying consolidated financial statements include the accounts of SMTI and A&A from December 12, 1996.


ACQUISITION OF PROSERV

     On October 14, 1997, the Company acquired all of the outstanding stock of ProServ, Inc. and ProServ Television, Inc. (collectively, "ProServ"), an established provider of international sports event management, television production, marketing, talent representation and consulting. The aggregate purchase price for ProServ was approximately $10.8 million in cash and 250,000 shares of the Company's common stock. The Company may be obligated to make additional earn-out payments over the next four years of up to $2.5 million based upon ProServ achieving, during this period, certain levels of revenues and earnings before interest, taxes, depreciation and amortization. The Company also repaid approximately $2.5 million of ProServ's outstanding indebtedness at the acquisition date. The Company used a portion of the proceeds of the Second Offering to finance the acquisition and the repayment of the outstanding indebtedness. Under certain circumstances, the Company may be required to repurchase up to all of the 250,000 shares of the common stock issued in connection with the acquisition for an aggregate purchase price of up to $1.9 million.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     The acquisition was accounted for using the purchase method, with the aggregate puchase price allocated to the tangible net assets based upon estimated fair market values. The total purchase price of $13.4 million, which includes costs incurred in connection with the acquisition, exceeded the tangible net asset deficiency acquired by approximately $17 million, which has been recorded as an intangible. ProServ's results of operations for the period from the October 14, 1997 have been included in the accompanying consolidated financial statements. The potential earn-out will be recorded as additional purchase price when earned.


ACQUISITION OF QBQ

     On October 14, 1997, the Company acquired substantially all of the assets of QBQ Entertainment, Inc. ("QBQ"), a company that books tours and appearances for a variety of entertainers. The aggregate purchase price for QBQ was approximately $3.1 million in cash, $1.6 million payable in annual installments payable over eight years and 393,514 shares of common stock, including 78,702 shares held in escrow and subject to forfeiture if certain financial performance tests are not met. In connection with an employment agreement with the chief executive officer and sole stockholder of QBQ, the Company granted a five-year, non-recourse loan of $1.5 million, secured by the common stock issued in connection with the QBQ acquisition. The Company used a portion of the proceeds of the Second Offering to finance the acquisition and the loan. Under certain circumstances, the Company may be required to repurchase up to 295,135 shares of common stock issued in connection with the acquisition for an aggregate purchase price of up to $1.9 million.

     As of March 31, 1998, the Company has determined that it is probable that the financial thresholds required to be met for the release of the 78,702 escrowed shares will be achieved in 1998, and, accordingly has recorded a charge of $180,000 for the nine months ended September 30, 1998 as non-cash compensation in the accompanying consolidated statements of operations. This compensation charge will be adjusted based upon the changes in the fair market value of the shares subject to the escrow arrangement through the actual release date.

     The QBQ acquisition was accounted for using the purchase method of accounting and the results of its operations have been included in the accompanying financial statements from October 14, 1997. The total purchase price of approximately $7.2 million, which includes costs incurred in connection with the acquisition, exceeded the tangible net assets acquired by approximately the same amount and has been recorded as intangibles.

     The following unaudited pro forma information is presented as if the Company had completed the acquisition of ProServ, QBQ, SMTI and A&A and the Secondary Offering at the beginning of the respective periods and gives effect to the related contractually required reductions in personnel, officers' salaries and employee benefits:

                                                          YEAR ENDED DECEMBER 31,
                                                          -----------------------
                                                             1997        1996
                                                          ---------- ------------
                                                           (IN THOUSANDS, EXCEPT
                                                              PER SHARE DATA)
   Pro forma revenues ...................................  $34,953     $ 29,932
   Pro forma net loss applicable to common stockholders .  $  (521)    $ (2,814)
   Pro forma net loss per share applicable to common
     stockholders--basic and dilutive ................... $   (.03)    $   (.17)
   Pro forma weighted average shares ....................   16,559       16,559

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     Aggregate maturities for the indebtedness related to the Company's acquisitions, exclusive of the put options, as of December 31, 1997 is as follows:

                                                             (IN THOUSANDS)
                                                            ---------------
       1998 .............................................        $  775
       1999 .............................................           775
       2000 .............................................           730
       2001 .............................................           730
       2002 .............................................           230
       Thereafter .......................................           375
                                                                 ------
                                                                  3,615
       Less: amounts representing interest ..............           696
                                                                 ------
       Total, including current portion of $775..........        $2,919
                                                                 ------

4. PROPERTY AND EQUIPMENT

     At December 31, 1997, property and equipment consists of the following:

                                                           (IN THOUSANDS)
                                                          ---------------
   Furniture and fixtures .............................        $  952
   Leasehold improvements .............................         1,190
   Vehicles ...........................................            27
                                                               ------
                                                                2,169
   Accumulated depreciation and amortization ..........           129
                                                               ------
                                                               $2,040
                                                               ======

5. PRIVATE PLACEMENT

     In August 1996, the Company issued debentures (the "Debentures"), in the aggregate principal amount of $2 million, each Debenture consisted of $50,000 principal amount of 10% Convertible Debentures. Interest on the Debentures of $254,000 was calculated for the period from the final closing of the Private Placement to a date one year from the effective date of the Company's IPO. The Debentures were automatically converted into units (see Note 2) identical in all respects to those offered in the IPO at a rate of one unit for each $3.00 principal amount of Debentures.

     Stockholders of the Company and stockholders of SMTI and A&A purchased an aggregate of $750,000 principal amount of Debentures, of which $445,103 was in exchange for existing indebtedness of the Company to the stockholders. In addition, the Company repaid $125,000 to one of the officer/stockholders from the proceeds of the private placement.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

6. INCOME TAXES

     The income tax expense (benefit) consists of:

                                    YEAR ENDED
                                      DECEMBER
                                        31,
                                 -----------------
                                  1997      1996
                                 ------   --------
                                  (IN THOUSANDS)
   Current:
     Federal .................    $--      $  --
     State and local .........     45        (20)
                                  ---      -----
                                   45        (20)
                                  ---      -----
   Deferred:
     Federal .................     --         30
     State and local .........     --         10
                                  ---      -----
                                   --         40
                                  ---      -----
                                  $45      $  20
                                  ===      =====

     A reconciliation of the federal statutory tax rate to the actual effective rate is as follows:

                                                                            DECEMBER 31,
                                                                    -----------------------------
                                                                         1997            1996
                                                                    -------------   -------------
   Statutory rate ...............................................        (34.0)%         (34.0)%
   State and local income taxes, net of federal benefit .........          2.3              .4
   Valuation allowance ..........................................         26.3            31.8
   Permanent differences ........................................          8.9             1.0
                                                                         -----           -----
   Effective rate ...............................................          3.5%          (  .8)%
                                                                         =====           =====

     The deferred tax assets and liabilities is comprised of the following:

                                                                        DECEMBER, 31,
                                                                   -----------------------
                                                                      1997         1996
                                                                   ----------   ----------
                                                                       (IN THOUSANDS)
   Cumulative effect of change in tax accounting basis .........    $   (228)    $   (343)
   Deferred compensation expense ...............................         (67)         (29)
   Deferred rent ...............................................         (48)          --
   Net operating losses ........................................       1,494        1,051
   ProServ tax audits ..........................................        (617)          --
   Valuation allowance .........................................      (1,494)      (1,022)
                                                                    --------     --------
   Net deferred tax liabilities ................................    $   (960)    $   (343)
                                                                    ========     ========

     At December 31, 1997, the Company had net operating loss carryforwards of approximately $3.3 million which will begin to expire in 2011. ProServ had net operating losses of approximately $2.6 million at the time of the acquisition. These losses are subject to limitations under the Internal Revenue Code and will begin to expire in 2010.

     In connection with examinations of the consolidated federal tax returns of ProServ for years 1993 through 1995, the Internal Revenue Service has challenged the tax treatment of certain significant transactions. The French taxing authorities are conducting an audit of ProServ's former subsidiary, located in France, for the same period. Although ProServ's management believes that there are valid

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES defenses to defeat any tax assessment, the Company has provided for these contingencies. Such amounts have been included in deferred tax liabilities at December 31, 1997.

     The Company recorded an increase in the valuation allowance of $472,000 for the year ended December 31, 1997.


7. STOCKHOLDERS' EQUITY

     On July 17, 1996, the Board of Directors and stockholders of the Company approved an increase in the authorized capitalization of the Company to 25 million shares of common stock, par value $.01 per share, and 5 million shares of preferred stock, par value $.01 per share. In addition, in August 1996 the Board of Directors and the stockholders of the Company approved a stock split whereby 999 shares of the 1,000 shares of common stock outstanding at that time were split on the basis of approximately 1,940-for-1 and the remaining one share of common stock outstanding at that time was split on the basis of 50,000-for-1. All share information in the financial statements reflect the stock split.


COMMON STOCK RESERVED FOR ISSUANCE

     As of December 31, 1997, the Company has 1,197,503 shares of common stock reserved for issuance upon the exercise of the warrants and the IPO Options (see Note 2), 800,000 shares of common stock reserved for issuance upon exercise of options pursuant to the 1996 and 1997 Stock Option Plans and 315,000 shares reserved for issuance under other options and warrants of the Company.


8. STOCK OPTION PLAN

     The Company's Board of Directors has adopted and the stockholders have approved the Company's 1996 and 1997 Stock Option Plans (the "Plan"). The Plan provides for the grant, at the discretion of the Board of Directors, of (i) options that are intended to qualify as incentive stock options within the meaning of Section 422A of the Internal Revenue Code to certain employees and consultants and (ii) options not intended to so qualify. The aggregate number of shares of common stock for which options may be granted under the Plan is 800,000 shares.

     The Plan is administered by a Stock Option Committee (the "Committee") which is appointed by the Board of Directors. The Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the terms of the options, including the exercise price, the number of shares subject to the options and the terms and conditions of exercise.

     A summary of the activity in the Plan is as follows:

                                                 NUMBER OF     WEIGHTED AVERAGE
                                                   SHARES       EXERCISE PRICE
                                                -----------   -----------------
   Granted--1996 ............................     230,000         $  5.71
   Granted--1997 ............................       7,500         $  5.875
   Forfeited--1997 ..........................      (4,000)        $  5.00
                                                  -------         --------
   Outstanding at December 31, 1997 .........     233,500         $  5.72
                                                  =======         ========
   Exercisable at December 31, 1996 .........          --               --
                                                  =======         ========
   Exercisable at December 31, 1997 .........      23,575         $  5.69
                                                  =======         ========

     Options outstanding as of December 31, 1997 have exercise prices ranging from $5 to $6.25 per share. The options vest in annual installments over the three to five year period commencing one year from the date of grant.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     The Company has elected to follow Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of options valuation models that were not developed for use in valuing employee stock options. The exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant and, therefore, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996:

ASSUMPTION                                                    1997            1996
----------                                                 ----------   ---------------
   Risk-free rate ......................................   5.47%        5.45% to 6.18%
   Dividend yield ......................................      0%          0%
   Volatility factor of the expected market price of the
     Company's common stock ............................    .54         .72
   Average life ........................................   3 years      4 years

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                        1996           1997
                                                                    ------------   ------------
                                                                          (IN THOUSANDS,
                                                                      EXCEPT PER SHARE DATA)
   Pro forma net loss applicable to common stockholders .........     $ (2,454)      $ (1,547)
   Pro forma net loss per share applicable to common
     stockholders--basic and dilutive ...........................     $  (1.05)      $  (0.16)

     The weighted average fair value of options granted during the years ended December 31, 1997 and 1996 was $2.43 and $2.57, respectively. The weighted average remaining contractual life of options outstanding at December 31, 1997 is 4.8 years.


9. RELATED PARTY TRANSACTIONS

     In December 1997, the Company repaid an officer/stockholder the $121,615 outstanding at December 31, 1996. Interest on the loan accrued at 12%.

     The Company provided services as a subcontractor for SMTI aggregating $724,000, for the period from January 1, 1996 to December 12, 1996 (see Note
3), which are included in 1996 revenues in the accompanying consolidated statement of operations.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

     During August 1996, the Company entered into a six-year consulting agreement with Sillerman Communications Management Corporation ("SCMC"), which is controlled by Robert F.X. Sillerman, the Chairman of the Company and the controlling stockholder of The Sillerman Companies, Inc. ("TSC"), a principal stockholder of the Company, that provides for a monthly fee of $30,000 commencing in September 1997. In March 1997, SCMC assigned its rights, obligations, and duties under the consulting agreement to The Sillerman Companies, Inc. In October 1997, TSC waived its right to future monthly payments under the consulting agreement.

     In February 1997, the Company paid $400,000 to SCMC as an advance against special advisory services to be provided. In connection with the ProServ Acquisition and the QBQ Acquisition, TSC received Special Advisory Fees of $450,000 (of which $400,000 was offset against the amounts previously advanced), and, in connection with the Tender Offer, an immediately exercisable option to purchase 200,000 shares of common stock at $7.00 per share. In addition, the Company paid $75,000 to TSC for expenses.

     In consideration for Mr. Sillerman's guarantee of a portion of the $1.5 million letter of credit issued to replace the escrow in connection with the ProServ Acquisition, the Company, in November 1997, granted Mr. Sillerman an immediately exercisable, five-year option to purchase 10,000 shares of common stock at an exercise price per share of $5.00 and paid Mr. Sillerman $75,000, including $25,000 for his related legal fees and expenses.

     In April 1997, in connection with the employment of an officer of the Company, the Company loaned the officer $446,000 which loan by its terms may be forgiven. In addition, the officer will over a three year period beginning with his date of employment receive $100,000 payable in shares of Common Stock.


10. INVESTMENT IN JOINT VENTURE

     SMTI and NBC formed a limited liability corporation, Celebrity Golf Championship, LLC ("CGC") to conduct the annual golfing tournament known as The Celebrity Golf Championship. Earnings are allocated 75% to NBC and 25% to SMTI in accordance with the LLC agreement. All profits from CGC are distributed annually.

     Condensed financial information for CGC is as follows:

                                   DECEMBER 31,
                                       1997
                                 ---------------
                                  (IN THOUSANDS)
   Cash .......................       $  232
                                      ======
   Due to SMTI ................       $  232
                                      ======
                                   YEAR ENDED DECEMBER 31,
                                   -----------------------
                                      1997         1996
                                   -----------    ------
                                       (IN THOUSANDS)
   Revenues ...................       $3,529       $2,743
   Operating expenses .........        2,699        2,067
                                 -----------      -------
   Net income .................       $  830       $  676
                                 ===========      =======

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES

     The Company leases office space under operating leases that expire through 2008. These operating leases provide for basic annual rents plus escalation charges. The aggregate future minimum lease payments (including the deferred rent liability of $696,000) required under these leases, net of noncancelable sublease income of $2,370,000 as of December 31, 1997 are as follows:

                            (IN THOUSANDS)
                           ---------------
   1998 ................        $1,223
   1999 ................         1,124
   2000 ................         1,173
   2001 ................         1,078
   2002 ................           999
   Thereafter ..........         3,862
                                ------
                                $9,459
                                ======

     The Company also rents office space on a month-to-month basis. Rent expense amounted to $45,000 and $303,000, respectively, for the years ended December 31, 1996 and 1997.

     The Company has notified the landlord for space previously occupied by one of the Company's subsidiaries that the space has been abandoned. The Company has recorded a loss of $466,000 for the year ended December 31, 1997 related to the settlement with the landlord and to write-off the related abandoned fixed assets.

     The Company has entered into employment agreements with key executives for periods ranging from three to five years.

     The Company is subject to certain legal proceedings and claims, which have arisen, in the ordinary course of its business. In the opinion of management, settlement of these actions, when ultimately concluded, will not have a material adverse effect on the Company's financial condition, results of operations and liquidation.


12. SUBSEQUENT EVENTS

 Recent Acquisitions

     On August 3, 1998, the Company consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. and all of the outstanding stock of Alphabet City Sports Records, Inc., both of which are sports and music marketing companies which develop strategic alliances among sports leagues, music companies and corporate sponsors (collectively, the "Alphabet City Acquisition"). The aggregate purchase price for the Alphabet City Acquisition was approximately $4.0 million consisting of $3.4 million in cash (excluding assumed liabilities) and 200,000 shares of the Company's common stock. In addition, the Company may be obligated to make significant additional payments (up to $9 million) based upon the financial performance of the acquired businesses.

     On August 6, 1998, the Company consummated its acquisition of all of the outstanding stock of Cambridge Holding Corporation ("Cambridge"), a golf representation company, whose client roster includes a mix of established PGA Tour winners and many prospects on the Nike Tour (the "Cambridge Acquisition"). The aggregate purchase price for Cambridge was approximately $3.9 million consisting of $3.5 million in cash and 89,536 shares of the Company's common stock. In addition, the Company may be obligated to make additional payments aggregating approximately $2.0 million based upon the future financial performance of Cambridge.

     On August 13, 1998, the Company acquired Park Associates Limited ("PAL"), a sports and media talent representation firm in the United Kingdom. (the "PAL Acquisition"). The initial consideration for the PAL Acquisition was approximately (pounds sterling)2.6 million (approximately $3.2 million) consisting of

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

 (pounds sterling)1.6 million (approximately $2.6 million) in cash and 117,440 shares of the Company's common stock. In addition, the Company will pay an additional (pounds sterling)800,000 (approximately $1.3 million) in cash and (pounds sterling)200,000 (approximately $330,000) in common stock (based on the closing price of such stock as reported in The Wall Street Journal during the twenty days prior to the date of each payment) in five equal annual installments.

     On September 2, 1998, the Company consummated its acquisition of Tony Stephens Associates Limited ("TSA"), a major soccer talent representation firm in the United Kingdom (the "TSA Acquisition"). The initial consideration for the TSA Acquisition was approximately consisting of (pounds sterling)1.8 million (approximately $3.0 million), of which (pounds sterling)1.4 million (approximately $2.3 million) was paid in cash and 142,291 shares of the Company's common stock were issued. In addition, the Company will pay an additional (pounds sterling)200,000 (approximately $330,000) in cash and (pounds sterling)50,000 (approximately $83,000) in the form of shares of the Company's common stock.

     On September 18, 1998, the Company consummated its acquisition of all the issued and outstanding equity interests in Halcyon Days, Productions, Inc., Robbins Entertainment Group, Inc. and Tollin/Robbins Management, LLC (collectively, "Tollin/Robbins") (the "Tollin/Robbins Acquisition"). Tollin/Robbins is an award-winning independent film and television production company. The initial consideration for the Tollin/Robbins Acquisition was $20.5 million in cash. In addition, the two sellers will each receive $800,000 in cash, payable in four equal annual installments beginning September 1, 1999 and will receive additional consideration based on the EBITDA (as defined in the acquisition agreement) of the acquired entities through 2003, payable in shares of the Company's common stock and cash.

     The funds used to consummate each of the Recent Acquisitions were principally obtained from borrowings under the Credit Agreement.

 Bank Credit Agreement

     On July 31, 1998, the Company and its subsidiaries entered into a Credit Agreement, as amended, (the "Credit Agreement") with BankBoston, NA, which provides for a revolving line of credit for loans and letters of credit (subject to a $2 million sublimit) of up to $35 million in the aggregate. The revolving credit facility under the Credit Agreement may be used to finance acquisitions and to fund working capital needs. Loans under the Credit Agreement bear interest at a floating rate equal to a base rate which approximates prime plus an applicable margin, or a Eurocurrency rate plus an applicable margin. The applicable margin is dependent on the Company achieving certain leverage ratios. In August and September 1998, the Company borrowed a total of approximately $33.1 million under the revolving credit facility in connection with the Recent Acquisitions, with the interest rate associated with such borrowings of approximately 8.3% for domestic borrowings and 10.5% for British (pounds sterling) borrowings (at September 30, 1998). The obligations of the Company under the Credit Agreement are secured by a first priority security interest in all existing and future acquired property of the Company, including the capital stock of its subsidiaries. The Company's obligations under the Credit Agreement are also guaranteed by the Company's present and future subsidiaries and secured by a first priority security interest in all existing and future property of these subsidiaries. The Credit Agreement also contains financial leverage and coverage ratios, which may inhibit the Company's ability to incur other indebtedness, and restrictions on capital expenditures, distributions and other payments. However, the Company will be permitted to incur additional indebtedness outside of the Credit Agreement to acquire businesses secured solely by the assets of such acquired businesses, as long as the Company is in compliance with the financial covenants of the Credit Agreement exclusive of such indebtedness and the related borrowing base applicable to the businesses acquired. The term of the Credit Agreement is three years with borrowing availability reduced periodically commencing January 1, 2000.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

 Merger with SFX Entertainment

     On March 16, 1999, a wholly owned subsidiary of SFX Entertainment, Inc. ("SFX") was merged with and into the Company and the Company became a wholly owned subsidiary of SFX. In connection with the merger, SFX issued 1,402,038 shares of SFX Class A Common Stock with a value of approximately 81.7 million and repaid $33.5 million of the Company's debt.

                        REPORT OF INDEPENDENT AUDITORS



To the Stockholders
Alphabet City Sports Records, Inc. and
 Alphabet City Industries, Inc.

     We have audited the accompanying combined balance sheet of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. as of December 31, 1997, and the related combined statements of income and cash flows for the year ended December 31, 1997 and for the period from April 11, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. at December 31, 1997 and the combined results of their operations and their cash flows for the year ended December 31, 1997 and for the period from April 11, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP



New York, New York
May 21, 1998

                      ALPHABET CITY SPORTS RECORDS, INC.
                        ALPHABET CITY INDUSTRIES, INC.

                            COMBINED BALANCE SHEETS


                                                        DECEMBER 31,      JUNE 30,
                                                            1997            1998
                                                       --------------   ------------
                                                                         (UNAUDITED)
ASSETS
Current assets:
 Cash ..............................................     $      651     $   56,643
 Accounts receivable ...............................        527,207        902,561
 Prepaid expenses and other current assets .........        444,684        627,992
                                                         ----------     ----------
Total current assets ...............................        972,542      1,587,196
Property and equipment, net ........................         31,340         31,920
Other assets .......................................         10,669         17,191
                                                         ----------     ----------
Total assets .......................................     $1,014,551     $1,636,307
                                                         ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Loan payable ......................................     $       --     $  350,000
 Accounts payable ..................................        836,247        990,898
 Accrued liabilities ...............................         56,627        254,217
                                                         ----------     ----------
Total current liabilities ..........................        892,874      1,595,115
Stockholders' equity ...............................        121,677         41,192
                                                         ----------     ----------
Total liabilities and stockholders' equity .........     $1,014,551     $1,636,307
                                                         ==========     ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                         COMBINED STATEMENTS OF INCOME


                                                                    PERIOD FROM
                                                                   APRIL 11, 1996         SIX MONTHS ENDED
                                                   YEAR ENDED      (INCEPTION) TO             JUNE 30,
                                                  DECEMBER 31,      DECEMBER 31,    -----------------------------
                                                      1997              1996             1998            1997
                                                 --------------   ---------------   -------------   -------------
                                                                                             (UNAUDITED)
Revenues .....................................     $2,976,331        $1,316,763      $1,476,069      $1,930,736
Cost of revenues .............................      1,796,194         1,003,949         968,846       1,192,385
                                                   ----------        ----------      ----------      ----------
Gross profit .................................      1,180,137           312,814         507,223         738,351
Operating expenses:
 Selling expenses ............................        424,109           196,984         217,700         199,258
 General and administrative expenses .........        663,836            59,919         350,008         294,701
                                                   ----------        ----------      ----------      ----------
   Total operating expenses ..................      1,087,945           256,903         567,708         493,959
                                                   ----------        ----------      ----------      ----------
Income from operations .......................         92,192            55,911         (60,485)        244,392
Other income/(expenses) ......................         10,944                --              --         (12,676)
                                                   ----------        ----------      ----------      ----------
Income before income taxes ...................        103,136            55,911         (60,485)        231,716
Provision for income taxes ...................         23,000            14,370          20,000          14,789
                                                   ----------        ----------      ----------      ----------
Net income ...................................     $   80,136        $   41,541      $  (80,485)     $  216,927
                                                   ==========        ==========      ==========      ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                         PERIOD FROM
                                                                        APRIL 11, 1996         SIX MONTHS ENDED
                                                        YEAR ENDED      (INCEPTION) TO             JUNE 30,
                                                       DECEMBER 31,      DECEMBER 31,    -----------------------------
                                                           1997              1996             1998            1997
                                                      --------------   ---------------   -------------   -------------
                                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income ........................................     $   80,136       $   41,541       $  (80,485)     $  216,927
 Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
   Depreciation and amortization ..................          3,527              983            4,123           2,068
   Changes in operating assets and liabilities:
    Accounts receivable ...........................       (256,870)        (270,337)        (375,354)       (112,324)
    Other current assets ..........................       (414,684)         (30,000)        (183,308)        (29,949)
    Other assets ..................................         (5,081)              --           (6,522)         (1,775)
    Accounts payable ..............................        595,330          240,917          154,651         136,649
    Accrued liabilities ...........................          2,472           54,155          197,590          57,256
                                                        ----------       ----------       ----------      ----------
Net cash provided by (used in) operating
 activities .......................................          4,830           37,259         (289,305)        268,852
                                                        ----------       ----------       ----------      ----------
INVESTING ACTIVITIES
Purchases of fixed assets .........................        (30,617)          (5,233)          (4,703)        (27,352)
Payment of security deposit .......................         (5,588)              --               --          (5,588)
                                                        ----------       ----------       ----------      ----------
Net cash used in investing activities .............        (36,205)          (5,233)          (4,703)        (32,940)
                                                        ----------       ----------       ----------      ----------
FINANCING ACTIVITIES
Proceeds from loan ................................             --               --          350,000              --
                                                        ----------       ----------       ----------      ----------
Net cash provided by financing activities .........             --               --          350,000              --
                                                        ----------       ----------       ----------      ----------
Net (decrease) increase in cash ...................        (31,375)          32,026           55,992         235,912
Cash at beginning of year .........................         32,026               --              651          32,026
                                                        ----------       ----------       ----------      ----------
Cash at end of year ...............................     $      651       $   32,026       $   56,643      $  267,938
                                                        ==========       ==========       ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Income taxes paid .................................     $   53,740       $       --       $   15,133      $       --
                                                        ==========       ==========       ==========      ==========
Interest paid .....................................     $       --       $       --       $       --      $       --
                                                        ==========       ==========       ==========      ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND ORGANIZATION

     Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. (collectively, the "Company") were organized in New York on April, 11, 1996 and May 14, 1997, respectively. The Company's main purpose is creating, licensing, marketing and distributing recorded music through non-music retail outlets in association with a broad spectrum of professional and college sports teams and leagues. The Company also provides non-traditional marketing and media services to various corporations.


PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. The companies are under common ownership. All significant intercompany transactions have been eliminated in combination.


REVENUE RECOGNITION

     Revenues from the sale of music CDs and cassettes are recognized upon shipment to the customers. Marketing and media revenues are recognized as services are provided or upon the delivery to the client of the materials created for them by the Company.


ADVANCES AND RECOUPABLE COSTS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 50, Financial Reporting in the Record and Music Industry, advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from sales. Any portion of such advances not deemed to be recoupable from future sales is reserved at the balance sheet date. All other advances which do not meet the above criteria are expensed when incurred.


LICENSE AGREEMENTS

     Certain of the Company's compilation products are master recordings under license from various sports teams and organizations for the right to use the names, logos and other material directly related to the team or organization. Typically, minimum guarantees or non-returnable advances are required to obtain the licenses and are realized through future sales of the product. The amounts paid for minimum guarantees or non-returnable advances are charged to expense over the license term. When anticipated sales appear to be insufficient to fully recover the minimum guarantees or non-returnable advances, a provision against current operations is made for anticipated losses.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from three to seven years.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

INTERIM FINANCIAL STATEMENTS

     The unaudited interim information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


INCOME TAXES

     Income taxes are provided on the liability method as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes (which are not material) reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The shareholders of Alphabet City Industries, Inc. have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for Federal income tax purposes. Alphabet City Sports Records, Inc. was incorporated as a "C Corporation."


2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                              DECEMBER 31,      JUNE 30,
                                                  1997            1998
                                             --------------   -----------
   Furniture and equipment ...............      $ 35,850       $ 40,553
   Less accumulated depreciation .........        (4,510)        (8,633)
                                                --------       --------
                                                $ 31,340       $ 31,920
                                                ========       ========

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following:

                                     DECEMBER 31,      JUNE 30,
                                         1997            1998
                                    --------------   -----------
   Project costs ................      $352,397       $441,322
   Inventory ....................        33,161         50,161
   Prepaid expenses .............        34,076         40,881
   Other current assets .........        25,050         95,628
                                       --------       --------
                                       $444,684       $627,992
                                       ========       ========

4. COMMITMENTS AND CONTINGENCIES

     The Company leases its office space. The lease provides for escalations of rent based upon the increase in certain operating expenses.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

     Future minimum payments under operating leases consist of the following:

  Year ending December 31:
  1998 ........................  $51,200
  1999 ........................    9,200
                                 -------
                                 $60,400
                                 =======


     There was no rent expense in 1996; rent expense was $36,084, $15,055 and $21,197 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.


5. STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following:

                                                             COMMON       RETAINED        DUE FROM
                                                TOTAL         STOCK       EARNINGS      STOCKHOLDERS
                                            ------------   ----------   ------------   -------------
Alphabet City Sports Records, Inc.:
 Issuance of common stock--1996 .........    $      --      $ 1,000      $      --       $  (1,000)
 Net income .............................       41,541           --         41,541              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1996 ............       41,541        1,000         41,541          (1,000)
 Net income .............................       40,781           --         40,781              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1997 ............       82,322        1,000         82,322          (1,000)
                                             ---------      -------      ---------       ---------
Alphabet City Industries, Inc.:
 Issuance of common stock--1997 .........           --        1,000             --          (1,000)
 Net income .............................       39,355           --         39,355              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1997 ............       39,355        1,000         39,355          (1,000)
                                             ---------      -------      ---------       ---------
Combined stockholders' equity at
 December 31, 1997 ......................    $ 121,677      $ 2,000      $ 121,677       $  (2,000)
                                             =========      =======      =========       =========

     Alphabet City Sports Records, Inc. has 200 shares of no par value common stock authorized and 20 shares are issued and outstanding. Alphabet City Industries, Inc. has 200 shares of no par value common stock authorized and 20 shares are issued and outstanding.


6. MAJOR CUSTOMERS/SUPPLIER

     For the period from April 11, 1996 to December 31, 1996, approximately 92% of combined revenues were derived from one customer. For the year ended December 31, 1997, three customers accounted for approximately 22%, 17%, and 13% of combined revenues, respectively. For the six months ended June 30, 1998 two customers accounted for approximately 52% and 19% of combined revenues, respectively. For the six months ended June 30, 1997, three customers accounted for approximately 26%, 23% and 21% of combined revenues respectively.

     For the period from April 11, 1996 to December 31, 1996, 100% of the CDs produced were manufactured by one vendor. For the year ended December 31, 1997, 86% of the CDs produced were manufactured by one vendor. For the six months ended June 30, 1998, two vendors manufactured 53% and 32%, respectively, of the CD's produced.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

7. IMPACT OF YEAR 2000 (UNAUDITED)

     The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Company presently believes that, with modifications to existing software, the cost of which is not material to the results of operations or financial condition of the Company, the Year 2000 problem will not pose significant operational problems for the Company's computer systems.


8. SUBSEQUENT EVENT

     On August 3, 1998, The Marquee Group, Inc. consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. and all of the outstanding stock of Alphabet City Sports Records, Inc. (collectively, the "Alphabet City Acquisition"). The aggregate purchase price for the Alphabet City Acquisition was approximately $3.4 million in cash (excluding assumed liabilities) and 200,000 shares of The Marquee Group, Inc. common stock.

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Cambridge Holding Corporation, Inc.

     We have audited the accompanying consolidated balance sheet of Cambridge Holding Corporation, Inc. and Subsidiary (the "Company") as of December 31, 1997 and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP



New York, New York
June 3, 1998

              CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,       JUNE 30,
                                                                      1997             1998
                                                                 --------------   --------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
 Cash ........................................................     $  162,781       $  241,425
 Accounts receivable .........................................        767,204          773,613
 Other current assets ........................................         24,345           13,330
                                                                   ----------       ----------
Total current assets .........................................        954,330        1,028,368
Property and equipment, net ..................................          4,537            2,186
Other assets .................................................         62,878           62,878
                                                                   ----------       ----------
Total assets .................................................     $1,021,745       $1,093,432
                                                                   ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ............................................     $  883,411       $  723,279
 Accrued liabilities .........................................         25,938          112,153
                                                                   ----------       ----------
Total current liabilities ....................................        909,349          835,432
                                                                   ----------       ----------
Stockholders' equity:
 Common stock, $1 par; authorized 25,000 shares; 10,000 shares
   issued ....................................................         10,000           10,000
 Retained earnings ...........................................        123,552          269,156
                                                                   ----------       ----------
                                                                      133,552          279,156
 Less 6,666 shares held in treasury, at cost .................        (21,156)         (21,156)
                                                                   ----------       ----------
Total stockholders' equity ...................................        112,396          258,000
                                                                   ----------       ----------
Total liabilities and stockholders' equity ...................     $1,021,745       $1,093,432
                                                                   ==========       ==========

                            See accompanying notes.

                      CAMBRIDGE HOLDING CORPORATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     SIX MONTHS ENDED
                                                   YEAR ENDED            JUNE 30,
                                                  DECEMBER 31,   -------------------------
                                                      1997           1998          1997
                                                 -------------   -----------   -----------
                                                                        (UNAUDITED)
Revenue ......................................    $1,318,763      $691,276      $874,692
Expenses:
 Stockholders' salary expense ................       487,974       182,576       173,880
 Other salary expense ........................       153,536        48,935        58,619
 Travel and entertainment ....................       127,458        71,886        65,316
 General and administrative expenses .........       581,520       158,135       273,488
                                                  ----------      --------      --------
Total expenses ...............................     1,350,488       461,532       571,303
(Loss) income from operations ................       (31,725)      229,744       303,389
Other income:
 Interest income .............................        12,746           860         1,656
 Other income ................................         2,000            --            --
                                                  ----------      --------      --------
                                                      14,746           860         1,656
                                                  ----------      --------      --------
(Loss) income before income taxes ............       (16,979)      230,604       305,045
Income tax provision .........................            --        85,000       113,000
                                                  ----------      --------      --------
Net loss .....................................    $  (16,979)     $145,604      $192,045
                                                  ==========      ========      ========

                            See accompanying notes.

                      CAMBRIDGE HOLDING CORPORATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                         DECEMBER 31,   -------------------------
                                                             1997           1998          1997
                                                        -------------   -----------   -----------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net loss ............................................    $  (16,979)     $ 145,604     $ 192,045
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation .......................................         9,405          2,351         4,702
 Changes in operating assets and liabilities:
   Accounts receivable ..............................      (476,866)        (6,409)      210,630
   Other current assets .............................        (4,800)        11,015         8,615
   Other assets .....................................        (2,444)            --            --
   Accounts payable and accrued liabilities .........       616,394        (73,917)      (11,847)
                                                         ----------      ---------     ---------
Net cash provided by operating activities ...........       124,710         78,644       404,145
                                                         ----------      ---------     ---------
INVESTING ACTIVITIES
Purchase of fixed assets ............................        (2,773)            --        (2,773)
                                                         ----------      ---------     ---------
Net cash used in investing activities ...............        (2,773)            --        (2,773)
                                                         ----------      ---------     ---------
Net increase in cash ................................       121,937         78,644       401,372
Cash at beginning of year ...........................        40,844        162,781        40,844
                                                         ----------      ---------     ---------
Cash at end of year .................................    $  162,781      $ 241,425     $ 442,216
                                                         ==========      =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Income taxes paid ...................................    $    9,222      $   8,219     $      --
                                                         ==========      =========     =========
Interest paid .......................................    $       --      $      --     $      --
                                                         ==========      =========     =========

                            See accompanying notes.

             CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND BASIS OF PRESENTATION

     The Company is a full service sports management and marketing firm, specializing in both the representation of professional athletes and corporate consulting. The accompanying consolidated financial statements include the accounts of Cambridge Holding Corporation, Inc. and its wholly owned subsidiary, Cambridge Sports International, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.


REVENUE RECOGNITION

     The Company's revenues arise primarily from percentage fees or commissions received for the negotiation of professional sporting contracts and marketing and endorsement contracts. The Company recognizes revenue ratably over the performance period of the associated contract.


ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1997 and June 30, 1998 include approximately $731,000 and $582,000, respectively, which represents amounts billed on behalf of professional athletes relating to sporting contracts and marketing and endorsement contracts. Such amounts are to be paid, net of the Company's commission, to the professional athletes upon collection.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INTERIM FINANCIAL STATEMENTS

     The unaudited interim information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


INCOME TAXES

     Income taxes are provided on the liability method as required by Statement of Financial Accounting Standard Statement No. 109, "Accounting for Income Taxes." Deferred income taxes (which are not material), reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

             CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARIES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                              DECEMBER 31,      JUNE 30,
                                                  1997            1998
                                             --------------   ------------
   Furniture and equipment ...............     $  13,734       $  13,734
   Computer equipment ....................        27,333          27,333
                                               ---------       ---------
                                                  41,067          41,067
   Less accumulated depreciation .........       (36,530)        (38,881)
                                               ---------       ---------
                                               $   4,537       $   2,186
                                               =========       =========

3. COMMITMENTS AND CONTINGENCIES

     The Company leases its office space. The lease provides for escalations of rent based upon the increase in certain operating expenses.

     Future minimum payments under noncancelable operating leases is as follows:

   Years ending December 31:
     1998 ..................    $25,000
     1999 ..................      4,200
                                -------
                                $29,200
                                =======

     Rent expense was $32,878, $16,309, and $14,242 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.


4. SIGNIFICANT CLIENTS

     For the year ended December 31, 1997, three professional athletes accounted for approximately 32%, 18% and 11% of consolidated revenue, respectively.

     For the six months ended June 30, 1998 and 1997, two professional athletes accounted for approximately 12% and 12% and 34% and 6% of consolidated revenue, respectively.


5. IMPACT OF YEAR 2000 (UNAUDITED)

     The Company has conducted a review of its computer systems to identify the systems that could be effected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Company presently believes that, with modifications to existing software, the cost of which is not material to the results of operations or financial condition of the Company, the Year 2000 problem will not pose significant operational problems for the Company's computer systems.


6. SUBSEQUENT EVENT

     On August 6, 1998, The Marquee Group, Inc. consummated its acquisition of all of the outstanding stock of Cambridge Sports International, Inc. The aggregate purchase price was approximately $3.5 million in cash and 89,536 shares of The Marquee Group, Inc.'s common stock.

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
The Marquee Group, Inc.

     We have audited the accompanying combined balance sheets of Tollin-Robbins Entertainment as of December 31, 1997 and 1996, and the related combined statements of operations and comprehensive income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tollin-Robbins Entertainment at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                        Ernst & Young LLP



Los Angeles, California
July 6, 1998

                         TOLLIN-ROBBINS ENTERTAINMENT

                            COMBINED BALANCE SHEETS
                                (000'S OMITTED)

                                                                       DECEMBER 31
                                                                 -----------------------      JUNE 30
                                                                    1997         1996          1998
                                                                 ---------   -----------   ------------
                                                                                            (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents ...................................    $  102       $   712       $ 2,243
 Marketable securities .......................................        --            --           723
 Producer fee receivable .....................................        --            --           130
 Management fee receivable ...................................        60            --            --
 Advances to stockholders ....................................        --            --           132
 Deferred income tax .........................................        --            80            --
 Other .......................................................         8            --            59
                                                                  ------       -------       -------
Total current assets .........................................       170           792         3,287
Property and equipment, net ..................................       310           321           298
                                                                  ------       -------       -------
Total assets .................................................    $  480       $ 1,113       $ 3,585
                                                                  ======       =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .......................    $   73       $    68       $    99
 Payable to stockholders .....................................       388           840         1,536
 Deferred revenue ............................................       152           762            77
                                                                  ------       -------       -------
Total current liabilities ....................................       613         1,670         1,712
Stockholders' equity (deficit):
 Capital stock ...............................................         4             4             4
 Accumulated equity (deficit) ................................      (137)         (561)        1,880
 Accumulated other comprehensive income (loss) ...............        --            --           (11)
                                                                  ------       -------       -------
Total stockholders' equity (deficit) .........................      (133)         (557)        1,873
                                                                  ------       -------       -------
Total liabilities and stockholders' equity (deficit) .........    $  480       $ 1,113       $ 3,585
                                                                  ======       =======       =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                (000'S OMITTED)

                                             YEAR ENDED DECEMBER      SIX MONTHS ENDED
                                                     31                    JUNE 30
                                            ---------------------   ---------------------
                                               1997        1996        1998        1997
                                            ---------   ---------   ---------   ---------
                                                                         (Unaudited)
Revenues:
 Producer fees ..........................    $4,284      $3,133      $3,955      $2,270
 Post-production revenue ................       595         490         247         268
 Management services ....................        60          --          40          --
 Other ..................................       134          52          50          15
                                             ------      ------      ------      ------
Total revenues ..........................     5,073       3,675       4,292       2,553
Operating expenses:
 Compensation to stockholders and related
   benefits .............................     3,223       3,551       1,600       1,612
 Post-production expenses ...............       374         274         111         166
 General and administrative .............       846         482         529         363
 Depreciation expense ...................        75          50          35          35
 Other expenses .........................        51          60          --          --
                                             ------      ------      ------      ------
Total operating expenses ................     4,569       4,417       2,275       2,176
Income (loss) before income tax provision
 (benefit) ..............................       504        (742)      2,017         377
Income tax provision (benefit) ..........        80         (80)         --          52
                                             ------      ------      ------      ------
Net income (loss) .......................    $  424      $ (662)     $2,017      $  325
                                             ======      ======      ======      ======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                            ACCUMULATED
                                                              RETAINED         OTHER
                                                  COMMON      EARNINGS     COMPREHENSIVE
                                                   STOCK     (DEFICIT)        INCOME          TOTAL
                                                 --------   -----------   --------------   -----------
Balance at January 1, 1996 ...................      $ 4       $   101         $   --         $   105
 Net loss ....................................       --          (662)                          (662)
                                                    ---       -------         ------         -------
Balance at December 31, 1996 .................        4          (561)            --            (557)
 Net income ..................................       --           424             --             424
                                                    ---       -------         ------         -------
Balance at December 31, 1997 .................        4          (137)            --            (133)
 Net income (unaudited) ......................       --         2,017             --           2,006
 Other comprehensive income (loss)
   (unaudited) ...............................       --            --            (11)            (11)
                                                    ---       -------         ------         -------
Balance at June 30, 1998 (unaudited) .........      $ 4       $ 1,880         $  (11)        $ 1,873
                                                    ===       =======         ======         =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                (000'S OMITTED)

                                                                                     SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31             JUNE 30
                                                       -----------------------   -------------------------
                                                          1997         1996          1998          1997
                                                       ----------   ----------   -----------   -----------
                                                                                        (Unaudited)
OPERATING ACTIVITIES
Net income (loss) ..................................     $ 424        $ (662)      $ 2,017       $   325
Adjustments to reconcile net income (loss)
 to net cash provided by (used in) operating
 activities:
 Depreciation and amortization .....................        75            50            35            35
 Loss on disposal of fixed assets ..................        51            60            --            --
 Deferred income tax ...............................        80           (80)           --            52
 Changes in operating assets and liabilities:
   Producer fee receivable .........................        --            --          (130)           --
   Management fee receivable .......................       (60)           --            60            --
   Advances to stockholders ........................        --            --          (132)         (330)
   Other assets ....................................          (8)          4           (51)           --
   Accounts payable and accrued expenses ...........         5          (104)           26            23
   Payable to stockholders .........................      (452)          681         1,148           772
   Deferred revenue ................................      (610)          903           (75)         (469)
                                                         -------      ------       -------       -------
Net cash provided by (used in) operating
 activities ........................................      (495)          852         2,898          (392)
INVESTING ACTIVITIES
Purchases of marketable securities .................        --            --          (734)           --
Purchases of equipment .............................      (115)         (336)          (23)         (101)
                                                         -------      ------       -------       -------
Net cash used in investing activities ..............      (115)         (336)         (757)         (101)
                                                         -------      ------       -------       -------
Increase (decrease) in cash ........................      (610)          516         2,141           307
Cash and cash equivalents at beginning of
 period ............................................       712           196           102           712
                                                         -------      ------       -------       -------
Cash and cash equivalents at end of period .........     $ 102        $  712       $ 2,243       $ 1,019
                                                         =======      ======       =======       =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRESENTATION AND BUSINESS ACTIVITIES

     The combined financial statements of Tollin-Robbins Entertainment are comprised of the following entities: Tollin-Robbins Productions; Halcyon Days Productions, Inc. (Halcyon); Robbins Entertainment Group, Inc. (Robbins); and Tollin-Robbins Management (TRM) (collectively referred to herein as the Company). All significant intercompany accounts and transactions have been eliminated.

     Tollin-Robbins Productions, a California General Partnership (the Partnership), was formed in November 1993. Halcyon and Robbins are the equal partners of the Partnership. Profit and losses are allocated equally to each partner. The Partnership is engaged in the business of providing executive producer, director, writer, post-production, and other creative services to owners and distributors of entertainment programming.

     Halcyon was incorporated in California in November 1990, and is an S Corporation under the Internal Revenue Code; Mr. Tollin is the sole stockholder of this entity. Robbins was initially incorporated in California in May 1991 as a C Corporation and elected, effective January 1, 1998, an S Corporation status under the Internal Revenue Code. Mr. Robbins is the sole stockholder of this entity. These two entities each receive their 50% share of the results of operations generated by the Partnership.

     TRM, a California limited liability company which was formed in April 1997, is engaged in the business of providing management services to artists. Messrs. Tollin and Robbins are the sole members of TRM. TRM typically receives a percentage of the compensation paid to the artists it represents.


UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited combined financial statements at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, include all adjustments (consisting only of normal and recurring accruals) necessary to present fairly the combined financial information set forth therein, in accordance with generally accepted accounting principles. The results of operations for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.


SIGNIFICANT CUSTOMER

     Approximately 79% in 1997 and 87% in 1996 of the Company's total producer fees and post-production revenues shown in the accompanying combined statement of operations was received from Nickelodeon/MTV Networks and affiliated companies.


REVENUE RECOGNITION

     Executive producer and other creative services revenue is recognized as the related production services are rendered. Pursuant to a two-year production services agreement with Nickelodeon/MTV Networks (Agreement) which commenced as of February 1, 1996, the Partnership will receive $1,750,000 per year in guaranteed payments (payable in equal bi-monthly installments over the term). Such revenue is recognized ratably over the Agreement's term. In addition to the guaranteed

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

payments, the Partnership received a signing bonus of $500,000, which is being recognized ratably over the original two year term. Both parties to the Agreement have agreed to extend the term to a third year (February 1, 1998 -- January 31, 1999). The Partnership will receive a guaranteed minimum payment of $2,500,000 for its services over the third year.

     Management fee commissions are recognized as services are rendered by the related artists who are represented by TRM.


CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less and investments in money market accounts to be cash equivalents.


MARKETABLE SECURITIES

     Marketable securities are accounted for using Statement of Financial Account Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At June 30, 1998, the Company's marketable securities, all of which are classified as available-for sale as defined by SFAS 115, consist primarily of municipal securities. Pursuant to SFAS 115, such investments are stated at market value, and unrealized gains and losses on such securities are reflected, net of tax, in other comprehensive income or loss.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method, generally ranging from seven to ten years.


INCOME TAXES

     Income taxes are accounted for using Statement of Financial Account Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


COMPREHENSIVE INCOME

     Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities to be included in other comprehensive income.

     For the six month period ended June 30, 1998, the Company's comprehensive income was $2,006,000. The comprehensive income differs from the net income in the first six months of 1998 due to the inclusion of the Company's unrealized loss on marketable securities in its comprehensive income.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


2. MARKETABLE SECURITIES (UNAUDITED)

     At June 30, 1998, the Company has classified all investments as available-for-sale.

     The amortized cost, gross unrealized loss and fair value of the marketable securities are as follows (in 000's):

                                                       GROSS
                                      AMORTIZED     UNREALIZED     FAIR
                                         COST          LOSS        VALUE
                                     -----------   ------------   ------
   Municipal obligations .........       $734         $ (11)       $723

     Contractual maturities of marketable debt securities at June 30, 1998 are as follows (in 000's):

                                                      AMORTIZED     FAIR
                                                         COST       VALUE
                                                     -----------   ------
   Due in one year or less .......................       $102       $100
   Due after one year through five years .........        160        156
   Due after 10 years ............................        472        467
                                                         ----       ----
   Total debt securities .........................       $734       $723
                                                         ====       ====

3. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following (in 000's):

                                                 DECEMBER 31,          JUNE 30,
                                                1997        1996         1998
                                             ---------   ---------   ------------
                                                                      (Unaudited)
   Equipment .............................    $  185      $  167        $  208
   Furniture and fixtures ................       306         279           306
                                              ------      ------        ------
                                                 491         446           514
   Less accumulated depreciation .........      (181)       (125)         (216)
                                              ------      ------        ------
                                              $  310      $  321        $  298
                                              ======      ======        ======

4. STOCKHOLDERS' EQUITY (DEFICIT)

     The Company's capital stock consists of the common stock of Halcyon and Robbins. The partners' equity of the Partnership has been eliminated.

     At December 31, 1997 and 1996, there were 1,000 shares of common stock authorized, issued and outstanding of Halcyon, and 3,000 shares of common stock authorized, issued and outstanding of Robbins. All shares of common stock were issued at $1 per share.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

5. INCOME TAXES

     Partnerships and limited liability companies are not subject to federal or state income taxes and, accordingly, no provision for income taxes has been provided for the Partnership and TRM. The partners of the Partnership and members of TRM are required to report their proportional share of gains, losses, credits and deductions on their respective income tax returns.

     Halcyon is an S Corporation under Section 1361 of the Internal Revenue Code. Under the provisions of the Internal Revenue Code, federal and state taxes based on income for S Corporations are generally the direct liability of the stockholders. Therefore, no federal and state tax provision has been provided on S Corporation earnings other than certain state minimum taxes based on income.

     Robbins was a C Corporation as of December 31, 1997 and 1996 and, accordingly, was subject to federal and state taxes. Robbins elected S Corporation status effective January 1, 1998; accordingly, no federal and state tax provision has been provided for the three months ended June 30, 1998 other than certain state minimum taxes based on income.

     The Company's provision for income taxes (benefit) consists of the applicable amounts based on Robbins' result of operations and was as follows (in 000's):

                             YEAR ENDED        SIX MONTHS
                            DECEMBER 31,          ENDED
                         ------------------     JUNE 30,
                          1997       1996         1997
                         ------   ---------   ------------
                                               (Unaudited)
  Deferred ..........
  Federal ............    $50       $ (50)         $33
  State ..............     30         (30)          19
                          ---       -----          ---
                          $80       $ (80)         $52
                          ===       =====          ===

     A reconciliation from the provision for income taxes based on the federal statutory rate of 15% to the actual rate follows:

                                                                      YEAR ENDED
                                                                     DECEMBER 31,           SIX MONTHS
                                                                -----------------------        ENDED
                                                                   1997         1996       JUNE 30, 1997
                                                                ----------   ----------   --------------
                                                                                            (Unaudited)
   Statutory rate applied to income before income taxes......       15.0%        15.0%          15.0%
   State income taxes, net of federal income tax benefit.....        7.5          7.5            7.5
   Income from non-taxable entities .........................      (12.6)        (8.4)         (11.9)
   Other non-deductible expenses ............................        0.5          0.5            0.4
   Other, net ...............................................        5.5         (3.8)           2.8
                                                                   -----         ----          -----
                                                                    15.9%        10.8%          13.8%
                                                                   =====         ====          =====

     The Company's deferred tax assets as of December 31, 1996 was principally comprised of deferred revenue.

6. DEFERRED REVENUE

     Deferred revenue consists of advances from television networks and production companies for services not yet rendered.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

7.  COMMITMENT AND CONTINGENCIES

     The Company rents its office facilities on a month-to-month basis from an entity controlled by Messrs. Tollin and Robbins, the owners of the building. The monthly rent is $3,750.


8. YEAR 2000 (UNAUDITED)

     Until recently, computer programs were written to store only two digits of date-related information in order to more efficiently handle and store data. Such programs are unable to properly distinguish between the year 1900 and the year 2000. This situation is frequently referred to as the "Year 2000 problem." The Company believes that all of its own computer software is year 2000 compliant and that it will not need to make significant modifications or replacements to its software so that its computer systems will function properly with respect to dates in the year 2000 and beyond.